As filed with the US Securities and Exchange Commission on January 28, 2026

Registration No. 333-292013

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ADVASA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	7372	39-3819559
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

ADVASA HOLDINGS, INC.

1-2-7 Moto-Akasake

Minato-ku, Tokyo, 107-0051 Japan

Telephone: +81-3-6868-5538

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Corporate Creations Network Inc.

1521 Concord Pike, Suite 201

Wilmington, Delaware 19803

Telephone: (302) 351-3367

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Laura Anthony, Esq. Craig D. Linder, Esq. Anthony, Linder & Cacomanolis, PLLC 1700 Palm Beach Lakes Blvd., Suite 820 West Palm Beach, Florida 33401 Telephone: (561) 514-0936	M. Ali Panjwani, Esq. Pryor Cashman LLP 7 Times Square, 40th Floor New York, NY 10036 Telephone: (212) 351-2626

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This registration statement on Form F-1 (File No. 333-292013) contains disclosure that will be circulated as two separate final prospectuses, as set forth below.

●	Public offering prospectus. A prospectus (the “Public Offering Prospectus”) to be used for the public offering of _____ shares of common stock of Advasa Holdings, Inc. (“Advasa,” “we,” “us,” “our,” or the “Company”) by us, based on the assumed initial public offering price of $_________ per share, which is the low end of the estimated initial public offering price range between $____ and $____ per share, through the underwriter named on the cover page thereon (the “Public Offering Common Stock”).

●	Resale prospectus. A prospectus (the “Resale Prospectus”) to be used for the offer and potential resale by the selling shareholders, Taiji Ito, Spirit Advisors LLC, Atsushi Saisho, and Anthony, Linder & Cacomanolis, PLLC (the “Selling Shareholders”), of 3,000,000 shares of common stock of the Company (the “Resale Shares”), based on the assumed initial public offering price of $______ per share.

The Resale Prospectus is substantively identical to the Public Offering Prospectus, except for the following distinctions:

●	it contains different front and back cover pages; among other things, the identification of the underwriter and related compensation for the Public Offering Common Stock will only be included in the Public Offering Prospectus and the Resale Shares will be listed on the front cover of the Resale Prospectus without identification of the underwriter and related compensation information;

●	it contains a different section in the Prospectus Summary captioned “The Offering” relating to the offering of the Public Offering Common Stock and the Resale Shares, as applicable; such Offering section included in the Public Offering Prospectus will summarize the offering of the Public Offering Common Stock and such Offering section included in the Resale Prospectus will summarize the offering of the Resale Shares;

●	it contains a different “Use of Proceeds” section, with the Use of Proceeds section included in the Resale Prospectus only indicating that the Registrant will not receive any proceeds from the sale of the Resale Shares by the Selling Shareholders that occur pursuant to this registration statement;

●	it does not contain the Capitalization and Dilution sections included in the Public Offering Prospectus;

●	all references in the Public Offering Prospectus to “this offering” or “this initial public offering” will be changed to “our initial public offering” and/or “the IPO,” defined as the underwritten initial public offering of our common stock, in the Resale Prospectus;

●	all references in the Public Offering Prospectus to “underwriters” will be changed to “underwriters of the IPO” in the Resale Prospectus;

●	the ownership percentages described in the Public Offering Prospectus will be adjusted in the Resale Prospectus to reflect the common stock sold in our initial public offering;

●	a “Selling Shareholders” section is included in the Resale Prospectus;

●	the “Underwriting” section from the Public Offering Prospectus is not included in the Resale Prospectus and the “Plan of Distribution” section is included only in the Resale Prospectus; and

●	the Legal Matters section deletes the reference to counsel for the underwriter.

The Registrant has included in this registration statement a set of alternate pages after the back-cover page of the Public Offering Prospectus (the “Alternate Pages”) to reflect the foregoing differences in the Resale Prospectus as compared to the Public Offering Prospectus. The Public Offering Prospectus will exclude the Alternate Pages in connection with the public offering by the Registrant. The Resale Prospectus will be substantively identical to the Public Offering Prospectus except for the addition or substitution of the Alternate Pages and will be used for the resale offering by the Selling Shareholders (it being understood that none of the common stock being registered for resale by the selling shareholders in the Resale Prospectus may be sold prior to the closing of our initial public offering under the Public Offering Prospectus, and only then in compliance with applicable laws, rules and regulations).

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JANUARY 28, 2026

Shares of Common Stock

Advasa Holdings, Inc.

This is a firm commitment initial public offering of common stock, par value $0.00001 per share (“Common Stock”), of Advasa Holdings, Inc. Prior to the offering, there has been no public market for our Common Stock. We expect the initial public offering price to be between $____ and $____ per share. We are also registering 3,000,000 shares of Common Stock (the “Resale Shares”) for resale by Taiji Ito, Spirit Advisors LLC, Atsushi Saisho and Anthony, Linder & Cacomanolis, PLLC (the “Selling Shareholders”), pursuant to the prospectus to be used for the offering and potential resale of the Resale Shares (the “Resale Prospectus”). This prospectus will not be used for the offering of Resale Shares, and the Resale Prospectus will not be used for this initial public offering.

The sale of the Resale Shares in the resale offering will occur only after the closing of the initial public offering under the prospectus to be used for the public offering of Common Stock (the “Public Offering Prospectus”). The sales price to the public of the Resale Shares will initially be fixed at the same initial public offering price of the Common Stock offered in this prospectus. Following listing of our Common Stock on the Nasdaq Capital Market, the Selling Shareholders will be offering the Resale Shares pursuant to the Resale Prospectus at prevailing market prices, prices related to prevailing market prices, or privately negotiated prices. We will not receive any of the proceeds from the sale of the Common Stock shares by the Selling Shareholders.

We intend to apply to list our Common Stock on The Nasdaq Capital Market (the “Nasdaq”) under the symbol “ADBT” and this offering is contingent on the listing of our Common Stock on the Nasdaq.

Unless otherwise noted, the share and per share information in this prospectus have been adjusted to give effect to the ten-for-one (10-for-1) forward stock split (“Forward Stock Split”) of our outstanding common stock, which was effective on December 4, 2025.

We are an “emerging growth company” under the federal securities laws and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary—Implications of Being an Emerging Growth Company and a Smaller Reporting Company.”

We are a holding company and conduct our business through our operating subsidiaries in the United States and Japan.

Investing in our Common Stock involves a high degree of risk. Before buying any shares, you should carefully read the discussion of the material risks of investing in our Common Stock under the heading “Risk Factors” beginning on page 12 of this prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per share	Total
Initial public offering price	$	$
Underwriting discounts and commissions (1)	$	$
Proceeds, before expenses, to us	$	$

(1)	This table does not include a non-accountable expense allowance equal to 1% of the gross proceeds of this offering payable to the underwriters. For a description of the other compensation to be received by the underwriter, see “Underwriting” beginning on page 77 .

We have granted a 45-day option to the Representative to purchase up to ______ additional shares of Common Stock from us solely to cover over-allotments, if any.

Delivery of the shares of Common Stock is expected to be made on or about __________, 2026.

Spartan Capital Securities, LLC

The date of this prospectus is                 , 2026

You should rely only on the information contained in this prospectus and any free writing prospectus we may authorize to be delivered or made available to you. We have not, and the underwriters have not, authorized anyone to provide you with additional or different information from that contained in this prospectus and any free writing prospectus we have authorized. We and the underwriters take no responsibility for and can provide no assurance as to the reliability of any other information that others may give you. We are offering to sell, and seeking offers to buy, shares of Common Stock only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Common Stock. Our business, financial condition, results of operations and prospects may have changed since that date. We undertake no obligation to update these statements to reflect subsequent events or circumstances, except as required by law. We acknowledge that we are responsible for updating this prospectus and any prospectus supplement to include all material information to the extent required by law.

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. “Risk Factors” and “Special Note Regarding Forward-Looking Statements” contain additional information regarding these risks.

For investors outside the United States: We have not, and the underwriters have not, done anything that would permit this offering, or possession or distribution of this prospectus, in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, this offering of the shares of Common Stock and the distribution of this prospectus outside of the United States. See “Underwriting.”

DEALER PROSPECTUS DELIVERY OBLIGATION

Through and including                  , 2026 (the 25th day after the date of the prospectus), all dealers that affect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

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MARKET AND INDUSTRY DATA

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate is based on information from independent industry and research organizations, other third-party sources (including industry publications, surveys and forecasts), and management estimates. Management estimates are derived from publicly available information released by independent industry analysts and third-party sources, as well as data from our internal research, and are based on assumptions made by us upon reviewing such data and our knowledge of such industry and markets which we believe to be reasonable. Any industry forecasts are based on data (including third-party data), models and experience of various professionals and are based on various assumptions, all of which are subject to change without notice. Although we are responsible for all of the disclosures contained in this prospectus and we believe the data from these third-party sources are reliable as of their respective dates, neither we nor the underwriters have independently verified the accuracy or completeness of this information. In addition, projections, assumptions and estimates of the future performance of the industry in which we operate, and our future performance are necessarily subject to uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and “Special Note Regarding Forward-Looking Statements.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

TRADEMARKS, SERVICE MARKS AND TRADE NAMES

We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or food products in this prospectus is not intended to imply a relationship with, or endorsement or sponsorship by, these other parties. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks, service marks and trade names.

BASIS OF PRESENTATION

Certain monetary amounts, percentages and other figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be the arithmetic aggregation of the figures that precede them, and figures expressed as percentages in the text may not total 100% or, as applicable, when aggregated may not be the arithmetic aggregation of the percentages that precede them.

In this prospectus, “Advasa,” “we,” “us,” “our,” and the “Company” refer to Advasa Holdings, Inc., a Delaware corporation, and its subsidiaries unless expressly indicated or the context otherwise requires. “Advasa (Japan)” refers to Advasa Co., Ltd., a Japanese corporation and a 96.6% owned subsidiary of Advasa Holdings, Inc.

The terms “yen” and “¥” refers to Japanese Yen, the lawful currency of Japan, and the terms “dollar” or “$” refer to U.S. dollars, the lawful currency of the United States. Unless otherwise indicated, U.S. dollar translations of yen amounts presented in this prospectus are translated using the rate of 149.90 yen to $1.00, which was the foreign exchange rate on March 31, 2025 as reported by the Board of Governors of the Federal Reserve System (which we refer to as the “U.S. Federal Reserve”) in its weekly release on April 7, 2025. Historical and current exchange rate information may be found at www.federalreserve.gov/releases/h10/.

Our fiscal year begins on April 1 and ends on March 31. Our financial statements are prepared in U.S. dollars and in accordance with accounting principles generally accepted in the United States (“GAAP”).

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PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in this prospectus and is qualified in its entirety by the more detailed information and financial statements and related notes included elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our Common Stock. You should read this entire prospectus carefully, especially the matters set forth under the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” sections of this prospectus and our financial statements and related notes appearing elsewhere in this prospectus, before making an investment decision. All figures are in U.S. dollars, unless otherwise stated.

Unless otherwise noted, the share and per share information in this prospectus reflects a forward stock split of our outstanding common stock at a ten for one (10-for-1) ratio (“Forward Stock Split”), which was effected on December 4, 2025.

Company Overview

Advasa Holdings, Inc., a Delaware corporation, was formed on February 4, 2025 for the purpose of being a holding company for Advasa Co., Ltd., a Japanese corporation (“Advasa (Japan)”), with its headquarters in Tokyo, Japan.

We are a financial technology and services company focused on improving the way employees access and manage their income. Our core product, the “FUKUPE” platform, is a patented Earned Wage Access (EWA) solution that allows employees to access their earned wages in real time, rather than waiting for a traditional payday. This service provides workers with greater financial flexibility, while integrating seamlessly with employers’ existing HR and payroll systems. Importantly, our solution requires no operational burden or funding obligation on the part of the employer.

FUKUPE is available through digital channels including mobile wallets, prepaid cards, and direct bank transfers, thanks to partnerships with financial institutions and global payment networks. The platform is supported by a portfolio of nine issued patents in key markets including the United States, Japan, and South Korea, with patent filings in 16 additional jurisdictions. Our intellectual property strategy allows us to commercialize our technology through both direct services and licensing, while also pursuing enforcement actions when necessary.

Our platform is delivered as a hosted, cloud-based service operated on our systems. Customers do not receive a license to install, download, or host our software on their own infrastructure. Instead, customers access our platform through secure connectivity to our hosted environment for the duration of their subscription.

Our platform is currently live in Japan, and we are preparing market launches in Indonesia and the United Arab Emirates. Our expansion strategy is focused on tailoring business models to local regulations and customer needs.

We believe that the addressable market for EWA and adjacent financial services is substantial. Reports from industry analysts and global research firms indicate rapid growth in the EWA sector, driven by demand from both employees and employers seeking more flexible payroll solutions. In parallel, over 1.7 billion people globally lack access to basic financial services, presenting a long-term opportunity for inclusive, digitally enabled financial platforms like ours.

We operate in a competitive environment that includes traditional banks, digital lenders, payroll service providers, and other EWA platforms. However, we believe we are differentiated by our proprietary technology, our adaptable business model, and our focus on building localized, compliant solutions in key international markets. Our partnerships with financial institutions, card issuers, and fintech providers further strengthen our position and enable efficient delivery of services.

For the years ended March 31, 2025 and 2024, we generated revenues of $10,044,000 and $10,524,000, respectively, we reported net income of $1,179,000 and $(33,000), respectively, and cash flow provided by operating activities of $4,723,000 and cash flow used in operating activities of $(13,987,000), respectively. For the six months ended September 30, 2025 and 2024, we generated revenues of $11,731,000 and $82,000, respectively, we reported net income of $4,867,000 and net loss of $336,000, respectively, and cash flow provided by operating activities of $1,879,000 and cash flow used in operating activities of $455,000, respectively. As of September 30, 2025, we had an accumulated deficit of $8,581,000 and working capital of $20,646,000.

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Corporate Structure

The following diagram depicts our organization structure prior to this offering:

The following diagram depicts our organization structure following this offering (assuming no exercise of the overallotment option):

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Risk Factors Summary

Investing in our Common Stock involves significant risks. You should carefully consider the risks described in “Risk Factors” before making a decision to invest in our Common Stock. If any of these risks actually occur, our business, financial condition and results of operations would likely be materially adversely affected. In such a case, the trading price of our Common Stock would likely decline, and you may lose all or part of your investment. In reviewing this prospectus, we stress that past experience is no indication of future performance, and “Special Note Regarding Forward-Looking Statements” contains a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this prospectus. Below is a summary of some of the significant risks we face:

Risks Related to Our Business and Industry

●	If the information provided to us by customers or other third parties is incorrect or fraudulent, we may misjudge a customer’s qualifications to receive our products and services and our results of operations may be harmed and could subject us to regulatory scrutiny or penalties.

●	If we are unable to acquire, engage and retain customers and clients or sell additional functionality, products and services to them on our platform, our business will be adversely affected.

●	We rely on a variety of funding sources to support our business model. If our existing funding arrangements are not renewed or replaced or our existing funding sources are unwilling or unable to provide funding to us on terms acceptable to us, or at all, it could have a material adverse effect on our business, financial condition, results of operations and cash flows.

●	We receive funds from, and transfer funds to, thousands of people on a daily basis, which in the aggregate comprise substantial sums, and are subject to the risk of errors, which could result in financial losses, damage to our reputation, or loss of trust in our platform and brand, which would harm our business and financial results.

●	Currently, substantially all of our revenue is derived from a single loan product, and we are thus particularly susceptible to fluctuations in the unsecured personal loan market.

●	Defects or disruptions in our services could diminish demand for our services and subject us to substantial liability.

●	Negative publicity could adversely affect our business and operating results.

●	We may be unable to sufficiently obtain, maintain, protect or enforce our intellectual property and other proprietary rights, which could reduce the value of our platform, products, services and brand, impair our competitive position and cause reputational harm.

●	Our concentration of business in Japan poses risks to our operations and financial condition.

●	We are exposed to foreign currency fluctuations in the yen/dollar exchange rate.

●	We are exposed to fluctuations in currency exchange rates that have in the past and could in the future negatively impact our financial results and cash flows from changes in the value of the U.S. Dollar versus local currencies.

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●	Our business has been, and may continue to be, adversely affected by economic conditions and other factors that we cannot control.

●	Decreased demand for loans, including as a result of increased savings or income, could result in a loss of revenues or decline in profitability if we are unable to successfully adapt to such changes.

●	We may be unsuccessful in managing the effects of changes in the cost of capital on our business.

●	The industries in which we operate are highly competitive, which could adversely affect our results of operations.

●	In order to remain competitive and to continue to increase our revenues and earnings, we must continually and quickly update our services, a process that could result in higher costs and the loss of revenues, earnings and customers if the new services do not perform as intended or are not accepted in the marketplace.

●	Our inability to protect our systems and data from continually evolving cybersecurity threats or other technological risks could adversely affect our ability to deliver our services; damage our reputation among our customers, card issuers, financial institutions, card networks, partners and cardholders; adversely affect our continued card network registration or membership and financial institution sponsorship; and expose us to penalties, fines, liabilities, legal claims and defense costs.

●	Extensive regulation and changes in legislation can impact profitability and growth.

●	Our business is subject to extensive regulation in the jurisdictions in which we conduct our business.

●	Software and hardware defects, failures, undetected errors and development delays could affect our ability to deliver our services, damage customer relations, expose us to liability and have an adverse effect on our business, financial condition and results of operations.

●	The success of our business depends in part on effective information technology systems, on continuing to develop and implement improvements in technology, and on successful execution of revenue growth and expense management initiatives.

●	We may not be able to scale our business on a timely basis to meet our customers’ growing needs, and if we are not able to grow efficiently, our operating results could be harmed.

●	If we fail to effectively manage our growth, our business, financial condition and results of operations could be adversely affected.

●	Our projections are subject to significant risks, assumptions, estimates and uncertainties. As a result, our projected revenues, market share, expenses and profitability may differ materially from our expectations.

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Risks Related to Management and Employees

●	If the voting power of our capital stock continues to be highly concentrated, it may prevent you and other minority stockholders from influencing significant corporate decisions and may result in conflicts of interest.

●	We depend on our senior management team and other key employees, and the loss of one or more key personnel or an inability to attract, hire, integrate and retain highly skilled personnel could have an adverse effect on our business, financial condition or results of operations.

●	We will incur increased costs as a result of being a public company.

●	Our management does not have experience managing a U.S. public company and our current resources may not be sufficient to fulfill our public company obligations.

Risks Related to Legal, Regulatory, Environmental, and Tax

●	Our business is subject to government regulation and oversight. Any new implementation of or changes made to laws, regulations or other industry standards affecting our business in any of the geographic regions in which we operate may require significant development and compliance efforts or have an unfavorable effect on our ability to continue to offer certain services, which could adversely affect our business, financial condition, results of operations and cash flows.

●	Tax rates may change.

●	New or revised tax regulations, unfavorable resolution of tax contingencies or changes to enacted tax rates could adversely affect our tax expense.

●	Our risk management policies and procedures may not be fully effective in mitigating our risk exposure in all market environments or against all types of risk.

General Risks

●	We are a holding company and depend upon our operating subsidiaries for our cash flows.

●	If we are unable to implement and maintain effective internal control over financial reporting in the future, investors may lose confidence in the accuracy and completeness of our financial reports and have an adverse effect on the value of our securities.

●	Changes to accounting rules or regulations may adversely affect our business, financial condition or results of operations.

●	As an emerging growth company, our auditor will not be required to attest to the effectiveness of our internal controls.

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●	Our ability to raise capital in the future may be limited, and our failure to raise capital when needed could prevent us from growing.

●	We are an “emerging growth company,” and we cannot be certain if the reduced reporting and disclosure requirements applicable to emerging growth companies will make our Common Stock less attractive to investors.

●	We believe we will be considered a smaller reporting company and will be exempt from certain disclosure requirements, which could make our Common Stock less attractive to potential investors.

●	The certificate of incorporation and bylaws provides that state or federal court located within the state of Delaware will be the sole and exclusive forum for substantially all disputes between us and our shareholders, which could limit its stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or other employees.

●	By purchasing Common Stock in this offering, you are bound by the fee-shifting provision contained in our bylaws, which may discourage you to pursue actions against us and could discourage shareholder lawsuits that might otherwise benefit us and our shareholders.

Risks Related to This Offering and Ownership of Our Common Stock

●	Once our Common Stock is listed on the Nasdaq Capital Market, there can be no assurance that we will be able to comply with Nasdaq Capital Market’s continued listing standards.

●	The price of our Common Stock could be subject to rapid and substantial volatility.

●	The market price of our Common Stock may be volatile, and you could lose all or part of your investment.

●	If securities or industry analysts do not publish research or reports, or if they publish adverse or misleading research or reports, regarding us, our business or our market, our stock price and trading volume could decline.

●	Our management team will have immediate and broad discretion over the use of the net proceeds from this offering and we may use the net proceeds in ways with which you disagree.

●	If we are unable to obtain additional funding when needed, our business operations will be harmed, and if we do obtain additional financing, our then-existing shareholders may suffer substantial dilution.

●	Our Common Stock may be subject to the “penny stock” rules in the future. It may be more difficult to resell securities classified as “penny stock.”

●	You will experience immediate and substantial dilution as a result of this offering and may experience additional dilution in the future.

●	Shares eligible for future sale may adversely affect the market.

●	Anti-takeover provisions contained in our certificate of incorporation and bylaws, as well as provisions of Delaware law, could impair a takeover attempt.

●	Provisions in our charter documents and Delaware law may delay or prevent our acquisition by a third party.

●	We have never paid dividends on our Common Stock and have no plans to do so in the future.

●	We will indemnify and hold harmless our officers and directors to the maximum extent permitted by Delaware law.

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Implications of Being an Emerging Growth Company and a Smaller Reporting Company

As a company with less than $1.235 billion in revenues during our last fiscal year, we qualify as an emerging growth company as defined in the Jumpstart Our Business Startups Act enacted in 2012 (the “JOBS Act”). As an emerging growth company, we expect to take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure in this prospectus;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended;

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our consolidated financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We may use these provisions until the last day of our fiscal year following the fifth anniversary of the completion of this offering. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.235 billion or we issue more than $1.07 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period.

To the extent that we continue to qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an emerging growth company may continue to be available to us as a smaller reporting company, including: (i) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act; (ii) scaled executive compensation disclosures; and (iii) the requirement to provide only two years of audited financial statements, instead of three years.

Corporate Information

We are currently incorporated and in good standing in the State of Delaware where we were formed on February 4, 2025. We conduct business activities principally through our 96.6% owned subsidiary, Advasa Co., Ltd., a Japanese corporation (“Advasa (Japan)”), which was established in Japan in 2017 and acquired by us on August 29, 2025. Our principal executive offices are located at 1-2-7 Motoakasake, Minato-ku, Tokyo, 107-0051 Japan, and our telephone number is +81-3-6868-5538. Our website address is https://www.advasa.co.jp. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our Common Stock.

Stock Splits

On November 20, 2025, our board of directors and shareholders holding a majority of the voting power of our issued and outstanding voting capital stock approved the forward stock split in a ratio of 10-for-1. On December 4, 2025, we filed a certificate of amendment to our Certificate of Incorporation, as amended (the “Certificate of Incorporation”), implementing the stock split in a ratio of 10-for-1, effective December 4, 2025.

Except as otherwise indicated, all references to our common stock, share data, per share data and related information has been adjusted for the forward stock split ratio of 10-for-1 (“Forward Stock Split”) as if it had occurred at the beginning of the earliest period presented. The Forward Stock Split, split each share of our outstanding common stock into ten shares of common stock, each without any change in the par value per share, and the Forward Stock Split adjusted, among other things, the exercise rate of our warrants and options into our common stock. No fractional shares were issued in connection with the Forward Stock Split, and any fractional shares resulting from the Forward Stock Split were rounded up to the nearest whole share.

8

THE OFFERING

Securities offered by us:	_________ shares of Common Stock (or _________ shares if the Representative exercises its over-allotment option in full).

Public offering price:	We expect the initial public offering price to be between $____ and $____ per share. For purposes of this prospectus, the assumed initial public offering price per share is $____, the midpoint of the anticipated price range set forth on the cover page of this prospectus.

Over-allotment option:	We have granted to the Representative an option to purchase up to an additional _______ shares of Common Stock exercisable solely to cover over-allotments, if any, at the applicable public offering price less the underwriting discounts and commissions shown on the cover page of this prospectus. The Representative may exercise this option in full or in part at any time and from time to time until 45 days after the date of this prospectus.

Common stock outstanding before this offering:	485,469,380 shares of Common Stock. (1)

Common stock to be outstanding after this offering:	_________ shares of Common Stock. If the Representative’s over-allotment option is exercised in full, the total number of shares of Common Stock outstanding immediately after this offering would be _________. (1)

Use of proceeds:	We expect to receive net proceeds from this offering of $_______ (or $________ if the Representative exercises in full its over-allotment option) after deducting estimated underwriting discounts and commissions 8% of the gross proceeds of the offering) of $________ (or $_______ if the Representative exercises in full its over-allotment option) and after our offering expenses, estimated at $_______ (or $________ if the Representative exercises in full its over-allotment option), the assumed initial public offering price per share is $____, the midpoint of the anticipated price range set forth on the cover page of this prospectus. We intend to use the net proceeds from this offering to fund development of technology, capital investments, working capital and general corporate purposes. See “Use of Proceeds.”

Risk factors:	See “Risk Factors” beginning on page 12 of this prospectus for a discussion of some of the factors you should carefully consider before deciding to invest in our Common Stock.

Listing:	We intend to apply to list our Common Stock on Nasdaq under the symbol “ADBT.” No assurance can be given that our application will be approved. The approval of our listing on Nasdaq is a condition of closing this offering.

Lock-Ups:	We, our directors and our officers have agreed not to sell, transfer or dispose of any shares or similar securities for _____ months after the date of this prospectus. Our shareholders have agreed not to sell, transfer or dispose of any shares or similar securities for ____ months after the date of this prospectus. For additional information regarding our arrangement with the underwriters, please see “Underwriting.”

Stock Split:

On November 20, 2025, our board of directors and shareholders holding a majority of the voting power of our issued and outstanding voting capital stock approved the forward stock split in a ratio of 10-for-1. On December 4, 2025, we filed a certificate of amendment to our Certificate of Incorporation, as amended (the “Certificate of Incorporation”), implementing the stock split in a ratio of 10-for-1, effective December 4, 2025.

Except as otherwise indicated, all references to our common stock, share data, per share data and related information has been adjusted for the forward stock split ratio of 10-for-1 (“Forward Stock Split”) as if it had occurred at the beginning of the earliest period presented.

(1) The number of shares of our Common Stock to be outstanding after this offering is based on 485,469,380 shares of our Common Stock outstanding as of January 28, 2026.

Unless we indicate otherwise, all information in this prospectus includes the following information as of January 28, 2026:

●	give pro forma effect to the Forward Stock Split of our outstanding shares of common stock, options and warrants and the corresponding adjustment of all common stock price per share and stock option and warrant exercise price data, except for the financial statements and the notes thereto;

●	based on 485,469,380 shares of Common Stock issued and outstanding;

●	assumes no exercise by the Representative of its option to purchase up to an additional _______ shares of Common Stock to cover over-allotments, if any; and

●	excludes 72,000,000 shares of Common Stock reserved for future issuance under the Advasa Holdings, Inc. 2025 Equity Incentive Plan (the “Plan”).

9

SUMMARY HISTORICAL FINANCIAL AND OPERATING DATA

The following table summarizes our historical financial and operating data for the periods and as of the dates indicated. The statements of income data for the year ended March 31, 2025, and March 31, 2024 and the balance sheet data as of March 31, 2025, and March 31, 2024 have been derived from our audited financial statements included elsewhere in this prospectus. The statements of income data for the six months ended September 30, 2025 and September 30, 2024 and the balance sheet data as of September 30, 2025 and September 30, 2024 have been derived from our unaudited interim financial statements included elsewhere in this prospectus. The financial data presented includes all normal and recurring adjustments that we consider necessary for a fair presentation of the financial position and results of operations for such periods.

The historical results presented below are not necessarily indicative of the results to be expected for any future period. This information should be read in conjunction with “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited financial statements and the related notes included elsewhere in this prospectus.

(amounts in thousands, except share and per share data)	Fiscal Years Ended March 31,
	2025($)	2024($)
Revenues
Earned Wage Access services	13	16
Subscription services	3,671	8,595
Software maintenance	6,360	1,913
Total Revenues	10,044	10,524
Cost of revenues	7,756	9,173
Gross Profit	2,288	1,351
Operating expenses:
Selling, General and Administrative Expenses	969	1,234
Depreciation expenses	2	2
Total operating expenses	971	1,236
Income from operations	1,317	115
Other income (expenses), net	1	1
Interest expenses	(148)	(149)
Income (Loss) before income taxes	1,170	(33)
Provision for income taxes	197	-
Net Income (Loss)	973	(33)

10

(amounts in thousands, except share and per share data)	Six Months Ended September 30, (Unaudited)
	2025($)	2024($)
Revenues
Earned Wage Access services	6	7
Subscription services	1,145	-
Software maintenance	10,580	75
Total Revenues	11,731	82
Cost of revenues	4,051	87
Gross Profit (Loss)	7,680	(5)
Operating expenses:
Selling, General and Administrative Expenses	593	252
Depreciation expenses	1	1
Total operating expenses	594	253
Income (Loss) from operations	7,086	(258)
Other income, net	6	-
Interest expenses	(76)	(78)
Income (Loss) before income taxes	7,016	(336)
Provision for income taxes	2,149	-
Net Income (Loss)	4,867	(336)

(amounts in thousands)	As of September 30, 2025
	Actual	As Adjusted(1)
	(Unaudited)
Balance Sheet Data:
Cash and cash equivalents	$7,003	$
Total assets	37,775
Total liabilities	31,204
Accumulated deficit	(8,581)
Total stockholder’s equity	$6,155	$

(1)	On an as adjusted basis to give effect to the sale of __________ shares of Common Stock in this offering at an assumed initial public offering price of $_____ (the midpoint of the price range set forth on the cover page of this prospectus) after deducting estimated underwriting discounts and estimated offering expenses payable by us, and the application of the net proceeds thereof.

11

RISK FACTORS

An investment in our securities carries a significant degree of risk. You should carefully consider the following risks, as well as the other information contained in this prospectus, including our historical financial statements and related notes included elsewhere in this prospectus, before you decide to purchase our securities. Any one of these risks and uncertainties has the potential to cause material adverse effects on our business, prospects, financial condition and operating results which could cause actual results to differ materially from any forward-looking statements expressed by us and a significant decrease in the value of our common shares. Refer to “Special Note Regarding Forward-Looking Statements.”

We may not be successful in preventing the material adverse effects that any of the following risks and uncertainties may cause. These potential risks and uncertainties may not be a complete list of the risks and uncertainties facing us. There may be additional risks and uncertainties that we are presently unaware of, or presently consider immaterial, that may become material in the future and have a material adverse effect on us. You could lose all or a significant portion of your investment due to any of these risks and uncertainties.

Risks Related to Our Business and Industry

If the information provided to us by customers or other third parties is incorrect or fraudulent, we may misjudge a customer’s qualifications to receive our products and services and our results of operations may be harmed and could subject us to regulatory scrutiny or penalties.

Our decisions to provide many of our products and services to customers are based partly on information that they provide to us or authorize us to receive. Specifically, with respect to FUKUPE, we remit funds to the customer based off of the data that is provided by the employer. To the extent that these customers or third parties provide information to us in a manner that are inaccurate, our decisioning process may not accurately reflect the associated risk. In addition, data provided by third-party sources is a component of our credit decisions and this data may contain inaccuracies. This may result in the inability to either approve otherwise qualified applicants or rejected otherwise unqualified applicants through our platform or accurately analyze the applicant, which may adversely impact our business and negatively impact our reputation.

In addition, there is risk of fraudulent activity associated with our business, including as a result of the service providers and other third parties who handle customer information on our behalf. We rely on the customer’s database and payroll system to authenticate the identity of each employee, their pay rate, and their hours. However, these systems may fail from time to time and fraud, which may be significant, may occur in the future. Should fraud occur through our platform, we may not be able to recoup funds associated with our products and services made in connection with inaccurate statements, omissions of fact or fraud, in which case our revenue, results of operations and profitability will be harmed. High profile fraudulent activity or significant increases in fraudulent activity could also lead to regulatory intervention, negative publicity and the erosion of trust from our customers, which could negatively impact our results of operations, brand and reputation, and require us to take steps to reduce fraud risk, which could increase our costs.

If we are unable to acquire, engage and retain customers and clients or sell additional functionality, products and services to them on our platform, our business will be adversely affected.

In order to grow our business and increase our revenue, we must continue to acquire new customers, engage and retain existing customers, and expand our customers’ use of our platform by cross-selling additional functionality, products and services to them, particularly as a significant portion of the revenue we generate in our business is derived from transaction-based fees, whether the fees are derived from the employee or the company/employer. In addition, our ability to sell additional functionality, products and services to our existing customers and clients may require more sophisticated and costly development, sales or engagement efforts and could be impaired for a variety of reasons, including adverse reaction to changes in the pricing of our products or services, increases in costs we incur to offer our products or services, general economic conditions and/or the other risks described herein in this “Risk Factors” section. If our efforts to sell additional functionality, products and services to our customers and clients are not successful, our business and growth prospects would suffer. In addition, if our customers reduce their usage of our platform or if we lose customers, our revenue and other operating results will decline, and our business would be adversely affected.

12

As the market for our platform matures, or as new or existing competitors introduce new products, services or functionality that compete with ours, we may experience pricing pressure and may be unable to retain current customers and clients or attract new customers at consistent prices within our operating budget. Our pricing strategy may prove to be unappealing to our customers, and our competitors could choose to bundle certain products and services that are competitive with ours. If this were to occur, it is possible that we would have to change our pricing strategies or reduce our prices, which could harm our business, financial condition, results of operations and cash flow.

We rely on a variety of funding sources to support our business model. If our existing funding arrangements are not renewed or replaced or our existing funding sources are unwilling or unable to provide funding to us on terms acceptable to us, or at all, it could have a material adverse effect on our business, financial condition, results of operations and cash flows.

To support the origination of cash advances, loans, and other receivables on our platform and the growth of our business, we must maintain a variety of funding arrangements. We cannot guarantee that we will be able to extend or replace our existing funding arrangements at maturity on reasonable terms or at all. For example, disruptions in the credit markets or other factors, such as the high inflation and interest rate environment in 2024 and to date in 2025, could adversely affect the availability, diversity, cost and terms of our funding arrangements. In addition, our funding sources may reassess their exposure to our industry or our business, including as a result of any significant underperformance of the consumer receivables facilitated through our platform or regulatory developments, in particular regarding EWA products, that impose significant requirements on, or increase potential risks and liabilities related to, the consumer receivables facilitated through our platform, and fail to renew or extend facilities or impose higher costs to access our funding. If our existing funding arrangements are not renewed or replaced or our existing funding sources are unwilling or unable to provide funding on terms acceptable to us, or at all, we would need to secure additional sources of funding or reduce our operations significantly, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Further, as the volume of consumer receivables facilitated through our platform increases and in order to support future business growth, we may require the expansion of our funding capacity under our existing funding arrangements or the addition of new sources of capital. We may also change our funding strategy over time depending on the attractiveness and availability of alternative funding structures.

The availability and diversity of new funding arrangements depends on various factors and are subject to numerous risks, many of which are outside of our control. In the event of a sudden or unexpected shortage of funds in the financial system, we may not be able to maintain necessary levels of funding without incurring high funding costs or a reduction in the term or size of funding instruments. In such a case, if we are unable to arrange new or alternative methods of financing on favorable terms, we would have to reduce our transaction volume or otherwise inhibit our business growth, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

The agreements governing our funding arrangements require us to comply with certain covenants. A breach of such covenants or other events of default under our funding agreements could result in the reduction or termination of our access to such funding, could increase our cost of such funding or, in some cases, could give our lenders the right to require repayment of the loans prior to their scheduled maturity. Certain of these covenants and restrictions limit our and our subsidiaries’ ability to, among other things: incur additional indebtedness; create liens on certain assets; pay dividends on or make distributions in respect of their capital stock or make other restricted payments; consolidate, merge, sell, or otherwise dispose of all or substantially all of their assets; purchase or otherwise acquire assets or equity interests; modify organizational documents; enter into certain transactions with their affiliates; enter into restrictive agreements; engage in other business activities; and make investments.

13

Our platform may facilitate the transfer of funds to thousands of people on a daily basis, which in the aggregate comprise substantial sums, and are subject to the risk of errors, which could result in financial losses, damage to our reputation, or loss of trust in our platform and brand, which would harm our business and financial results.

Our business is subject to the risk of financial losses as a result of operational errors, software defects, service disruption, employee misconduct, security breaches, or other similar actions or errors on our platform. Software errors in our platform and operational errors by our employees may also expose us to losses. Moreover, our trustworthiness and reputation are fundamental to our business. The occurrence of any operational errors, software defects, service disruption, employee misconduct, security breaches, or other similar actions or errors on our platform could result in financial losses to our business and our customers, loss of trust, damage to our reputation, or termination of our agreements with strategic partners, each of which could result in loss of customers, lost or delayed market acceptance and sales of our products and services; legal claims against us; regulatory enforcement action; or diversion of our resources, including through increased service expenses or financial concessions, and increased insurance costs. There can be no assurance that our insurance will cover losses or our coverage will be sufficient to cover our losses. If we suffer significant losses or reputational harm as a result, our business, operating results, and financial condition could be adversely affected.

Currently, substantially all of our revenue is derived from a single product, and we are thus particularly susceptible to fluctuations in the credit market.

Substantially all of our revenue is derived from our FUKUPE platform. We are currently rolling out our platform to include micro-loans, but it is not yet active. A wide variety of factors could impact the market for payroll advances, including macroeconomic conditions, competition, regulatory developments and other developments in the credit market. In addition, our current partners may in the future seek partnerships with competitors that are able to offer them a broader array of credit products. Over time, in order to preserve and expand our relationships with our existing bank partners, and enter into new partnerships, it may become increasingly important for us to be able to offer a wider variety of products than we currently provide.

A significant portion of our total revenue was derived from a few major customers.

For the year ended March 31, 2025, our largest customer accounted for 63.3% of our total revenues and the second largest customer accounted for 36.5% of our total revenues. For the year ended March 31, 2024, the same two largest customers accounted for 18.2% and 81.7% of our revenues.

The agreements with these customers have no fixed duration and can be terminated by either party upon three months’ written notice.

There are inherent risks whenever a large percentage of revenues are concentration with a limited number of customers. It is not possible for us to predict the future level of demand for our product that will be generated by these customers. We expect to continue to experience significant revenue concentration for the foreseeable future. Our customers’ demand for our products may fluctuate due to factors beyond our control. We could experience fluctuations in our customer base as markets and strategies evolve. A disruption in our relationship with any of our customers could adversely affect our business. In addition, any consolidation of our customers could reduce the number of customers to whom our products may be sold or the demand for our products. Our inability to meet our customers’ requirements or to qualify our products with them could adversely impact our revenue.

Negative publicity could adversely affect our business and operating results.

Negative publicity about our industry or our company, including the quality and reliability of our platform, effectiveness of the credit decisioning and scoring models, changes to our platform, our ability to effectively manage and resolve complaints, privacy and security practices, litigation, regulatory activity and the experience of customers, borrowers, and employees with our platform or services, even if inaccurate, could adversely affect our reputation and the confidence in, and the use of, our EWA platform, which could harm our business and operating results. Harm to our reputation can arise from many sources, including employee misconduct, misconduct by our partners, outsourced service providers or other counterparties, failure by us or our partners to meet minimum standards of service and quality, inadequate protection of customer information and compliance failures and claims.

Defects or disruptions in our services could diminish demand for our services and subject us to substantial liability.

We have in the past and may in the future find defects in or experience disruptions to our services. Such issues may arise in a variety of circumstances, including due to our customers using our services in unanticipated ways that may cause a disruption in services for other customers attempting to access their data; as a result of employee, contractor or other third-party action or inaction; or due to the complexity of our services, which incorporate a variety of hardware, proprietary software and third-party and open-source software. We may in the future also encounter difficulties integrating acquired or licensed technologies into our services and in augmenting the technologies we use to meet quality standards that are consistent with our brand and reputation, which may result in our services containing errors or defects.

14

We may be unable to sufficiently obtain, maintain, protect or enforce our intellectual property and other proprietary rights, which could reduce the value of our platform, products, services and brand, impair our competitive position and cause reputational harm.

Intellectual property and other proprietary rights are important to the success of our business, and our trademarks, trade names and service marks have significant value to our brand. Our ability to compete effectively is dependent in part upon our ability to obtain, maintain, protect and enforce our intellectual property and other proprietary rights, including with respect to our proprietary technology. We rely on both registrations and common law protections for our trademarks. As of the date of this prospectus, we have nine patents in major jurisdictions, including the United States, Japan, and South Korea, and filings in 16 countries.

The steps we take to obtain, maintain, protect and enforce our intellectual property and other proprietary rights may be inadequate, and we cannot guarantee that any future patent, trademark or service mark registrations will be issued for our pending or future applications or that any of our current or future patents, copyrights, trademarks or service marks (whether registered or unregistered) will be valid, enforceable, sufficiently broad in scope, provide adequate protection of our intellectual property or other proprietary rights or provide us with any competitive advantage. Further, the standards, regulations, and enforcement may vary widely between different countries and we may not have the capacity to manage enforcement in the various jurisdictions. The legal standards relating to the validity, enforceability and scope of protection of intellectual property and other proprietary rights are uncertain and still evolving. Changes to intellectual property laws and regulations may also jeopardize the enforceability and validity of our intellectual property portfolio and harm our ability to obtain patent protection, including for some of our business methods.

Despite our efforts to protect these rights, unauthorized third parties, including our competitors, may reverse engineer, access, obtain or use the proprietary aspects of our technology, processes, products or services without our permission, thereby impeding our ability to promote our platform and possibly leading to customer confusion. Our competitors and other third parties may also design around or independently develop similar technology or otherwise duplicate or mimic our products or services such that we would not be able to successfully assert our intellectual property or other proprietary rights against them. The value of our intellectual property and other proprietary rights could diminish if others assert rights in or ownership of our intellectual property or other proprietary rights or if we do not make a claim in the appropriate timeframes. We may also be unable to prevent competitors or other third parties from acquiring or using trademarks, service marks, or other intellectual property or other proprietary rights that are similar to, infringe upon, misappropriate, dilute, or otherwise violate or diminish the value of our trademarks and service marks and our other intellectual property and proprietary rights. Additionally, if third parties succeed in registering or developing common law rights in our trademarks or similar trademarks, and if we are not successful in challenging such third-party rights, we may not be able to use these trademarks to develop brand recognition of our platform, products or services. If we are unable to establish name recognition based on our trademarks and trade names, we may not be able to compete effectively, which could adversely impact our business, financial condition and results of operations.

In addition to registered intellectual property rights such as trademark registrations, we rely on non-registered proprietary information and technology, such as trade secrets, confidential information, know-how and technical information. We utilize confidentiality and intellectual property assignment agreements with our employees and contractors involved in the development of material intellectual property for us, which require such individuals to assign such intellectual property to us and place restrictions on the employees’ and contractors’ use and disclosure of our confidential information. However, these agreements may not be self-executing, and we cannot guarantee that we have entered into such agreements containing obligations of confidentiality with each party that has or may have had access to proprietary information, know-how or trade secrets owned or held by us. Additionally, our contractual arrangements may be insufficient, breached or may otherwise not effectively prevent disclosure of, or control access to, our confidential or otherwise proprietary information or provide an adequate remedy in the event of an unauthorized disclosure, which could cause us to lose any competitive advantage resulting from this intellectual property. Individuals that were involved in the development of intellectual property for us or who had access to our intellectual property may make adverse ownership claims to our current and future intellectual property. Likewise, to the extent that our employees, independent contractors or other third parties with whom we do business use intellectual property owned by others in their work for us, disputes may arise as to the rights in related or resulting works of authorship, know-how and inventions. The measures we have put in place may not prevent misappropriation, infringement or other violation of our intellectual property, proprietary rights or information, and any resulting loss of competitive advantage, and we may be required to litigate to protect our intellectual property or other proprietary rights or information from misappropriation, infringement or other violation by others, which is time-consuming and expensive, could cause a diversion of resources and may not be successful. Additionally, our efforts to enforce our intellectual property and other proprietary rights may be met with defenses, counterclaims and countersuits attacking the validity and enforceability of our intellectual property and other proprietary rights, and if such defenses, counterclaims or countersuits are successful, it could diminish, or we could otherwise lose, valuable intellectual property and other proprietary rights. Additionally, the varying laws of countries may not be as protective of intellectual property and other proprietary rights as other countries, and the mechanisms for enforcement of intellectual property and other proprietary rights may drastically vary, and in some cases, be inadequate. Any of the foregoing could adversely impact our business, financial condition and results of operations.

15

Our concentration of business in Japan poses risks to our operations and financial condition.

Currently, we attribute 100% of our revenues to our business in Japan. We have not yet launched in our other proposed markets. Any potential deterioration in Japan’s credit quality or access to markets, the overall economy of Japan, or an increase in Japanese market volatility could adversely impact our operations and financial condition. Since April 2023, when the Ministry of Health, Labor and Welfare (MHLW) allowed paychecks to be provided digitally, the popularity of digital payments and EWA has grown rapidly, and it is unclear to what extent such market will continue to grow, if at all. If the MHLW changes its position or other regulations come into place that change the rules on digital payments, it will impact our business.

We are exposed to foreign currency fluctuations in the yen/dollar exchange rate.

Due to our operations in Japan, where functional currency is the Japanese yen, fluctuations in the exchange rate between the yen and the U.S. dollar can have a significant effect on our reported financial position and results of operations. A majority of our current payments and almost all expenses are paid in yen. Furthermore, our yen-denominated balance sheet is translated into U.S. dollars for financial reporting purposes with foreign exchange impact reflected in equity. Accordingly, fluctuations in the yen/dollar exchange rate can have a significant effect on our reported financial position and results of operations. Yen weakening has the effect of suppressing current year results in relation to the prior year, while yen strengthening has the effect of magnifying current year results in relation to the prior year. For regulatory accounting purposes, there are certain requirements for realizing impairments that could be triggered by changes in the rate of exchange between the yen and U.S. dollar and could negatively impact our earnings and the corresponding dividends and capital deployment.

Additionally, we are exposed to currency risk when yen cash flows are converted into U.S. dollars, resulting in changes in our U.S. dollar-denominated cash flows and earnings when exchange gains or losses, respectively, are realized. This primarily occurs when Advasa Japan pays dividends in yen to us. The exchange rates prevailing at the time of dividend payment may differ from the exchange rates prevailing at the time the yen profits were earned.

We are exposed to fluctuations in currency exchange rates that have in the past and could in the future negatively impact our financial results and cash flows from changes in the value of the U.S. Dollar versus local currencies.

We primarily conduct our business in Japan. We plan to expand to the U.S., Indonesia, Vietnam, Pakistan, South Korea, and India. The expanding global scope of our business exposes us to risk of fluctuations in foreign currency markets, including in emerging markets. This exposure is the result of selling in multiple currencies and operating in countries where the functional currency is the local currency. Specifically, our results of operations and cash flows are subject to currency fluctuations primarily in Japanese Yen and eventually the Indian Rupee against the U.S. Dollar. These exposures may change over time as business practices evolve, economic and political conditions change and evolving tax regulations come into effect. The fluctuations of currencies in which we conduct business can both increase and decrease our overall revenue and expenses for any given fiscal period, and could affect our ability to accurately predict our future results and earnings.

Additionally, global events as well as geopolitical developments, including the war in Ukraine and regional conflict in the Middle East, fluctuating commodity prices, uncertainty regarding changes in trade policy and inflation, have caused, and may in the future cause, global economic uncertainty and uncertainty about the interest rate environment, which has and could in the future amplify the volatility of currency fluctuations.

16

Our business has been, and may continue to be, adversely affected by economic conditions and other factors that we cannot control.

Many factors, including factors that are beyond our control, may impact our results of operations or financial condition and our overall success by affecting an employees need to take advantage of EWA or a customer’s willingness to incur loan obligations. These factors include interest rates, levels of inflation, unemployment levels, conditions in the housing market, gas prices, energy costs, trade wars, as well as events such as natural disasters, acts of war, terrorism, catastrophes and the global or national outbreak of an illness or other communicable disease, or any other public health crisis. Uncertainty and negative trends in general economic conditions, including significant tightening of credit markets, historically have created a difficult operating environment for our industry.

Many new consumers on our platform have limited or no credit history, or have no savings. Accordingly, such borrowers have historically been, and may in the future become, disproportionately affected by adverse macroeconomic conditions, such as the aforementioned events that have occurred or may occur again in the future.

In addition, major medical expenses, divorce, death or other issues that affect borrowers could affect a borrower’s willingness to take advantage of EWA. Increasing inflation and interest rates may cause employees to look for EWA products over other loan products. The extent to which any certain macroeconomic event impacts our business and results of operations will depend on future developments that are highly uncertain and cannot be predicted. An extended period of economic disruption as a result of any certain macroeconomic event could have a material negative impact on our business, results of operations and financial condition. To the extent such an event adversely affects our business and financial results, it is likely to also have the effect of heightening many of the other risks described in this “Risk Factors” section.

Decreased demand for advanced funds, including as a result of increased savings or income, could result in a loss of revenues or decline in profitability if we are unable to successfully adapt to such changes.

The demand for earned wages facilitated on our platform in the markets we serve could decline due to a variety of factors, such as regulatory restrictions that reduce access to particular products, the availability of competing or alternative products, increases in interest rates, or changes in customer’s financial conditions, particularly increases in income or savings.

For instance, an increase in state or federal minimum wage requirements or a decrease in individual income tax rates could decrease demand for our earned wages. Additionally, a change in focus from borrowing to saving would reduce demand. Should we fail to adapt to a significant change in customer’s demand for, or access to, the products facilitated on our platform, our revenues could decrease significantly. Even if we make adaptations or introduce new products to fulfill customer demand, customers may resist or may reject products whose adaptations make them less attractive or less available. Such decreased demand could have a material adverse effect on our business, prospects, results of operations, financial condition or cash flows.

We may be unsuccessful in managing the effects of changes in the cost of capital on our business.

We have in the past and will continue to evaluate and consider opportunities to access the capital markets to obtain capital to develop new technologies, expand our business, respond to competitive pressures or pursue strategic transactions, as well as for general corporate purposes. We may try to raise additional funds through public or private financings, strategic relationships or other arrangements. However, our future access to the capital markets and ability to obtain debt or equity funding on terms that are satisfactory to us, if at all, could be restricted due to a variety of factors, including a deterioration of our earnings, cash flows, balance sheet quality, our credit rating, investor interest or overall business or industry prospects, interest rates, adverse regulatory changes, a disruption to or volatility or deterioration in the state of the capital markets or a negative bias toward our industry by market participants. If adequate funds are not available, or are not available on acceptable terms, we may not have sufficient liquidity to fund our operations, make future investments, take advantage of acquisitions or other opportunities or respond to competitive challenges.

If we succeed in raising additional funds through the issuance of equity or equity-linked securities, then existing stockholders could experience substantial dilution. If we raise additional funds through the issuance of debt securities or preferred stock, these new securities would have rights, preferences and privileges senior to those of the holders of our Common Stock. In addition, any such issuance could subject us to restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. Further, to the extent we incur additional indebtedness or such other obligations, the risks associated with our existing debt, including our possible inability to service our existing debt, would increase.

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The industries in which we operate are highly competitive, which could adversely affect our results of operations.

The industries in which we compete are highly competitive and subject to rapid and significant changes. We compete against companies and financial institutions across the retail banking, financial services, consumer technology and financial technology services industries, as well as other nonbank lenders offering banking-related services and serving credit-challenged consumers, and offering consumer lending-related or earned wage access products, as well as online marketplace lenders, check cashers, point-of-sale lenders and payday lenders. We may compete with others in the market who may provide lending and other services though a platform similar to our platform.

These and other competitors in the banking and financial technology industries are introducing innovative products and services that may compete with ours. We expect that this competition will continue as banking and financial technology industries continue to evolve, particularly if non-traditional non-recourse advance providers and other parties gain greater market share in these industries or if changes in financial services regulation enable new competitors to enter the sector or new means of offering products and services that compete with ours. If we are unable to differentiate our products and platform from and successfully compete with those of our competitors, or if our competitors adopt business models that more closely resemble our own, we may lose our competitive advantage and our business, results of operations and financial condition may be materially and adversely affected.

Many existing and potential competitors are entities substantially larger in size and more established, including with greater resources, highly diversified revenues and significantly more brand awareness than ours. As such, many of our competitors can leverage their size, robust networks, financial wherewithal, brand awareness, pricing power and technological assets to compete with us. To the extent new entrants gain market share, the purchase and use of our products and services would decline. If price competition materially intensifies, we may have to decrease the prices of our products and services, which would likely adversely affect the results of operations.

Our long-term success depends on our ability to compete effectively against existing and potential competitors that seek to provide banking and financial technology products and services. If we fail to compete effectively against these competitors, our revenues, results of operations, prospects for future growth and overall business will be materially and adversely affected.

In order to remain competitive and to continue to increase our revenues and earnings, we must continually and quickly update our services, a process that could result in higher costs and the loss of revenues, earnings and customers if the new services do not perform as intended or are not accepted in the marketplace.

The technology industry in which we compete is characterized by rapid technological change, new product introductions, evolving industry standards and changing customer needs. In order to remain competitive, we are continually involved in a number of projects, including the development of our platform, new products, mobile payment applications, ecommerce services and other new offerings. Many of our competitors are established in their relative countries and their expansion into our markets and target markets may involve evolving their product to cater to the rules and standards of that local jurisdiction, similar to our business plan. These projects carry the risks associated with any development effort, including cost overruns, delays in delivery and performance problems, which could in turn lead to impairment of long-lived assets associated with projects. Any delay in the delivery of new services or the failure to differentiate our services could render our services less desirable to customers, or possibly even obsolete. Furthermore, as the market for alternative financial services evolves, it may develop too rapidly or not rapidly enough for us to recover the costs we have incurred in developing new services targeted at this market, which could have a material adverse effect on our business, financial condition and results of operations.

In addition, certain of the services we deliver are designed to process very complex transactions and deliver reports and other information on those transactions, all at very high volumes and processing speeds. Any failure to deliver effective, accurate, compliant and secure services or any performance issue that arises with a new service could result in significant processing or reporting errors or other losses. We rely in part on third parties, including some of our competitors and potential competitors, for the development of and access to new technologies. If development efforts are required or if promised new services are not delivered timely to our customers or do not perform as anticipated, we could incur higher costs, a loss of revenues and lower earnings and cash flows.

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Our inability to protect our systems and data from continually evolving cybersecurity threats or other technological risks could adversely affect our ability to deliver our services; damage our reputation among our customers, card issuers, financial institutions, and partners; and expose us to penalties, fines, liabilities, legal claims and defense costs.

The collection, maintenance, use, protection, disclosure and disposal of individually identifiable data by the businesses we work with are regulated at the international, federal and state levels. These laws and rules are subject to change by legislation or administrative or judicial interpretation. With regard to personal information obtained from customers, borrowers, employers, or others, we are regulated in Japan by the APPI and guidelines issued by FSA and other governmental authorities.

In order to provide our services, we process and store sensitive business and personal information, which may include credit and debit card numbers, bank account numbers, social security numbers, driver’s license numbers, names and addresses and other types of sensitive personal or business information. Some of this information is also processed and stored by our customers and their payroll systems, financial institutions, merchants and other entities, as well as third-party service providers to whom we outsource certain functions, and other agents, such as independent consultants and auditors, which we refer to collectively as our associated third parties. We may have responsibility to the card networks, financial institutions, regulators, and in some instances, our merchants, for our failure or the failure of our associated third parties (as applicable) to protect this information.

We are a regular target of malicious third-party attempts to identify and exploit system vulnerabilities, and/or penetrate or bypass our security measures, in order to gain unauthorized access to our networks and systems or those of our associated third parties. Such attempts at unauthorized access can lead to the compromise of sensitive, business, personal or confidential information. Our information security program includes technical, physical and administrative controls that are designed to maintain the confidentiality, integrity and availability of our information and technical assets. However, we cannot provide any assurance that these cybersecurity risk management processes and controls will be fully complied with or effective, and we cannot be certain that these measures or others will always be successful or will always be sufficient to counter, or to rapidly detect, contain and remediate all current and emerging technology threats.

More particularly, our computer systems and/or our associated third parties’ computer systems may be targeted for penetration on a regular basis, and our data protection measures may not prevent unauthorized access. The techniques used to obtain unauthorized access, disable or degrade services or sabotage systems change frequently. These techniques are often difficult to detect and they continually evolve and may become more sophisticated. Threats to our systems and our associated third parties’ systems can derive from human error or malicious actions by employees or third parties, including state-sponsored organizations with significant financial and technological resources. In addition, we may experience system disruptions or delays caused by computer viruses and other malware or vulnerabilities that could infect our systems or those of our associated third parties. Denial of service, ransomware or other methods of attacks could be launched against us for a variety of purposes, including to interfere with our services or to create a diversion for other malicious activities. Our defensive measures may not prevent downtime, unauthorized access or misuse of sensitive data. We have experienced all of the incident types described in this paragraph in the past, and we cannot guarantee that we will be able to detect and prevent all such incidents in the future.

Furthermore, certain of our third-party relationships are governed by written contracts that contain requirements relating to information security. We do not control the actions of our associated third parties, and any disruptions in their services caused by cyberattacks and/or security breaches could adversely affect our ability to service our customers or otherwise conduct our business. In addition, we impose contractual requirements on our counterparties, including vendors and other third parties, to comply with applicable privacy and security laws related to the use and security of sensitive or personal information. We cannot provide assurances that these contractual requirements will be followed or will be adequate to prevent the misuse of this data. Any misuse or compromise of personal information stored on those systems, or any other failure by a vendor, partner or other third party to abide by our contractual requirements, could expose us to regulatory fines, third-party liability, protracted and costly litigation and, with respect to misuse of the personal information of our customers, lost revenue and reputational harm.

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Any type of security breach, cyberattack, unintentional or intentional disclosure of sensitive business and personal information or misuse of data described above or otherwise, whether experienced by us or an associated third party, could harm our reputation; deter existing and prospective customers from using our services or from making digital payments generally; increase our operating expenses in order to contain and remediate the incident; expose us to unanticipated or uninsured liability; disrupt our operations (including potential service interruptions); distract our management; increase our risk of litigation or regulatory scrutiny; result in the imposition of penalties and fines under state, and federal and foreign laws or by the card networks.

Under Japanese laws and regulations, including the APPI, if a leak or loss of personal information should occur, depending on factors such as the volume of personal data involved and the likelihood of other secondary damage, we may be required to file reports to the FSA; issue public releases explaining such incident to the public; or become subject to an FSA business improvement order, which could pose a risk to our reputation.

In addition, as a global company, we are increasingly subject to complex and varied cybersecurity incident reporting requirements across numerous jurisdictions. With the often short timeframes required for cyber incident reporting, there is a risk that we or our associated third parties will fail to meet the reporting deadlines for any given incident. Regardless of where an incident occurs, it may take considerable time for us to investigate and evaluate the full impact of a cybersecurity incident, particularly in the case of a sophisticated attack. These factors may inhibit our ability to provide prompt, full and reliable information about the cybersecurity incident to our customers, partners and regulators, as well as to the public. Noncompliance with any privacy laws or any security breach involving the misappropriation, loss, theft or other unauthorized disclosure of sensitive or confidential customer information, whether by us or by one of our third parties, could have a material adverse effect on our business, reputation, brand and results of operations, including: material fines and penalties; compensatory, special, punitive and statutory damages; consent orders regarding our privacy and security practices; adverse actions against our licenses to do business; and injunctive relief.

Any of the foregoing could adversely affect our business, financial condition and results of operation.

Extensive regulation and changes in legislation can impact profitability and growth.

We are subject to complex laws and regulations that are administered and enforced by a number of governmental authorities, that exercise a degree of interpretive latitude, including the FSA and Ministry of Finance (MOF) in Japan, state regulators, the SEC, and the U.S. Department of the Treasury, including the Internal Revenue Service (IRS), in the U.S. We are subject to the risk that compliance with any particular regulator’s or enforcement authority’s interpretation of a legal or regulatory issue may result in non-compliance with another regulator’s or enforcement authority’s interpretation of the same issue, particularly when compliance is judged in hindsight. Further, regulatory authorities periodically re-examine existing laws and regulations applicable to financial services and their products. Changes in these laws and regulations, or in interpretations thereof, could have a material adverse effect on our financial condition and results of operations.

Additionally, changes in the overall legal or regulatory environment may, even absent any particular regulator’s or enforcement authority’s interpretation of an issue changing, cause us to change our views regarding the actions we need to take from a legal or regulatory risk management perspective. This may necessitate changes to our practices that may, in some cases, limit its ability to grow or otherwise negatively impact our profitability.

Our business is subject to extensive regulation in the jurisdictions in which we conduct our business.

Our operations are subject to regulation, supervision and licensing under various federal, state and local statutes, ordinances and regulations. In most states in which we operate, a consumer credit regulatory agency regulates and enforces laws relating to consumer lenders. These rules and regulations generally provide for licensing as a consumer lender, limitations on the amount, duration and charges, including interest rates, for various categories of loans, requirements as to the form and content of finance contracts and other documentation, and restrictions on collection practices and creditors’ rights. In certain states, we are subject to periodic examination by state regulatory authorities. Some states in which we operate do not require special licensing or provide extensive regulation of our business.

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A material failure to comply with applicable laws and regulations could result in regulatory actions, lawsuits and damage to our reputation, which could have a material adverse effect on our results of operations, financial condition and liquidity.

Software and hardware defects, failures, undetected errors and development delays could affect our ability to deliver our services, damage customer relations, expose us to liability and have an adverse effect on our business, financial condition and results of operations.

Our core services are based on software and computing systems that may encounter development delays, and the underlying software may contain undetected errors, viruses, defects or vulnerabilities. The hardware infrastructure on which our systems run may have a faulty component or fail. Defects in our software services, underlying hardware or errors or delays in our processing of digital transactions could result in additional development costs, diversion of technical and other resources from our other development efforts and could result in loss of credibility with current or potential customers, harm to our reputation and exposure to liability claims.

In instances in which we rely on third-party software, our services are occasionally affected by defects, viruses, vulnerabilities, security incidents or other failures that take place at the vendor level. Depending on the circumstances, a vendor failure could cause delays, disruption or data loss or damage, and therefore cause harm to our credibility, reputation or financial condition. In addition, our insurance may not be adequate to compensate us for all losses or failures that may occur.

The success of our business depends in part on effective information technology systems, on continuing to develop and implement improvements in technology, and on successful execution of revenue growth and expense management initiatives.

Our business depends in large part on our technology systems for interacting with our customers and providing customers with easy-to-use products to meet their needs and ensuring their employees have the technology in place to support those needs. As such, we are investing in technology and other capabilities to continuously enhance our customer experience, while also seeking to increase efficiencies. We are also developing new and innovative products and enhancing existing products. We will continue to incur expenses related to, among other things, investments in digital capabilities and product innovation. Our development of new technology could lead to an increased risk of a business interruption or a cybersecurity breach. Further, our long-term strategy depends on successful operational execution and our ability to execute on our transformational initiatives, including investments in technology and other initiatives intended to grow revenue and control expenses, combined with our ability to achieve efficiencies and attract and retain personnel. If we do not maintain the effectiveness of our systems and continue to develop and enhance information systems that support our business processes in a cost-efficient manner, our sales, business retention, operations and reputation could be adversely affected and it could be exposed to litigation, regulatory proceedings and fines or penalties.

Our proposed microloan product has major competition, is susceptible to market conditions and changing regulations and may not be successful when launched.

We are currently developing our microloan product and its success will depend in part on the continued growth of the unsecured personal loan market, and if such market does not further grow or grows more slowly than we expect, our business, financial condition and results of operations could be adversely affected. Because such personal loans are unsecured, there is a risk that borrowers will not prioritize repayment of such loans, particularly in any economic downcycle. To the extent borrowers have or incur other indebtedness that is secured, such as a mortgage, a home equity line of credit or an auto loan, borrowers may choose to repay obligations under such secured indebtedness before repaying their loans facilitated on our platform. In addition, borrowers may not view loans facilitated on our platform, which were originated through an online platform, as having the same significance as other credit obligations arising under more traditional circumstances, such as loans originated by banks or other commercial financial institutions on other platforms.

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We are also more susceptible to the risks of changing and increased regulations and other legal and regulatory actions targeted towards the unsecured personal loan market. It is possible that regulators may view unsecured personal loans as high risk for a variety of reasons, including that borrowers will not prioritize repayment of such loans due to the unsecured nature of such loans or because existing laws and regulations may not sufficiently address the benefits and corresponding risks related to nonbank financial institutions and their digital specialty finance platforms. Further, courts and/or regulators could change their interpretation or application of state and federal consumer financial protection laws for the unsecured personal loan product class given hardships borrowers experience or actual or perceived lack of borrower disclosure or understanding of loan terms. If we are unable to manage the risks associated with the unsecured personal loan market, our business, financial condition and results of operations could be adversely affected.

Further, we face major competition in this market from banks and other institutions that are significantly bigger than us and have been operating in this space for a longer period of time. It would be easier for them to pivot or otherwise expand their creditworthiness criteria to encompass the market that we were focused on. If we are unable to develop our machine learning platform to account for events outside of our control or if it is unable to more successfully predict the creditworthiness of potential borrowers compared to other lenders, then our business, financial condition and results of operations could be adversely affected.

We may not be able to scale our business on a timely basis to meet our customers’ growing needs, and if we are not able to grow efficiently, our operating results could be harmed.

As usage of our platform grows and we add additional strategic partners, we will need to devote additional resources to improving and maintaining our infrastructure and computer network and integrating with third-party applications to maintain the performance of our platform. In addition, we will need to appropriately scale our internal business systems and our services organization, including customer support, risk and compliance operations, and professional services, to serve our growing customer base.

Any failure of or delay in these efforts could result in service interruptions, impaired system performance, and reduced customer satisfaction, which could negatively impact our revenue growth. If sustained or repeated, performance issues could reduce the attractiveness of our platform to customers and could result in lost customer opportunities, which could hurt our revenue growth and our reputation. Even if we are successful in these efforts to scale our business, they will be expensive and complex, and require the dedication of significant management time and attention. We could also face inefficiencies or service disruptions as a result of our efforts to scale our internal infrastructure. We cannot be sure that the expansion and improvements to our internal infrastructure will be effectively implemented on a timely basis, if at all, and such failures could adversely affect our business, operating results, and financial condition.

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If we fail to effectively manage our growth, our business, financial condition and results of operations could be adversely affected.

Over the last several years, we have experienced rapid growth and fluctuations in our business, and we expect to continue to experience growth and fluctuations in the future. For the years ended March 31, 2025 and 2024, we had revenues of approximately $10,044,000 and $10,524,000, respectively, representing a year-over-year decrease of approximately 4.6% from 2024 to 2025. For the six months ended September 30, 2025 and 2024, we had revenues of approximately $11,731,000 and $82,000, respectively, representing an increase of approximately 14,206% from September 30, 2024 to ,September 30, 2025. See the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. These fluctuations has placed, and may continue to place, significant demands on our management, processes and operational, technological and financial resources. Our ability to manage our growth effectively and to integrate new employees and technologies into our existing business will require us to continue to retain, attract, train, motivate and manage employees and expand our operational, technological and financial infrastructure. Continued growth could strain our ability to develop and improve our operational, technological, financial and management controls, enhance our reporting systems and procedures, recruit, train and retain highly skilled personnel and maintain user satisfaction. Any of the foregoing factors could negatively affect our business, financial condition and results of operations.

Our projections are subject to significant risks, assumptions, estimates and uncertainties. As a result, our projected revenues, market share, expenses and profitability may differ materially from our expectations.

We operate in a rapidly changing and competitive industry and our projections will be subject to the risks and assumptions made by management with respect to our industry. Operating results are difficult to forecast because they generally depend on a number of factors, including the competition we face and our ability to attract and retain customers. Additionally, our business may be affected by reductions in consumer borrowing, spending and investing from time to time as a result of a number of factors which may be difficult to predict. This may result in decreased revenue levels, and we may be unable to adopt measures in a timely manner to compensate for any unexpected shortfall in income. This inability could cause our operating results in a given quarter to be higher or lower than expected. These factors make creating accurate forecasts and budgets challenging and, as a result, we may fall materially short of our forecasts and expectations, which could cause the price of our securities to decline and investors to lose confidence in us.

Risks Related to Management and Employees

If the voting power of our capital stock continues to be highly concentrated, it may prevent you and other minority stockholders from influencing significant corporate decisions and may result in conflicts of interest.

Currently, Asamitsu Kosugi beneficially owns an aggregate of 212,705,250 shares of our Common Stock, which represents 43.81% of the voting power of our outstanding capital stock. Following this offering, Mr. Kosugi will have approximately ______% of the voting power of our outstanding capital stock if all the Common Stock being offered hereby are sold (or _______% of our outstanding voting power if the underwriters’ option to purchase additional shares is exercised in full). As a result, Mr. Kosugi will have significant voting power over matters requiring stockholder votes, including: the election of directors; mergers, consolidations and acquisitions; the sale of all or substantially all of our assets and other decisions affecting our capital structure; amendments to our certificate of incorporation or our bylaws; and our winding up and dissolution.

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This concentration of voting power may delay, deter or prevent acts that would be favored by our other stockholders. The interests of Mr. Kosugi may not always coincide with our interests or the interests of our other stockholders. This concentration of voting power may also have the effect of delaying, preventing or deterring a change in control of us. Also, Mr. Kosugi may seek to cause us to take courses of action that, in his judgment, could enhance his investment in us, but which might involve risks to our other stockholders or adversely affect us or our other stockholders, including investors in this offering. As a result, the market price of our Common Stock could decline, or stockholders might not receive a premium over the current market price of our Common Stock upon a change in control. In addition, this concentration of voting power may adversely affect the trading price of our Common Stock because investors may perceive disadvantages in owning shares in a company with significant stockholders. See “Executive and Director Compensation” and “Description of Securities.”

We depend on our senior management team and other key employees, and the loss of one or more key personnel or an inability to attract, hire, integrate and retain highly skilled personnel could have an adverse effect on our business, financial condition or results of operations.

Our success depends largely upon the continued services of our key executives. We also rely on our leadership team in setting our strategic direction, operating our business, identifying, recruiting and training key personnel, identifying expansion opportunities, arranging necessary financing, and for general and administrative functions. From time to time, there may be changes in our executive management team resulting from the hiring or departure of executives, which could disrupt our business. The loss or replacement of one or more of our executive officers or other key employees could have a serious adverse effect on our business, financial condition or results of operations.

To continue to execute our growth strategy, we also must identify, hire and retain highly skilled personnel. We might not be successful in continuing to attract and retain qualified personnel. Failure to identify, hire and retain necessary key personnel could have a material adverse effect on our business, financial condition or results of operations.

Our management does not have experience managing a U.S. public company and our current resources may not be sufficient to fulfill our public company obligations.

Following the closing of this offering, we will be subject to various regulatory requirements, including those of the SEC and Nasdaq Stock Market. These requirements include recordkeeping, financial reporting and corporate governance rules and regulations. Our management team does not have experience in managing a U.S. public company and, historically, has not had the resources typically found in a public company. Our internal infrastructure may not be adequate to support our increased reporting obligations and we may be unable to hire, train or retain necessary staff and may be reliant on engaging outside consultants or professionals to overcome our lack of experience or employees. Our business, financial condition or results of operations could be adversely affected if our internal infrastructure is inadequate, including if we are unable to engage outside consultants or are otherwise unable to fulfill our public company obligations.

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Risks Related to Legal, Regulatory, Environmental, Intellectual Property and Privacy Matters

Our business is subject to government regulation and oversight. Any new implementation of or changes made to laws, regulations or other industry standards affecting our business in any of the geographic regions in which we operate may require significant development and compliance efforts or have an unfavorable effect on our ability to continue to offer certain services, which could adversely affect our business, financial condition, results of operations and cash flows.

As a financial technology company, our business is affected by laws and complex regulations and examinations that affect us and our industry in the countries in which we operate. Regulation and proposed regulations have continued to increase significantly in recent years. Failure to comply with regulations or guidelines may result in the suspension or revocation of a license or registration, the limitation, suspension or termination of service, and the imposition of civil and criminal penalties, including fines, or may cause customers or potential customers to be reluctant to do business with us, any of which could have an adverse effect on our financial condition.

Though there is no law explicitly governing EWA in Japan, there are various regulation that have laid a foundation for facilitating EWA services. Under Japan’s Labor Standards Act, wages must be paid in full, directly to the employee, in currency. Effective April 1, 2023, the Ministry of Health, Labour and Welfare (MHLW) allowed employers to pay salaries to their employees electronically, through designated funds transfer service providers, including through smartphone payment apps. While MHLW does not specifically address EWA services, our interpretation of the mandate is that EWA platforms can function as such designated funds transfer service provider, enabling us to offer our EWA services. In the event that the MHLW revises its guidance or otherwise supplements the regulation in a way contrary to our current business practices, it will have an adverse effect on our business.

In addition, we are currently not required to obtain a money lending license, because we are not considered a prepayment service provider. However, in the event that Japan’s Money Lending Business Act is or Japan’s Ministry of Economic Trade and Industry changes their position that prepaid salary replacement services do not fall under the category of a “money lending business” under Japanese law because the employer is advancing wages that the employee has already earned, then we may have to obtain such licenses. The process and timeline to obtain such license is unknown to us at this time and we are uncertain of the business disruption it may cause should this regulation change.

In Indonesia, the fintech sector is primarily overseen by the Bank of Indonesia (“BI”) and the Financial Services Authority (“OJK”). If our EWA platform falls under the purview of OJK, then we may be required to participate in OJK’s assessment of our business model and compliance with their existing regulations. Additionally, if we are deemed to offer payment services, we may need to obtain a license from BI as a payment service provider. Currently, EWA platforms are expected to adhere to consumer protection principles. If these regulations change to an extent that our platform cannot currently provide, it will have an adverse effect on our expansion plans.

As the regulatory environment remains unpredictable and subject to rapid change, new obligations could increase the cost and complexity of compliance. Evolving regulations also increase the risk of investigations, fines, nonmonetary penalties and litigation. Noncompliance with these regulations could lead to substantial regulatory fines and penalties or damages from private causes of action. The effect of such regulations could adversely affect our business, financial condition, results of operations and cash flows.

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Continuing developments in privacy and data protection regulation globally, combined with the rapid pace of technology innovation, have created risks and operational challenges for many of our business activities. It is possible that these laws may be interpreted and applied in a manner that is inconsistent with our data privacy practices or operations model, which could result in potential fines, damages or a need to incur substantial costs to modify our operations. Compliance with these laws and regulations can be costly and time consuming, adding a layer of complexity to business practices and innovation. Our failure to comply could result in public or private enforcement action and accompanying litigation costs, losses, fines and penalties, which could adversely affect our business, financial condition, results of operations and cash flows.

In addition, multiple agencies and the SEC have adopted or proposed enhanced cybersecurity risk management rules and/or standards that could apply to us and our clients and that address cybersecurity risk governance and management, management of internal and external dependencies, and incident response, cyber resilience and situational awareness. Several states and foreign countries also have adopted or proposed new privacy and cybersecurity laws covering these issues. Legislation and regulations on cybersecurity, data privacy and data localization may compel us to enhance or modify our systems, invest in new systems or alter our business practices or our policies on data governance, security and privacy. If any of these laws, rules or standards are applicable to us, our operational costs could increase significantly.

Tax rates may change.

We are subject to taxation in Japan, and in the U.S. under federal and numerous state and local tax jurisdictions. In preparing our financial statements, we estimate the amount of tax that will become payable, but our effective tax rate may be different than estimates due to numerous factors including accounting for income taxes, the mix of earnings from Japan and the U.S., the results of tax audits, adjustments to the value of uncertain tax positions, changes to estimates and other factors. Further, changes in U.S. or Japan tax laws or interpretations of such laws could increase our corporate taxes and reduce earnings.

In addition, it remains difficult to predict the timing and effect that future tax law changes could have on the our earnings. Any of these factors could cause us to experience an effective tax rate significantly different from previous periods or our current estimates. If our effective tax rate were to increase, our financial condition and results of operations could be adversely affected.

New or revised tax regulations, unfavorable resolution of tax contingencies or changes to enacted tax rates could adversely affect our tax expense.

Changes in tax laws or their interpretations could result in changes to enacted tax rates and may require complex computations to be performed that were not previously required, significant judgments to be made in interpretation of the new or revised tax regulations and significant estimates in calculations, as well as the preparation and analysis of information not previously relevant or regularly produced. Future changes in enacted tax rates could adversely affect our business, financial condition, results of operations and cash flows.

In 2024, additional jurisdictions globally enacted local legislation formally adopting the Global Anti-Base Erosion Model Rules (“Pillar Two”), which generally provides for a minimum effective tax rate of 15%, as established by the Organization for Economic Co-operation and Development (“OECD”) Pillar Two Framework. The effective dates are generally January 1, 2024, and January 1, 2025, for different aspects of the rules and vary by jurisdiction. Additional jurisdictions are expected to implement the model rules under local law in the future, with varying effective dates. We are continuing to evaluate the potential effect on future periods of the Pillar Two implementation, pending legislative adoption by additional individual countries and the ongoing issuance of additional administrative guidance by the OECD.

Our tax returns and positions are subject to review and audit by federal, state, local and international taxing authorities. An unfavorable outcome to a tax audit could result in higher tax expense, thereby adversely affecting our business, financial condition, results of operations and cash flows. We exercise significant judgment and make estimates that we believe to be reasonable in calculating our worldwide provision for income taxes and other tax liabilities. However, relevant tax authorities may disagree with our estimates, interpretations or tax treatment of certain material items. Failure to sustain our position in these matters could adversely affect our business, financial condition, results of operations and cash flows.

Our risk management policies and procedures may not be fully effective in mitigating our risk exposure in all market environments or against all types of risk.

We operate in a rapidly changing industry. We could incur substantial losses and our business operations could be disrupted if we are unable to effectively identify, manage, monitor, and mitigate financial risks, such as credit risk, interest rate risk, prepayment risk, liquidity risk, and other market-related risks, as well as operational risks related to our business, assets and liabilities. Accordingly, our current risk management policies and procedures may not be fully effective in identifying, monitoring and managing our risks. If our policies and procedures are not fully effective, or if we are not always successful in identifying and mitigating all risks to which we are or may become exposed, we may suffer uninsured liability, harm to our reputation or be subject to litigation or regulatory actions that could have a material adverse effect on our business, financial condition, results of operations and cash flows.

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General Risks

We are a holding company and depend upon our operating subsidiaries for our cash flows.

We are a holding company. Almost all of our operations are conducted, and almost all of our assets are owned, by our operating subsidiaries. Consequently, our cash flows and our ability to meet our obligations depend upon the cash flows of our operating subsidiaries and the payment of funds by these operating subsidiaries to us in the form of dividends, distributions or otherwise. The ability of our operating subsidiaries to make any payments to us depends on their earnings, the terms of their indebtedness, including the terms of any credit facilities and legal restrictions. Any failure to receive dividends or distributions from our operating subsidiaries when needed could have a material adverse effect on our business, results of operations or financial condition

If we fail to maintain effective internal control over financial reporting, the price of our securities may be adversely affected.

Our internal controls over financial reporting have weaknesses and conditions that require correction or remediation. For the years ended March 31, 2025 and 2024, we identified three material weaknesses in our assessment of the effectiveness of disclosure controls and procedures. We have (i) deficiencies in the segregation of duties, (ii) deficiencies in the staffing of our financial accounting department and (iii) limited checks and balances in processing cash and other transactions. We are committed to improving our financial reporting processes. We plan on contracting with an outside-certified public accountant to assist us in maintaining our disclosure controls and procedures and the preparation of our financial statements for the foreseeable future. We also plan on increasing the size of our accounting staff at the appropriate time for our business and its size to ameliorate our concern that we do not effectively segregate certain accounting duties or have adequate staffing. We believe the foregoing actions would resolve these material weaknesses in disclosure controls and procedures. However, there can be no assurances as to the timing of any such actions or that we will be able to do so. Any failure by us to implement the changes necessary to maintain an effective system of internal controls could harm our operating results materially and cause investors and financial analysts to lose confidence in our reported financial information. Any such loss of confidence in the investment community would have a negative effect on the trading and price of our Common Stock.

If we are unable to implement and maintain effective internal control over financial reporting in the future, investors may lose confidence in the accuracy and completeness of our financial reports and have an adverse effect on the value of our securities.

As a public company, we would be required to maintain internal control over financial reporting and to report any material weaknesses in such internal control. Further, we will be required to report any changes in internal controls on a quarterly basis. In addition, we would be required to furnish a report by management on the effectiveness of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act. We will design, implement, and test the internal controls over financial reporting required to comply with these obligations. If we identify material weaknesses in our internal control over financial reporting, if we are unable to comply with the requirements of Section 404 in a timely manner or assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of its internal control over financial reporting when required, investors may lose confidence in the accuracy and completeness of our financial reports and the value of our securities could be negatively affected. We also could become subject to investigations by the Commission or other regulatory authorities, which could require additional financial and management resources.

Changes to accounting rules or regulations may adversely affect our business, financial condition or results of operations.

Changes to existing accounting rules or regulations may impact our business, financial condition or results of operations. Other new accounting rules or regulations and varying interpretations of existing accounting rules or regulations have occurred and may occur in the future. Such changes to accounting rules or regulations could materially adversely affect our business, financial condition or results of operations.

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As an emerging growth company, our auditor will not be required to attest to the effectiveness of our internal controls.

Our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting while we are an emerging growth company. This means that the effectiveness of our financial operations may differ from our peer companies in that they may be required to obtain independent registered public accounting firm attestations as to the effectiveness of their internal controls over financial reporting and we are not. While our management will be required to attest to internal control over financial reporting and we will be required to detail changes to our internal controls on a quarterly basis, we cannot provide assurance that the independent registered public accounting firm’s review process in assessing the effectiveness of our internal controls over financial reporting, if obtained, would not find one or more material weaknesses or significant deficiencies. Further, once we cease to be an emerging growth company and cease to be a smaller reporting company (as described below), we will be subject to independent registered public accounting firm attestation regarding the effectiveness of our internal controls over financial reporting. Even if management finds such controls to be effective, our independent registered public accounting firm may decline to attest to the effectiveness of such internal controls and issue a qualified report.

Our ability to raise capital in the future may be limited, and our failure to raise capital when needed could prevent us from growing.

Our business and operations may consume resources faster than we anticipate. In the future, we may need to raise additional funds to invest in future growth opportunities. Additional financing may not be available on favorable terms, if at all. If adequate funds are not available on acceptable terms, we may be unable to invest in future growth opportunities, which could seriously harm our business and operating results. If we incur debt, the debt holders would have rights senior to common shareholders to make claims on our assets, and the terms of any debt could restrict our operations, including our ability to pay dividends on our common shares. Furthermore, if we issue equity securities, shareholders will experience dilution, and the new equity securities could have rights senior to those of our common shares. Any additional equity or equity-linked financings would be dilutive to our shareholders. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. As a result, our shareholders bear the risk of our future securities offerings reducing the market price of our common shares and diluting their interest.

We are an “emerging growth company,” and we cannot be certain if the reduced reporting and disclosure requirements applicable to emerging growth companies will make our Common Stock less attractive to investors.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

●	have an auditor report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

●	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditors’ report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	submit certain executive compensation matters to stockholder advisory votes, such as “say-on-pay” and “say-on-frequency”; and

●	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

In addition, Section 102 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an emerging growth company until the earliest to occur of: (i) the end of the first fiscal year in which our annual gross revenue is $1.235 billion or more; (ii) the end of the fiscal year in which the market value of our common shares that are held by non-affiliates is at least $700.0 million as of the last business day of our most recently completed second fiscal quarter; (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt; and (iv) the end of the fiscal year during which the fifth anniversary of this offering occurs.

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Until such a time, however, we cannot predict if investors will find our securities less attractive because we may rely on these exemptions. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the price of our securities may be more volatile.

We believe we will be considered a smaller reporting company and will be exempt from certain disclosure requirements, which could make our Common Stock less attractive to potential investors.

Rule 12b-2 of the Exchange Act defines a “smaller reporting company” as an issuer that is not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent that is not a smaller reporting company and that:

●	had a public float of less than $250 million as of the last business day of its most recently completed second fiscal quarter, computed by multiplying the aggregate worldwide number of shares of its voting and non-voting common equity held by non-affiliates by the price at which the common equity was last sold, or the average of the bid and asked prices of common equity, in the principal market for the common equity; or

●	in the case of an initial registration statement under the Securities Act, or the Exchange Act of 1934, as amended, which we refer to as the Exchange Act, for shares of its common equity, had a public float of less than $250 million as of a date within 30 days of the date of the filing of the registration statement, computed by multiplying the aggregate worldwide number of such shares held by non-affiliates before the registration plus, in the case of a Securities Act registration statement, the number of such shares included in the registration statement by the estimated public offering price of the shares; or

●	in the case of an issuer whose public float as calculated under the first two bulletpoints of this definition was zero or whose public float was less than $700 million, had annual revenues of less than $100 million during the most recently completed fiscal year for which audited financial statements are available.

As a smaller reporting company, we will not be required and may not include a Compensation Discussion and Analysis section in our proxy statements, and we will provide only two years of financial statements. We also will have other “scaled” disclosure requirements that are less comprehensive than issuers that are not smaller reporting companies which could make our Common Stock less attractive to potential investors, which could make it more difficult for our stockholders to sell their shares.

The certificate of incorporation and bylaws provides that state or federal court located within the state of Delaware will be the sole and exclusive forum for substantially all disputes between us and our shareholders, which could limit its stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or other employees.

Section 21 of our certificate of incorporation and Section 7.4 of our bylaws provides that “[u]nless the corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located in the county in which the principal office of the corporation in the State of Delaware is established, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Notwithstanding the foregoing, the exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the Exchange of 1934, as amended, the Securities Act of 1933, as amended, or any claim for which the federal courts have exclusive or concurrent jurisdiction.” Therefore, the exclusive forum provision in our certificate of incorporation and our bylaws will not relieve us of our duty to comply with the federal securities laws and the rules and regulations thereunder, and shareholders will not be deemed to have waived our compliance with these laws, rules and regulations.

This exclusive forum provision may limit a shareholder’s ability to bring a claim in a judicial forum of its choosing for disputes with us or our directors, officers or other employees, which may discourage lawsuits against us or our directors, officers or other employees. In addition, shareholders who do bring a claim in the state or federal court in the State of Delaware could face additional litigation costs in pursuing any such claim, particularly if they do not reside in or near Delaware. The state or federal court of the State of Delaware may also reach different judgments or results than would other courts, including courts where a shareholder would otherwise choose to bring the action, and such judgments or results may be more favorable to us than to our shareholders. However, the enforceability of similar exclusive forum provisions in other companies’ certificates of incorporation have been challenged in legal proceedings, and it is possible that a court could find this type of provision to be inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings. If a court were to find the exclusive forum provision contained in our certificate of incorporation and our bylaws to be inapplicable or unenforceable in an action, we might incur additional costs associated with resolving such action in other jurisdictions.

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By purchasing Common Stock in this offering, you are bound by the fee-shifting provision contained in our bylaws, which may discourage you to pursue actions against us and could discourage shareholder lawsuits that might otherwise benefit us and our shareholders.

Section 7.4 of our bylaws provides that “[i]f any action is brought by any party against another party, relating to or arising out of these Bylaws, or the enforcement hereof, the prevailing party shall be entitled to recover from the other party reasonable attorneys’ fees, costs and expenses incurred in connection with the prosecution or defense of such action, provided that the provisions of this sentence shall not apply with respect to “internal corporate claims” as defined in Section 109(b) of the DGCL.”

Our bylaws provide that for this section, the term “attorneys’ fees” or “attorneys’ fees and costs” means the fees and expenses of our counsel and any other parties asserting a claim subject to Section 7.4 of the bylaws, which may include printing, photocopying, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney, and the costs and fees incurred in connection with the enforcement or collection of any judgment obtained in any such proceeding.

We adopted the fee-shifting provision to eliminate or decrease nuisance and frivolous litigation. We intend to apply the fee-shifting provision broadly to all actions except for claims brought under the Exchange Act and Securities Act.

There is no set level of recovery required to be met by a plaintiff to avoid payment under this provision. Instead, whoever is the prevailing party is entitled to recover the reasonable attorneys’ fees, costs and expenses incurred in connection with the prosecution or defense of such action. Any party who brings an action, and the party against whom such action is brought under Section 7.4 of our bylaws, which could include, but is not limited to former and current shareholders, our directors, officers, affiliates, legal counsel, expert witnesses and other parties, are subject to this provision. Additionally, any party who brings an action, and the party against whom such action is brought under Section 7.4 of our bylaws, which could include, but is not limited to former and current shareholders, our directors, officers, affiliates, legal counsel, expert witnesses and other parties, would be able to recover fees under this provision.

In the event you initiate or assert a claim against us, in accordance with the dispute resolution provisions contained in our Bylaws, and you do not, in a judgment prevail, you will be obligated to reimburse us for all reasonable costs and expenses incurred in connection with such claim, including, but not limited to, reasonable attorney’s fees and expenses and costs of appeal, if any. Additionally, this provision in Section 7.4 of our bylaws could discourage shareholder lawsuits that might otherwise benefit us and our shareholders.

THE FEE SHIFTING PROVISION CONTAINED IN THE BYLAWS IS NOT INTENDED TO BE DEEMED A WAIVER BY ANY HOLDER OF COMMON STOCK OF THE COMPANY’S COMPLIANCE WITH THE U.S. FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. THE FEE SHIFTING PROVISION CONTAINED IN THE BYLAWS DO NOT APPLY TO CLAIMS BROUGHT UNDER THE EXCHANGE ACT AND SECURITIES ACT.

Risks Related to This Offering and Ownership of Our Common Stock

Once our Common Stock is listed on the Nasdaq Capital Market, there can be no assurance that we will be able to comply with Nasdaq Capital Market’s continued listing standards.

Prior to this offering, there has been no public market for shares of our Common Stock. As a condition to consummating this offering, our Common Stock offered in this prospectus must be listed on the Nasdaq Capital Market or another national securities exchange. Accordingly, in connection with the filing of the registration statement of which this prospectus forms a part, we have applied to list our Common Stock on the Nasdaq Capital Market under the symbol “ADBT.” Assuming that our Common Stock is listed and after the consummation of this offering, there can be no assurance any broker will be interested in trading our Common Stock. Therefore, it may be difficult to sell your shares of Common Stock if you desire or need to sell them. Our underwriters are not obligated to make a market in our Common Stock, and even if it makes a market, it can discontinue market making at any time without notice. Neither we nor the underwriters can provide any assurance that an active and liquid trading market in our Common Stock will develop or, if developed, that such a market will continue.

Once our Common Stock is approved for listing on the Nasdaq Capital Market, there is no guarantee that we will be able to maintain such a listing for any period of time by perpetually satisfying Nasdaq Capital Market’s continued listing requirements. Our failure to continue to meet these requirements may result in our Common Stock being delisted from Nasdaq Capital Market.

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The price of our Common Stock could be subject to rapid and substantial volatility.

There have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with recent initial public offerings, especially among those with relatively smaller public floats. As a relatively small-capitalization company with relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. In particular, the Common Stock may be subject to rapid and substantial price volatility, low volumes of trade and large spreads in bid and ask prices. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Common Stock.

In addition, if the trading volumes of our Common Stock are low, people buying or selling in relatively small quantities may easily influence the prices of our’ Common Stock. This low volume of trade could also cause the price of our Common Stock to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our Common Stock may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Common Stock. As a result of this volatility, investors may experience losses on their investment in our Common Stock. A decline in the market price of our Common Stock also could adversely affect our ability to sell additional shares or Common Stock or other securities and our ability to obtain additional financing in the future. No assurance can be given that an active market in our Common Stock will develop or be sustained. If an active market does not develop, holders of our Common Stock may be unable to readily sell the Common Stock they hold or may not be able to sell their Common Stock at all.

The market price of our Common Stock may be volatile, and you could lose all or part of your investment.

We cannot predict the prices at which our Common Stock will trade. The initial public offering price of our Common Stock will be determined by negotiations between us and the underwriters and may not bear any relationship to the market price at which our Common Stock will trade after this offering or to any other established criteria of the value of our business and prospects, and the market price of our Common Stock following this offering may fluctuate substantially and may be lower than the initial public offering price. The market price of our Common Stock following this offering will depend on a number of factors, including those described in this “Risk Factors” section, many of which are beyond our control and may not be related to our operating performance. In addition, the limited public float of our Common Stock following this offering will tend to increase the volatility of the trading price of our Common Stock. These fluctuations could cause you to lose all or part of your investment in our Common Stock, since you might not be able to sell your shares at or above the price you paid in this offering. Factors that could cause fluctuations in the market price of our Common Stock include, but are not limited to, the following:

●	actual or anticipated changes or fluctuations in our results of operations;

●	the financial projections we may provide to the public, any changes in these projections, or our failure to meet these projections;

●	announcements by us or our competitors of new products or new or terminated significant contracts, commercial relationships, or capital commitments;

●	industry or financial analyst or investor reaction to our press releases, other public announcements, and filings with the SEC;

●	rumors and market speculation involving us or other companies in our industry;

●	price and volume fluctuations in the overall stock market from time to time;

●	changes in operating performance and stock market valuations of other technology companies generally, or those in our industry in particular;

●	the expiration of market stand-off or contractual lock-up agreements and sales of shares of our Common Stock by us or our stockholders;

●	failure of industry or financial analysts to maintain coverage of us, changes in financial estimates by any analysts who follow us, or our failure to meet these estimates or the expectations of investors;

●	actual or anticipated developments in our business, or our competitors’ businesses, or the competitive landscape generally;

●	litigation involving us, our industry, or both, or investigations by regulators into our operations or those of our competitors;

●	developments or disputes concerning our intellectual property rights, our products, or third-party proprietary rights;

●	announced or completed acquisitions of businesses or technologies by us or our competitors;

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●	new laws or regulations or new interpretations of existing laws or regulations applicable to our business;

●	any major changes in our management or our Board of Directors;

●	general economic conditions and slow or negative growth of our markets; and

●	other events or factors, including those resulting from war, incidents of terrorism, or responses to these events.

In addition, the stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies. Broad market and industry factors may seriously affect the market price of our Common Stock, regardless of our actual operating performance. In addition, in the past, following periods of volatility in the overall market and the market prices of a particular company’s securities, securities class action litigation has often been instituted against that company. Securities litigation, if instituted against us, could result in substantial costs and divert our management’s attention and resources from our business. This could materially adversely affect our business, financial condition, results of operations, and prospects.

If securities or industry analysts do not publish research or reports, or if they publish adverse or misleading research or reports, regarding us, our business or our market, our stock price and trading volume could decline.

The trading market for our Common Stock will be influenced by the research and reports that securities or industry analysts publish about us, our business or our market. We do not currently have and may never obtain research coverage by securities or industry analysts. If no or few securities or industry analysts commence coverage of us, the stock price would be negatively impacted. In the event we obtain securities or industry analyst coverage, if any of the analysts who cover us issue adverse or misleading research or reports regarding us, our business model, our intellectual property, our stock performance or our market, or if our operating results fail to meet the expectations of analysts, our stock price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

Our management team will have immediate and broad discretion over the use of the net proceeds from this offering and we may use the net proceeds in ways with which you disagree.

The net proceeds from this offering will be immediately available to our management to use at their discretion. We currently intend to use the net proceeds from this offering to fund development of technology, capital investments, working capital and general corporate purposes. See “Use of Proceeds.” Other than the repayment of existing loans, we have not allocated specific amounts of the net proceeds from this offering for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us or our stockholders. The failure of our management to use such funds effectively could have a material adverse effect on our business, prospects, financial condition, and results of operation.

If we are unable to obtain additional funding when needed, our business operations will be harmed, and if we do obtain additional financing, our then-existing shareholders may suffer substantial dilution.

As we take steps in the commercialization and marketing of our products and services or respond to potential opportunities and/or adverse events, our working capital needs may change. We anticipate that if our cash and cash equivalents are insufficient to satisfy our liquidity requirements, we will require additional funding to sustain our ongoing operations and to continue our research and development activities. We do not have any contracts or commitments for additional funding, and there can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all, if needed. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to conduct business operations. If we are unable to obtain additional financing to finance a revised growth plan, we will likely be required to curtail such plans or cease our business operations. Any additional equity financing may involve substantial dilution to our then existing shareholders.

Our Common Stock may be subject to the “penny stock” rules in the future. It may be more difficult to resell securities classified as “penny stock.”

Our Common Stock may be subject to “penny stock” rules (generally defined as non-exchange traded stock with a per-share price below $5.00) in the future. While our Common Stock will not be considered “penny stock” following this offering since they will be listed on the Nasdaq Capital Market, if we are unable to maintain that listing and our Common Stock is no longer listed on the Nasdaq Capital Market, unless we maintain a per-share price above $5.00, our Common Stock will become “penny stock.” These rules impose additional sales practice requirements on broker-dealers that recommend the purchase or sale of penny stocks to persons other than those who qualify as “established customers” or “accredited investors.” For example, broker-dealers must determine the appropriateness for non-qualifying persons of investments in penny stocks. Broker-dealers must also provide, prior to a transaction in a penny stock not otherwise exempt from the rules, a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, disclose the compensation of the broker-dealer and its salesperson in the transaction, furnish monthly account statements showing the market value of each penny stock held in the customer’s account, provide a special written determination that the penny stock is a suitable investment for the purchaser, and receive the purchaser’s written agreement to the transaction.

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Legal remedies available to an investor in “penny stocks” may include the following:

● If a “penny stock” is sold to the investor in violation of the requirements listed above, or other federal or states securities laws, the investor may be able to cancel the purchase and receive a refund of the investment.

● If a “penny stock” is sold to the investor in a fraudulent manner, the investor may be able to sue the persons and firms that committed the fraud for damages.

These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our Common Stock and may affect your ability to resell our Common Stock.

Many brokerage firms will discourage or refrain from recommending investments in penny stocks. Most institutional investors will not invest in penny stocks. In addition, many individual investors will not invest in penny stocks due, among other reasons, to the increased financial risk generally associated with these investments.

For these reasons, penny stocks may have a limited market and, consequently, limited liquidity. We can give no assurance at what time, if ever, our Common Stock will not be classified as a “penny stock” in the future.

You will experience immediate and substantial dilution as a result of this offering and may experience additional dilution in the future.

You will incur immediate and substantial dilution as a result of this offering. After giving effect to the sale by us of up to __________ shares of Common Stock offered in this offering, at an assumed public offering price of $_____ per share, and after deducting the underwriters’ discounts and commissions and other estimated offering expenses payable by us, investors in this offering can expect an immediate dilution of approximately $____ per share, or ______%, at the assumed public offering price.

Shares eligible for future sale may adversely affect the market.

Sales of substantial amounts of the Common Stock in the public market after the completion of this offering, or the perception that these sales could occur, could adversely affect the market price of the Common Stock and could materially impair our ability to raise capital through equity offerings in the future. Resales of our Common Stock in the public market by the Selling Shareholders may cause the market price of our Common Stock to decline. All of the Public Offering Common Stock and the Resale Shares will be freely tradable without restriction or further registration under the Securities Act, unless such shares are purchased by affiliates or control persons, and certain Common Stock held by our existing shareholders may also be sold from time to time by means of ordinary brokerage transactions in the open market pursuant to Rule 144 promulgated under the Securities Act, subject to certain limitations. In general, pursuant to Rule 144, non-affiliate stockholders may sell freely after six months, subject only to the current public information requirement. Affiliates may sell after six months, subject to the Rule 144 volume, manner of sale (for equity securities), current public information, and notice requirements. Of the approximately 485,469,380 shares of our Common Stock outstanding as of January 28, 2026, none of such shares are tradable without restriction. Given the limited trading of our Common Stock, resale of even a small number of shares of our Common Stock pursuant to Rule 144 or an effective registration statement may adversely affect the market price of our Common Stock.

There may be substantial sales of our Common Stock by the Selling Shareholders once our Common Stock is listed on Nasdaq and begins trading, which could have a material adverse effect on the price of our Common Stock after this offering.

The registration statement of which this prospectus forms a part also registers on behalf of the Selling Shareholders an aggregate of 3,000,000 shares of Common Stock previously issued by us. There are currently no agreements or understandings in place with the Selling Shareholders to restrict the sale of the Resale Shares once our Common Stock is listed on Nasdaq and begins trading. Sales of a substantial number of our Common Stock by the Selling Shareholders at such time could cause the market price of our Common Stock to drop (possibly below the initial public offering price of the Public Offering Common Stock in this offering) and could impair our ability to raise capital in the future by selling additional Company securities.

Anti-takeover provisions contained in our certificate of incorporation and bylaws, as well as provisions of Delaware law, could impair a takeover attempt.

Our certificate of incorporation and bylaws contain provisions that could have the effect of delaying or preventing changes in control or changes in our management without the consent of our board of directors. These provisions include:

●	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

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●	the exclusive right of our board of directors to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death, or removal of a director, which prevents stockholders from being able to fill vacancies on our board of directors;

●	the ability of our board of directors to determine whether to issue shares of our preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

●	limiting the liability of, and providing indemnification to, our directors and officers;

●	providing that a special meeting of the stockholders may only be called by a majority of the board of directors;

●	providing that directors may be removed prior to the expiration of their terms by the affirmative vote of the holders of not less than two-thirds (2/3) of the voting power of the issued and outstanding stock entitled to vote;

●	providing that the bylaws may be altered, amended or repealed by the board of directors by an affirmative vote of a majority of the board of directors at any regular meeting of the board of directors; and

●	advance notice procedures that stockholders must comply with in order to nominate candidates to our board of directors or to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.

These provisions, alone or together, could delay hostile takeovers and changes in control of the Company or changes in our board of directors and management.

Any provision of our certificate of incorporation or bylaws or Delaware law that has the effect of delaying or deterring a change in control could limit the opportunity for our security holders to receive a premium for their securities and could also affect the price that some investors are willing to pay for our securities.

Provisions in our charter documents and Delaware law may delay or prevent our acquisition by a third party.

Our certificate of incorporation and bylaws, and Delaware law, contain several provisions that may make it more difficult for a third party to acquire control of us without the approval of our Board of Directors. These provisions may make it more difficult or expensive for a third party to acquire a majority of our outstanding equity interests. These provisions also may delay, prevent or deter a merger, acquisition, tender offer, proxy contest or other transaction that might otherwise result in our stockholders receiving a premium over the market price for their Common Stock. See “Description of Securities.”

We have never paid dividends on our Common Stock and have no plans to do so in the future.

Holders of shares of our Common Stock are entitled to receive such dividends as may be declared by our Board of Directors. To date, we have paid no cash dividends on our shares of Common Stock, and we do not expect to pay cash dividends on our Common Stock in the foreseeable future. We intend to retain future earnings, if any, to provide funds for the operations of our business. Therefore, any return investors in our Common Stock may have will be in the form of appreciation, if any, in the market value of their shares of Common Stock. See “Dividend Policy.”

We will indemnify and hold harmless our officers and directors to the maximum extent permitted by Delaware law.

Our certificate of incorporation, as amended, provides that we will indemnify and hold harmless our officers and directors against claims arising from our activities to the maximum extent permitted by Delaware law. If we were called upon to perform under our indemnification obligations, then the portion of our assets expended for such a purpose would reduce the amount otherwise available for our business.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. The forward-looking statements are contained principally in “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” In some cases, you can identify forward-looking statements by terms such as “target,” “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “continue,” “predict,” “potential,” “plan,” “anticipate” or the negative of these terms, and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these assumptions, risks and uncertainties, you should not place undue reliance on these forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including:

●	our ability to successfully maintain increases in our sales;

●	our ability to successfully execute our growth strategy;

●	our ability to expand in existing and new markets;

●	our projected growth;

●	macroeconomic conditions and other economic factors;

●	our ability to compete with many other EWA providers;

●	our reliance on vendors, suppliers and distributors;

●	minimum wage increases and mandated employee benefits that could cause a significant increase in our labor costs;

●	the failure of our automated equipment or information technology systems or the breach of our network security;

●	the loss of key members of our management team;

●	the impact of governmental laws and regulations;

●	volatility in the price of our Common Stock; and

●	those other risk factors described in this prospectus supplement and our reports filed with the SEC and incorporated by reference into this prospectus supplement.

We discuss many of these risks in this prospectus in greater detail under the heading “Risk Factors.” Also, these forward-looking statements represent our estimates and assumptions only as of the date of this prospectus. Unless required by United States federal securities laws, we do not intend to update any of these forward-looking statements to reflect circumstances or events that occur after the statement is made.

The market data and certain other statistical information used throughout this prospectus are based on independent industry publications, governmental publications, reports by market research firms or other independent sources. Some data are also based on our good faith estimates. Although we believe these third-party sources are reliable, we have not independently verified the information attributed to these third-party sources. Similarly, our estimates have not been verified by any independent source.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

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USE OF PROCEEDS

We estimate that the net proceeds we will receive from this offering will be $__________ based on an assumed initial public offering price of $_____ per share, which is the midpoint of the price range set forth on the cover of this prospectus, after deducting the underwriting discounts and commissions of $_______ and estimated offering expenses of $________ payable by us. If the underwriters’ option to purchase additional shares in this offering from us is exercised in full, our net proceeds will be $________ after deducting the underwriting discounts and commissions of $________ and estimated offering expenses of $______ payable by us.

Each $1.00 increase (decrease) in the assumed initial public offering price of $_____ per share of Common Stock, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, would increase (decrease) net proceeds to us from this offering by approximately $_______, assuming that the number of shares of Common Stock offered by us, as set forth on the cover page of this prospectus, remains the same. We may also increase or decrease the number of shares of Common Stock we are offering. Each 100,000 increase (decrease) in the number of shares of Common Stock we are offering would increase (decrease) the net proceeds to us from this offering by approximately $_______, assuming no change in the assumed initial public offering price per share.

We intend to use the net proceeds of this offering primarily to fund development of technology, capital investments, working capital and general corporate purposes. The amounts that we actually spend for any specific purpose may vary significantly, and will depend on a number of factors including, but not limited to, market conditions.

Our expected use of net proceeds from this offering represents our current intentions based upon our present plans and business condition. As of the date of this prospectus, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering or the amounts that we will actually spend. The amounts and timing of our actual use of net proceeds will vary depending on numerous factors. As a result, our management will have broad discretion in the application of the net proceeds of this offering, and investors will be relying on our judgment regarding the application of the net proceeds. See “Risk Factors—Risk Related to this Offering and Ownership of our Common Stock—Our management team will have immediate and broad discretion over the use of the net proceeds from this offering and we may use the net proceeds in ways with which you disagree.”

Pending use of the net proceeds from this offering as described above, we may invest the net proceeds in short-and intermediate-term interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the United States government.

We will not receive any proceeds from the sale of the Resale Shares under the separate Resale Prospectus.

DIVIDEND POLICY

No dividends have been declared or paid on our shares of Common Stock. We do not anticipate paying any cash dividends on shares of our Common Stock in the foreseeable future. We currently intend to retain any earnings to finance the development and expansion of our business. Any future determination to pay dividends will be at the discretion of our Board of Directors and will be dependent upon then-existing conditions, including our earnings, capital requirements, results of operations, financial condition, business prospects and other factors that our Board of Directors considers relevant. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Certain Relationships and Related Party Transactions” for additional information regarding our financial condition.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2025:

●	on an actual basis; and
●	on an as adjusted basis to give effect to the sale of __________ shares of Common Stock in this offering at an assumed initial public offering price of $_____ (the midpoint of the price range set forth on the cover page of this prospectus) after deducting estimated underwriting discounts and estimated offering expenses payable by us, and the application of the net proceeds thereof.

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The as-adjusted information below is illustrative only and our capitalization following the completion of the initial public offering is subject to adjustment based on the initial public offering price of our Common Stock and other terms of the initial public offering determined at pricing. You should read this table together with our financial statements and the related notes included elsewhere in this prospectus and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	As of September 30, 2025
(in thousands, except share and per share data)	Actual (Unaudited)	As Adjusted(1)
Cash and cash equivalents	$7,003	$

Total non-current liabilities	14,111

Stockholder’s Equity:
Common stock, $0.00001 par value per share; 5,000,000,000 shares authorized, 485,469,380 shares issued and outstanding, actual; and ________ shares issued and outstanding, as adjusted	-
Additional paid-in capital	15,771
Retained earnings (accumulated deficiency)	(8,581
Accumulated other comprehensive loss	(1,035)
Stockholders’ Equity	6,155
Noncontrolling interests	416
Total equity	6,571
Total capitalization	$20,682	$

(1)	The number of shares of common stock to be outstanding after this offering is based on 485,469,380 which is the number of shares outstanding on September 30, 2025, assumes no exercise by the Representative of its option to purchase up to an additional ______ shares of Common Stock to cover over-allotments, if any, and excludes 72,000,000 shares of common stock reserved for future issuance under the Plan. If the Representative’s over-allotment option is exercised in full, as adjusted cash and cash equivalents, total stockholders’ equity, total capitalization and common stock outstanding as of September 30, 2025, would be $__________, $__________, $_________, and ____________ shares, respectively

Each $1.00 increase (decrease) in the assumed initial public offering price of $______ per share, the midpoint of the price range set forth on the cover of this prospectus, would increase (decrease) our as adjusted cash and cash equivalents, additional paid-in capital, total stockholder’s equity and total capitalization by approximately $_______, assuming that the number of shares of Common Stock offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. We may also increase or decrease the number of shares of Common Stock we are offering. Each 100,000 increase (decrease) of in the number of shares of Common Stock we are offering would increase (decrease) our as adjusted cash and cash equivalents, additional paid-in capital, total stockholder’s equity and total capitalization by approximately $__________, assuming no change in the assumed initial public offering price per share, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

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DILUTION

Dilution is the amount by which the initial public offering price paid by purchasers of shares of our Common Stock exceeds the net tangible book value per share of our equity interests immediately following the completion of the offering. Net tangible book value represents the amount of our total tangible assets reduced by our total liabilities. Net tangible book value per share represents our net tangible book value divided by the number of shares of our Common Stock outstanding. We define total tangible assets as total assets less intangible assets (including deferred tax assets and deferred offering costs). As of September 30, 2025, prior to giving effect to the offering, our net tangible book value was $1.5 million and our net tangible book value per share was $0.003.

After giving effect to the issuance and sale of the _________ shares of Common Stock offered in this offering and the application of the estimated net proceeds of this offering received by us, as described in “Use of Proceeds,” based upon an assumed initial public offering price of $______ per share, which is the midpoint of the price range set forth on the cover page of this prospectus, our as adjusted net tangible book value as of September 30, 2025 would have been approximately $____ million, or $________ per share of Common Stock. This represents an immediate increase in the net tangible book value to our existing stockholders of $________ per share and an immediate dilution to new investors in this offering of $________ per share. The following table illustrates this per share dilution net tangible book value to new investors after giving effect to this offering:

Assumed initial public offering price per share			$
Net tangible book value per share as of September 30, 2025		$0.003
Increase in net tangible book value per share attributable to new investors	$
As adjusted net tangible book value per share after this offering			$
Dilution per share to new investors			$

A $1.00 increase in the assumed initial public offering price of $______ per share would increase our net tangible book value to $______ million, the net tangible book value per share after this offering to $______ and the dilution per share to new investors to $_____, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. A $1.00 decrease in the assumed initial public offering price of $________ per share would increase our net tangible book value to $_______ million, the net tangible book value per share after this offering to $______ and the dilution per share to new investors to $______, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

If the Representative exercises its over-allotment option in full, the net tangible book value per share of our Common Stock after giving effect to this offering would be $_____ per share, which amount represents an immediate increase in net tangible book value of $______ per share to existing shareholders and the immediate dilution in net tangible book value per share to new investors in this offering of $______ per share.

The following table presents, as of September 30, 2025, the differences between the number of shares purchased from us, the total consideration paid to us, and the average price per share paid by existing stockholders and by new investors purchasing Common Stock at the assumed initial offering price of $_____ per share, which is the midpoint of the price range set forth on the cover page of this prospectus, before deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

	Shares Purchased			Total Consideration				Average Price
	Number	Percent		Amount		Percent		Per Share
Existing stockholders	485,469,380		%		$15,771,000		%	$0.033
New investors			%	$			%	$
Total		100.00%		$		100.00%		$

The foregoing table is based on 485,469,380 shares of Common Stock issued and outstanding as of September 30, 2025, and assumes no exercise by the Representative of its option to purchase up to an additional _______ shares of Common Stock to cover over-allotments, if any, and excludes 72,000,000 shares of Common Stock reserved for future issuance under the Plan. To the extent any options or other equity awards are granted and exercised or become vested or other issuances of shares of our Common Stock are made, there may be further economic dilution to new investors.

If the underwriters were to fully exercise their option to purchase ______ additional shares of our Common Stock, the percentage of shares of our Common Stock held by existing stockholders after this offering would be _____%, and the percentage of shares of our Common Stock held by new investors after this offering would be ______%.

38

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business, includes forward-looking statements that involve risks and uncertainties. You should review the “Special Note Regarding Forward-Looking Statements” and “Risk Factors” sections of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Advasa Holdings, Inc., a Delaware corporation, was formed on February 4, 2025 for the purpose of being a holding company for Advasa Co., Ltd., a Japanese corporation (“Advasa (Japan)”), with its headquarters in Tokyo, Japan.

We are a financial technology and services company focused on improving the way employees access and manage their income. Our core product, the “FUKUPE” platform, is a patented Earned Wage Access (EWA) solution that allows employees to access their earned wages in real time, rather than waiting for a traditional payday. This service provides workers with greater financial flexibility, while integrating seamlessly with employers’ existing HR and payroll systems. Importantly, our solution requires no operational burden or funding obligation on the part of the employer.

FUKUPE is available through digital channels including mobile wallets, prepaid cards, and direct bank transfers, thanks to partnerships with financial institutions and global payment networks. The platform is supported by a portfolio of nine issued patents in key markets including the United States, Japan, and South Korea, with patent filings in 16 additional jurisdictions. Our intellectual property strategy allows us to commercialize our technology through both direct services and licensing, while also pursuing enforcement actions when necessary.

Our platform is currently live in Japan, and we are preparing market launches in Indonesia and the United Arab Emirates. Our expansion strategy is focused on tailoring business models to local regulations and customer needs.

We believe that the addressable market for EWA and adjacent financial services is substantial. Reports from industry analysts and global research firms indicate rapid growth in the EWA sector, driven by demand from both employees and employers seeking more flexible payroll solutions. In parallel, over 1.7 billion people globally lack access to basic financial services, presenting a long-term opportunity for inclusive, digitally enabled financial platforms like ours.

We operate in a competitive environment that includes traditional banks, digital lenders, payroll service providers, and other EWA platforms. However, we believe we are differentiated by our proprietary technology, our adaptable business model, and our focus on building localized, compliant solutions in key international markets. Our partnerships with financial institutions, card issuers, and fintech providers further strengthen our position and enable efficient delivery of services.

For the years ended March 31, 2025 and 2024, we generated revenues of $10,044,000 and $10,524,000, respectively, we reported net income of $1,179,000 and $(33,000), respectively, and cash flow provided by operating activities of $4,723,000 and cash flow used in operating activities of $(13,987,000), respectively. For the years ended September 30, 2025 and 2024, we generated revenues of $11,731,000 and $82,000, respectively, we reported net income of $4,867,000 and net loss of $336,000, respectively, and cash flow provided by operating activities of $1,879,000 and cash flow used in operating activities of $455,000, respectively. As of September 30, 2025, we had an accumulated deficit of $8,581,000 and working capital of $20,646,000.

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Key Performance Indicators

Revenue

Our revenue is derived from the provision of EWA and the provision of subscription services and software maintenance services.

Our subscription arrangements provide customers with continuous access to a hosted software platform that we operate. Customers do not receive a copy of our software and do not have the contractual right to download, install, or otherwise take possession of the software, or to deploy the software on their own hardware or through an unrelated third-party hosting provider. Although the underlying software has standalone functionality, our promise to customers is not the delivery of a software license at a point in time, but rather ongoing access to our hosted platform throughout the subscription term. Our contracts include ongoing updates, enhancements, maintenance, and technical support that are integral to maintaining the functionality, security, and regulatory compliance of the platform. These activities are not separately identifiable from the hosted access and together represent a single performance obligation. Accordingly, revenue from these subscription arrangements is recognized over time on a straight-line basis over the contractual term, as customers simultaneously receive and consume the benefits of access to the hosted platform.

Cost of revenue

Our cost of revenue is primarily comprised of the costs paid to its vendors.

Selling, general and administrative expenses

Selling, general and administrative expenses are primarily composed of personnel costs for general corporate functions and its vendors.

Other income (expenses)

From time to time, we have non-recurring gains and losses which are reflected through other income (expense).

Interest expenses

Interest expenses consist of interest expenses arising from borrowing.

Operating Metrics

In managing our business and evaluating our operating performance, our management relies on certain key performance indicators (“KPIs”). We believe these metrics provide investors with meaningful insight into the primary drivers of our revenue growth, as our revenue is influenced by both the scale of our user base and the number and nature of our licensing arrangements. While management monitors the nature of our licensing arrangements, as of the periods presented we have only one type of licensing arrangement, and therefore this metric does not vary across periods or drive period-to-period changes in our financial condition or results of operations.

We monitor the average number of users to assess customer adoption, platform engagement, and our overall market penetration. This metric helps us forecast revenue and identify usage trends.

Average number of users

The average number of users represents the arithmetic mean of the number of registered users at the end of each month during the reporting period. For each month, we determine the number of users registered in our platform as of the last day of that month (“month-end users”). The average number of users for the period is calculated using these monthly month-end user counts.

The number of users represents the source of transaction revenue for our EWA services. While an increase in the number of users generally supports revenue growth, revenue is also significantly influenced by user activity levels, including the number of transactions per user.

Number of clients

Number of clients represents the total number of distinct contractual counterparties that have an active agreement with us for our services as of the end of the applicable period. This metric includes clients utilizing our EWA services, system OEM clients, and system maintenance clients.

Results of Operations

Six Months Ended September 30, 2025 Compared to Six Months Ended September 30, 2024

The following table presents selected comparative results of operations from our unaudited consolidated financial statements for the six months ended September 30, 2025, compared to the six months ended September 30, 2024. Our financial results for these periods are not necessarily indicative of the financial results that we will achieve in future periods. Certain totals for the table below may not sum to 100% due to rounding. The data should be read in conjunction with our audited consolidated financial statements included elsewhere in this prospectus.

(amounts in thousands, except share and per share data)	Six Months Ended September 30,		Increase/(Decrease)
	2025($)	2024($)	Dollars ($)	Percentage
Revenues
Earned Wage Access services	6	7	(1)	(14.3)%
Subscription services	1,145	-	1,145	100.0%
Software maintenance	10,580	75	10,505	14,006.7%
Total Revenues	11,731	82	11,649	14,206.1%
Cost of revenues	4,051	6	(1)	(16.7)%
Gross Profit	7,680	76	11,650	15,328.9%
Operating expenses:
Selling, General and Administrative Expenses	593	286	307	107.3%
Depreciation expenses	1	-	-	0.0%
Total operating expenses	594	286	307	107.3%
Income from operations	7,086	(210)	11,343	(5,401.4)%
Other income (expenses), net	6	-	6	100.0%
Interest expenses	(76)	(55)	(21)	38.2%
Income/(Loss) before income taxes	7,016	(265)	11,328	(4,274.7)%
Provision for income taxes	2,149	-	3,387	100.0%
Net Income/(Loss)	4,867	(265)	7,941	(2,996.6)%

Key Operating Metrics

	Six Months Ended September 30,		Variance
	2025	2024	Amount	Percentage
Average number of users	10,117	8,687	1,430	16.5%
Number of clients	10	10	-	0.0%

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	Six Months Ended September 30,
	2025	2024
	(as a percentage of sales)
Revenue	100.0%	100.0%
Cost of revenue	34.5	106.1
Gross Profit	65.5	-6.1
Operating expenses:
Selling, General and Administrative Expenses	5.1	307.3
Depreciation expenses	0.0	1.2
Total operating expenses	5.1	308.5
Income from operations	60.4	-314.6
Other income (expenses), net	0.1	0.0
Interest expenses	-0.6	-95.1
Income/(Loss) before income taxes	59.8	-409.8
Provision for income taxes	18.3	0.0
Net Income/(Loss)	41.5%	-409.8%

Revenue

Revenue for the six months ended September 30, 2025 was $11,731,000 compared to $82,000 for the six months ended September 30, 2024 and increased by $11,649,000, or 14,206.1%.

●	For the six months ended September 30, 2025, revenue from EWA services decreased by $1,000, or 14.3%, compared to the six months ended September 30, 2024. Although the average number of users increased during the six months ended September 30, 2025, the number of transactions per use declined during the period.

●	For the six months ended September 30, 2025, revenue from subscription services increased by $1,145,000, or 100.0%, compared to the six months ended September 30, 2024 as we entered into a new agreement with our customer in March 2025.

●	For the six months ended September 30, 2025, revenue from software maintenance increased by $10,505,000, or 14,006.7%, compared to the six months ended September 30, 2024 due to larger maintenance orders related to the software update during the six months ended September 30, 2025.

Cost of revenue

Cost of revenue for the six months ended September 30, 2025 was $4,051,000 compared to $87,000 for the six months ended September 30, 2024 and increased by $3,964,000, or 4,556.3% which reflect the higher direct costs associated with the higher revenue during the six months ended September 30, 2025.

Selling, General and Administrative Expenses (“SG&A expenses”)

SG&A expenses for the six months ended September 30, 2025 was $593,000 compared to $252,000 for the six months ended September 30, 2024 and increased by $341,000, or 135.3%. The increase was primarily due to higher payroll and related expenses resulting from an increase in headcount, as well as an increase in outsourcing expenses during the six months ended September 30, 2025.

Interest Expenses

Interest expenses for the six months ended September 30, 2025 was $76,000 compared to $78,000 for the six months ended September 30, 2024 and decreased by $2,000, or 2.6% due to lower amount of borrowings we had during the six months ended September 30, 2025.

Fiscal Year Ended March 31, 2025 Compared to Fiscal Year Ended March 31, 2024

The following table presents selected comparative results of operations from our audited consolidated financial statements for the fiscal year ended March 31, 2025, compared to the fiscal year ended March 31, 2024. Our financial results for these periods are not necessarily indicative of the financial results that we will achieve in future periods. Certain totals for the table below may not sum to 100% due to rounding. The data should be read in conjunction with our audited consolidated financial statements included elsewhere in this prospectus.

(amounts in thousands, except share and per share data)	Fiscal Years Ended March 31,		Increase/(Decrease)
	2025($)	2024($)	Dollars ($)	Percentage
Revenues
Earned Wage Access services	13	16	(3)	(18.8)%
Subscription services	3,671	8,595	(4,924)	(57.3)%
Software maintenance	6,360	1,913	4,447	232.5%
Total Revenues	10,044	10,524	(480)	(4.6)%
Cost of revenues	7,756	9,173	(1,417)	(15.4)%
Gross Profit	2,288	1,351	937	69.4%
Operating expenses:			-
Selling, General and Administrative Expenses	969	1,234	(265)	(21.5)%
Depreciation expenses	2	2	-	0.0%
Total operating expenses	971	1,236	(265)	(21.4)%
Income from operations	1,317	115	1,202	1,045.2%
Other income (expenses), net	1	1	-	0.0%
Interest expenses	(148)	(149)	1	(0.7)%
Income/(Loss) before income taxes	1,170	(33)	1,203	(3,645.5)%
Provision for income taxes	197	-	197	100.0%
Net Income/(Loss)	973	(33)	1,006	(3,048.5)%

Key Operating Metrics

	Fiscal Years Ended March 31,		Increase/(Decrease)
	2025	2024	Amount	Percentage
Average number of users	8,959	7,726	1,233	16.0%
Number of clients	10	10	-	0.0%

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	Fiscal Years Ended March 31,
	2025	2024
	(as a percentage of sales)
Revenue	100.0%	100.0%
Cost of revenue	77.2	87.2
Gross Profit	22.8	12.8
Operating expenses:
Selling, General and Administrative Expenses	9.6	11.7
Depreciation expenses	0.0	0.0
Total operating expenses	9.7	11.7
Income from operations	13.1	1.1
Other income (expenses), net	0.0	0.0
Interest expenses	-1.5	-1.4
Income/(Loss) before income taxes	11.6	-0.3
Provision for income taxes	2.0	0.0
Net Income/(Loss)	9.7%	-0.3%

Revenue

Revenue for the fiscal year ended March 31, 2025 was $10,044,000 compared to $10,524,000 for the fiscal year ended March 31, 2024 and decreased by $480,000, or 4.6%.

●	For the fiscal year ended March 31, 2025, revenue from EWA services decreased by $3,000, or 18.8%, compared to the fiscal year ended March 31, 2024 as fewer number of users utilized our EWA during the fiscal year ended March 31, 2025.

●	For the fiscal year ended March 31, 2025, revenue from subscription services decreased by $4,924,000, or 57.3%, compared to the fiscal year ended March 31, 2024 as we entered into a new agreement with our customer with the lower subscription rate.

●	For the fiscal year ended March 31, 2025, revenue from software maintenance increased by $4,447,000, or 232.5%, compared to the fiscal year ended March 31, 2024 as we had one time maintenance order related to the software update during the fiscal year ended March 31, 2025.

Cost of revenue

Cost of revenue for the fiscal year ended March 31, 2025 was $7,756,000 compared to $9,173,000 for the fiscal year ended March 31, 2024 and decreased by $1,417,000, or 15.4% which reflect the lower direct costs associated with the lower revenue during the fiscal year ended March 31, 2025.

Selling, General and Administrative Expenses (“SG&A expenses”)

SG&A expenses for the fiscal year ended March 31, 2025 was $969,000 compared to $1,234,000 for the fiscal year ended March 31, 2024 and decreased by $265,000, or 21.5% primarily due to lower marketing costs and outsourcing expenses

Other Income (Expense), net

Other income for fiscal year ended March 31, 2025 and 2024 was $1,000 and remained relatively constant as we had no significant non-recurring income or losses in both periods.

Interest Expenses

Interest expenses for fiscal year ended March 31, 2025 was $148,000 compared to $149,000 for the fiscal year ended March 31, 2024 and decreased by $1,000, or 0.7% due to lower amount of borrowings we had during the fiscal yar ended March 31, 2025.

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Liquidity and Capital Resources

As of September 30, 2025 and March 31, 2025, we had cash of $7,003,000 and $5,178,00, respectively. Liquidity is a measure of our ability to meet potential cash requirements. We generally funded our operations with cash flow from operations, and, when needed, borrowing from financial institutions. Our principal use of liquidity has been to fund our daily operations and working capital. We expect that our cash and cash equivalents will be sufficient to fund our operating expenses and cash obligations for the next 12 months, although our ability to continue as a going concern depends upon our ability to attract and retain revenue generating customers, acquire new customer contracts, and secure additional financing.

Summary of Cash Flows

Six Months Ended September 30, 2025 Compared to Six Months Ended September 30, 2024

The following table summarizes our cash flows for the periods presented:

(amounts in thousands)	Six Months Ended September 30,
	2025	2024
Statement of Cash Flow Data:
Net cash provided by/(used in) operating activities	$1,879	$(455)
Net cash used in financing activities	(97)	(95

Cash Flows Provided by/(Used in) Operating Activities

For the six months ended September 30, 2025, net cash provided by operating activities was $1,879,000, primarily resulting from our net income during the period and an increase in payable to related party.

For the six months ended September 30, 2024, net cash used in operating activities was $455,000, primarily resulting from our net loss during the period increase and an increase in accounts payable and accrued expenses.

Cash Flows Used in Financing Activities

For the six months ended September 30, 2025, net cash used in financing activity was $97,000 mainly as a result of repayment of long-term borrowings.

For the six months ended September 30, 2024, net cash used in financing activities was $95,000 as a result of repayment of long-term borrowings.

Fiscal Year Ended March 31, 2025 Compared to Fiscal Year Ended March 31, 2024

The following table summarizes our cash flows for the periods presented:

(amounts in thousands)	Fiscal Years Ended March 31,
	2025	2024
Statement of Cash Flow Data:
Net cash provided by operating activities	$4,723	$(13,987)
Net cash provided by investing activity	-	459
Net cash used in financing activities	(182)	(191)

Cash Flows Provided by/(Used in) Operating Activities

For the fiscal year ended March 31, 2025, net cash provided by operating activities was $4,723,000, primarily resulting from our net income, increase in account payable and increase in other liabilities.

For the fiscal year ended March 31, 2024, net cash used in operating activities was $13,987,000, primarily resulting from increase in prepaid expenses and other current assets.

Cash Flows Used in Investing Activity

We had no investing activities during the fiscal year ended March 31, 2025.

For the fiscal year ended March 31, 2024, net cash provided by investing activities was $459,000 as a result of sales of investment.

Cash Flows Used in Financing Activity

For the fiscal year ended March 31, 2025, net cash used in financing activity was $182,000 as a result of repayment of long-term borrowings.

For the fiscal year ended March 31, 2024, net cash used in financing activities was $191,000 as a result of repayment of long-term borrowings.

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Contractual Obligations

The following table presents our commitments and contractual obligations as of September 30, 2025, as well as our long-term obligations:

	As of September 30, 2025
(amounts in thousands)	Payments due by period:
	Total	Less than 1 year	1 – 3 years	4 – 5 years	More than 5 years
Long-term debt	$803	$98	$381	$245	$79
Convertible bonds	13,340	0	13,340	-	-
Operating lease liabilities	20	10	10	-	-
Total	$14,163	$108	$13,731	$245	$79

Off-Balance Sheet Arrangements

As of September 30, 2025, we did not have any material off-balance sheet arrangements.

Recent Developments

On November 20, 2025, our Board of Directors approved a forward stock split of our issued and outstanding common stock at a ratio of 10-for-1, which became effective on December 4, 2025. As of December 4, 2025 and immediately prior to the Stock Split, there were 48,546,938 shares of common stock issued and outstanding. As a result of the Stock Split, we have 485,469,380 shares of common stock issued and outstanding. All share and per share data included within the consolidated financial statements and related footnotes have been adjusted to account for the effect of the Stock Split.

Quantitative and Qualitative Disclosure About Market Risk

We are exposed to market risks in the ordinary course of our business. Information relating to quantitative and qualitative disclosures about these market risks is described below.

Inflation risk

Inflationary pressures have recently increased, and may continue to increase, the costs of labor, raw materials and other inputs for our products. We have experienced, and may continue to experience, higher than expected inflation, including escalating transportation, commodity and other supply chain costs and disruptions. If our costs are subject to significant inflationary pressures, we may not be able to offset such higher costs through price increases, which could adversely affect our business, results of operations or financial condition.

Liquidity risk

Liquidity risk is the risk that we will be unable to execute payments on the payment date when performing obligations to repay financial liabilities that come due. We monitor and maintain a level of cash and cash equivalents deemed adequate to finance our operation and to mitigate the effects of fluctuations in cash flow based on cashflow plans we prepare and maintain.

Market risk

We are exposed to market risks in the ordinary course of our business. Market risk represents the risk of loss that may impact our financial position due to adverse changes in financial market prices and rates. Our market risk exposure is primarily related to fair value of financial instruments as well as interest rates changes.

Interest Rate Risk

Our operations are interest rate sensitive. As the borrowing capability is adversely affected by increases in interest rates, a significant increase in interest rates may negatively affect the ability of borrowings to secure adequate financing. Higher interest rates could adversely affect our revenue, gross margin, and net income.

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Credit risk

We hold cash in bank deposits financial institutions in Japan which are insured by the Deposit Insurance Corporation of Japan subject to certain limitations. We have not experienced any losses on such accounts and believe they are not exposed to any significant credit risk on cash and cash equivalents. Credit risk is also the risk of our incurring financial losses due to the default of contractual obligations by customers. We conduct credit management of customers in Japan based on their financial condition.

Critical Accounting Policies and Estimates

Our consolidated financial statements and accompanying notes have been prepared in accordance with U.S. GAAP. The preparation of these consolidated financial statements and accompanying notes requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. We have identified certain accounting policies that are significant to the preparation of our consolidated financial statements. These accounting policies are important for an understanding of our financial condition and results of operation. Critical accounting policies are those that are most important to the portrayal of our financial conditions and results of operations and require management’s difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management’s current judgments. While our significant accounting policies are more fully described in Note 2 to the consolidated financial statements included elsewhere in this prospectus, we believe the following critical accounting policies involve the most significant estimates and judgments used in the preparation of our consolidated financial statements.

Use of Estimates

Significant accounting estimates reflected in our consolidated financial statements include useful lives of intangible assets, impairment of long-lived assets, the carrying value of operating lease right-of-use assets, allowance for credit loss on accounts receivable, the valuation of equity-based compensation, and valuation allowance against net deferred tax assets. Economic conditions may increase the inherent uncertainty in the estimates and assumptions indicated above. Actual results may differ from previously estimated amounts, and such differences may be material to our consolidated financial statements.

The following critical accounting policies rely upon assumptions and estimates and were used in the preparation of our financial statements:

Foreign Currency Translation

We maintain our books and record in our local currency, Japanese YEN (“JP¥”), which is a functional currency as being the primary currency of the economic environment in which our operation is conducted. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statements of operations.

Our reporting currency is the United States Dollars (“US$”), and the accompanying consolidated financial statements have been expressed in US$. In accordance with ASC Topic 830-30, “Translation of Financial Statements”, assets and liabilities of the Company whose functional currency is not US$ are translated into US$, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from the translation of financial statements are recorded as a separate component of accumulated other comprehensive loss within the statements of changes shareholders’ deficit.

Accounts Receivable, Net

Accounts receivable primarily consist of the amounts billed and currently due from customers, net of an allowance for credit losses, if recorded. When we have an unconditional right to payment, subject only to the passage of time, the right is treated as receivable. Our accounts receivable balances are unsecured, bearing no interest. Fees billed in advance of the related contractual term represent contract liabilities and are presented as deferred revenue.

At each balance sheet date, we recognize an expected allowance for credit losses. In addition, also at each reporting date, this estimate is updated to reflect any changes in credit risk since the receivable was initially recorded. This estimate is calculated on a pooled basis where similar risk characteristics exist.

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The allowance estimate is derived from a review of our historical losses on the aging of receivables. This estimate is adjusted for management’s assessment of current conditions, reasonable and supportable forecasts regarding future events, and any other factors deemed relevant by us. We believe historical loss information is a reasonable starting point in which to calculate the expected allowance for credit losses as our customers’ composition have remained constant. We did not record the allowance for credit loss for the six months ended September 30, 2025 and 2024 or for the fiscal years ended March 31, 2025 and 2024.

We write off receivables when there is information that indicates the debtor is facing significant financial difficulty and there is no possibility of recovery. If any recoveries are made from any accounts previously written off, they will be recognized in income or an offset to credit loss expense in the year of recovery. We did not have any write-offs of receivable during the six months ended September 30, 2025 and 2024 or for the fiscal years ended March 31, 2025 and 2024.

Leases

Leases are comprised of operating leases for office space. In accordance with FASB ASC Topic 842, Leases, we determine if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use assets (ROU), current portion of operating lease liabilities, and non-current operating lease liabilities in the Consolidated Balance Sheets. Operating lease ROU assets and operating lease liabilities are recognized based on the present value of future minimum lease payments over the lease term at commencement date.

For leases with terms greater than 12 months, we record a right-of-use asset and a lease liability representing the present value of future lease payments. The discount rate used to measure the lease asset and liability is determined at the beginning of the lease term using the rate implicit in the lease, or our collateralized incremental borrowing rate. The implicit rate within our leases is generally not determinable and, therefore, the incremental borrowing rate at lease commencement is utilized to determine the present value of lease payments. We estimate our incremental borrowing rate based on third-party lender quotes to obtain secured debt in a like currency for a similar asset over a timeframe similar to the term of the lease. For those contracts that include fixed rental payments for both the use of the asset (“lease costs”) as well as for other occupancy or service costs relating to the asset (“non-lease costs”), we generally include both the lease costs and non-lease costs in the measurement of the lease asset and liability.

We account for each lease and any non-lease components associated with that lease as a single lease component for all asset classes. Lease expenses for our operating leases are recognized on a straight-line basis over the lease term except for variable lease costs, which are expensed as incurred.

Impairment or Disposal of Long-Lived Assets

Long-lived assets used in operations are reviewed for impairment whenever events or changes in circumstances indicate that carrying amounts may not be recoverable. For long-lived assets to be held and used, we recognize an impairment loss only if the carrying amount is not recoverable when compared to our undiscounted cash flows, and the impairment loss is measured based on the difference between the carrying amount and fair value. Long-lived assets held for sales are reported at the lower of cost or fair value less costs to sell.

Jumpstart Our Business Startups Act of 2012

As a company with less than $1.235 billion in revenues during our last fiscal year, we qualify as an emerging growth company as defined in the Jumpstart Our Business Startups Act enacted in 2012 (the “JOBS Act”). As an emerging growth company, we expect to take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure in this prospectus;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended;

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our consolidated financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We may use these provisions until the last day of our fiscal year following the fifth anniversary of the completion of this offering. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.235 billion or we issue more than $1.07 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period.

To the extent that we continue to qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an emerging growth company may continue to be available to us as a smaller reporting company, including: (i) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act; (ii) scaled executive compensation disclosures; and (iii) the requirement to provide only two years of audited financial statements, instead of three years.

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CORPORATE HISTORY AND STRUCTURE

Overview

Advasa Holdings, Inc. was incorporated in the State of Delaware on February 4, 2025. We conduct business activities principally through our 96.6% owned operating subsidiary, Advasa Co., Ltd. (“Advasa (Japan)”), as further described below.

Upon incorporation, we were authorized to issue 500,000,000 shares of Common Stock, par value $0.00001 per share, and 50,000,000 shares of preferred stock, par value $0.00001 per share. On December 4, 2025, we effectuated a 10-for-1 forward stock split and increased the authorized shares to 5,000,000,000 shares of Common Stock and 500,000,000 shares of preferred stock. As of the date of this prospectus, there are 485,469,380 shares of Common Stock outstanding and no shares of preferred stock outstanding.

Historical Common Equity Transactions

On February 5, 2025, we issued 50 shares of Common Stock to Taiji Ito, sole incorporator of Advasa Holdings, Inc., for $0.10 per share for a total subscription of $5.00.

On June 13, 2025, we issued the following founders shares to the following founders of Advasa Holdings, Inc.: (i) 40,000,000 shares of Common Stock to Taiji Ito at a price of $0.000001 per share, for an aggregate of $40.00; (ii) 15,000,000 shares of Common Stock to Spirit Advisors at a price of $0.000001 per share, for an aggregate of $15.00; (iii) 5,000,000 shares of Common Stock to Gaku Yoneta at a price of $0.000001 per share, for an aggregate of $5.00; and (iv) 15,000,000 shares of Common Stock to Atsushi Saisho at a price of $0.000001 per share, for an aggregate of $15.00.

On August 29, 2025, we issued 410,469,380 shares of our Common Stock to the existing holders of common shares of Advasa (Japan) in exchange for all outstanding common shares of the existing stockholders of Advasa (Japan), who held 96.6% of the issued and outstanding capital stock of Advasa (Japan). The acquisition of Advasa (Japan) was accounted for as a recapitalization among entities under common control since the same controlling shareholders controlled all these entities before and after the transaction. The consolidation of Advasa Holdings, Inc. and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the transaction had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements.

On August 29, 2025, we redeemed the 50 shares of Common Stock issued to Taiji Ito, as sole incorporator of Advasa Holdings, Inc., for $0.10 per share for a total subscription of $5.00.

The above issuances/sales were made pursuant to an exemption from registration as set forth in Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act.

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Corporate Structure

The following diagram depicts our organization structure prior to this offering:

The following diagram depicts our organization structure following this offering (assuming no exercise of the overallotment option):

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BUSINESS

Company Overview

Advasa Holdings, Inc., a Delaware corporation, was formed on February 4, 2025 for the purpose of being a holding company for Advasa (Japan), with its headquarters in Tokyo, Japan.

We are a financial technology and services company that offers a suite of financial services and solutions, including an earned wage access (“EWA”) named “FUKUPE”. FUKUPE provides employees with real-time access to their earned wages through cashless receipts and settlements that integrate seamlessly with wallets, cards, and bank accounts. In addition to serving businesses directly, we license our EWA technology portfolio and offer OEM (original equipment manufacturer) services. For the six months ended September 30, 2025 and for the years ended March 31, 2025 and 2024, we had 12 clients, including 10 EWA clients, 1 system OEM client, and 1 system maintenance client.

Our EWA solution is protected by several patents, whereby we currently have nine issued patents in major patent jurisdictions. Notably, we have two issued patents in the United States, two in Japan, and one in South Korea. We have multiple filings of the basic features of our EWA platform in 16 different countries.

Our Philosophy

Our mission is to create an equal finance platform for the public by offering innovative solutions to make cash accessible to the millions of people who lack access to basic financial services or provide an alternative to traditional banks. Starting with EWA products and microloans, and moving beyond, we want to provide a flexible and inclusive platform for financial transactions and create an ecosystem where anyone can participate in the global economy with little effort.

How FUKUPE Works

Our patented system consists of efficiently gathering, using, and managing necessary employee and employer-related data to ensure efficient access to on-demand payroll for employees, while seamlessly integrating with the HR and payroll systems that employers already have in place.

Typically, companies pay their employees on a weekly or bi-weekly basis in arrears. We provide a solution for employees that want to access the wages that they have already earned prior to their “set” payday. Our system calculates the available earned wage for each employee by using attendance/time data that we receive from the employer in real time, which is then filtered through predetermined limits that are set by us and the employer. The earned wage is viewable to each employee on a computer device (i.e., computer or smartphone) through an individualized EWA user account. When an employee chooses to access their available earned wages, our EWA system transfers the earned wage amount to the employee. Employees can receive their funds through a remittance to their bank account, a digital wallet, or pre-paid card, by and through our partnerships with various payment platforms and prepaid or VISA card issuers. The amount advanced by the employee is then deducted from their total earnings to ensure an accurate net pay on payday.

For the employer, our platform integrates seamlessly with their existing payroll and timekeeping systems. We operate as sort of an overlay service, and thus cause no major disruption to a company’s current operations. Previous EWA systems involved the retrieval of financial and employee data from different sources, resulting in inefficient data exchanges and data privacy issues. Moreover, the management of funds and payment rules by employers and banks made the process of wage payment rigid, cumbersome, and slow. In contrast, our system can be used in real-time without relying on a bank transfer and without the burden on the employer to prepare a deposit or incur any installation or operational costs. Our EWA system does not require the employer to advance the wages itself, but rather, it is funded by us, through our financial partners.

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Our Platform

Our platform is delivered exclusively as a hosted service that we operate and maintain. Customers do not receive a copy of our software in executable, object code, or source code form, and are not permitted to download or install the software. Our contracts do not grant customers the right to take possession of the software, deploy it on their own hardware, or engage an unrelated third party to host the platform on their behalf.

All functionality is provided through access to our hosted platform. While we provide APIs to facilitate integration with customers’ payroll and human resources systems, these APIs function solely as access points to our hosted services and do not convey any ownership interest or license rights in the underlying software.

Patent Enforcement and Licensing

Our patents relate to EWA solutions that enable employees to access a portion of their already earned wages, if needed, outside a traditional pay cycle. Our patents are broad in scope and highly relevant to technological solutions and products/services currently commercialized. A significant aspect of our business strategy involves monetizing our patent portfolio through enforcement actions against major EWA service providers that we believe are infringing on our intellectual property and otherwise pursuing licensing agreements.

We believe that our system and patents are relevant to three different groups of companies—(i) EWA providers, especially those that pre-fund the advance wages and where employees can easily access their funds through an online platform; (ii) EWA customers (i.e., companies and employers); and (iii) payment service providers, such as banks, credit cards, and online payment solutions. As an EWA provider, we provide the EWA platform and user interface, manage employee and employer data, generate the earned wage information available to the user, and pre-fund the earned wage to the employee. Our platform creates an efficient relationship with the employer, significantly reducing the impact of the EWA operation on the employer’s business and integrating seamlessly with the employers’ HR departments. It also facilitates the relationship between the employer and the payment service provider.

Earned Wage Access

Earned Wage Access is gaining significant traction across the globe as an innovative solution to empower workers and support businesses. By providing employees with access to their earned wages as they work, rather than waiting for a set payday, EWA helps to reduce financial stress, increase workplace satisfaction, and improve financial stability.

1.	Access to Real-Time Wages

With EWA, employees gain access to their wages as they earn them, reducing the financial burden that comes with waiting for monthly or bi-weekly pay cycles. This immediate access to wages provides workers with greater financial flexibility, allowing them to manage their expenses more effectively.

2.	Mitigating the Risk of Unpaid Wages

Traditional salary systems are vulnerable to delays, especially in situations like company bankruptcies or financial distress. EWA helps balance the power dynamic between employers and employees by ensuring timely payment, reducing the risk of unpaid wages, and improving worker security.

3.	Enhancing Employee Financial Well-being

EWA fosters financial stability by reducing the stress associated with financial uncertainty. Employees no longer have to rely on credit, loans, or payday advances to meet their daily needs, improving overall well-being and job satisfaction.

4.	Reducing Dependence on High-Cost Loans

By providing employees with timely access to wages, EWA helps them avoid costly debt options such as payday loans and credit card debt. Employees that do not have savings, and experience a hardship or emergency, have unplanned expenses, or otherwise are struggling to make ends meet, will be able to have an alternative means of accessing funds immediately. This reduction in reliance on high-interest financial products supports better financial health and reduces the risk of financial distress.

5.	Increasing Employee Retention and Attraction

Offering EWA as an employee benefit enhances company attractiveness, particularly in industries with high turnover and lower wages. Increasing employee satisfaction leads to higher retention rates and greater workforce stability, which is crucial for long-term organizational success.

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Intellectual Property

We are committed towards the comprehensive protection of our inventions, as demonstrated by multiple filings of the basic features of our EWA platform, including main patent jurisdictions (i.e., U.S., EU, China, Japan, and South Korea. We have applied for patents in 82 countries and currently have 17 patents in 14 countries,. We believe this has set up a solid patent position that is set to grant us invention rights around the world.

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Our patent portfolio is as follows:

Progress of domestic patent applications

As of October 24, 2024

Invention Title: System for Providing Services in Response to Funding Needs, Method Therefor, Business Operator Server, and Program

Country/Region	Application number	Filing date	Registration number	Registration date	Applicant	Remarks
Japan	Patent Application No. 2016-254858	2016/12/28	Patent No. 6249506	2017/12/1	FTS K.K.	patent decision

Progress of domestic patent applications

As of October 24, 2024

Name of invention: System for providing services in response to funding needs, business operator server

Country/Region	Application number	Filing date	Registration number	Registration date	Applicant	Remarks
Japan	Patent Application No. 2017-220838	2016/12/28	Patent No. 6332715	2018/5/11	FTS K.K.	patent decision

Progress of foreign patent applications (Taiwan and international applications PCT/JP2017/035041 transition to various countries)
Invention Title: System for Providing Services in Response to Funding Needs, Method Therefor, Business Operator Server, and Program						As of October 24, 2024

Country/Region	Application number	Filing date	Registration number	Registration date	Applicant	Remarks
U.S.	16/474,500	2017/9/27	11010746	2021/5/18	FTS K.K.	Patent examination (including all divisional applications)
Morocco	46167	2017/9/27	46167	2020/6/30	FTS K.K.	patent decision
South Korea	10-2019-7021883	2017/9/27	10-2090039	2020/3/11	FTS K.K.	patent decision
Singapore	11201905892Q	2017/9/27	11201905892Q	2021/5/10	FTS K.K.	patent decision
Russia	2019123610	2017/9/27	2724646	2020/6/25	FTS K.K.	patent decision
Taiwan	106133577	2017/9/29	I743211	2021/10/21	FTS K.K.	patent decision
Ukraine	a2019 08398	2017/9/27	126395	2022/9/28	FTS K.K.	patent decision
Egypt	PCT 1019/2019	2017/9/27	30675	2022/2/14	FTS K.K.	patent decision
Chile	201901814	2017/9/27	65803	2022/11/7	FTS K.K.	patent decision
Nigeria	NG/PT/C/2019/3827	2017/9/27			FTS K.K.	Patent examination (including all divisional applications)
Kuwait	KW/P/2019/219	2017/9/27	KW/P/2019/219	2019/6/27	FTS K.K.	patent decision
Indonesia	PID201906132	2017/9/27	IDP000093677	2024/5/7	FTS K.K.	patent decision
Philippines	1-2019-501474	2017/9/27			FTS K.K.	Patent examination (including all divisional applications)
Malaysia	PI2019003696	2017/9/27	MY-203796-A	2024/7/18	FTS K.K.	patent decision
EPO	17887448.3	2017/9/27			FTS K.K.	in transition
China	201780081291.3	2017/9/27			FTS K.K.	Appeal against the judgment

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Our Collaborations and Partnerships

We have established several partnerships and collaborations with financial institutions to support the development and expansion of our EWA business.

We maintain agreements with Seven Bank, PayPay Bank, and GMO Aozora Net Bank that allow us to use their real-time transfer service APIs. Under these arrangements, the banks charge us a monthly connection fee, a per-transfer fee, or a combination of both. A copy of the agreements with Seven Bank and GMO Aozora Net Bank are filed herewith as Exhibit 10.9 and 10.10.

We also work with TIS Inc. to integrate our EWA services with their widget distribution platform. In addition, we have an agreement with APLIS Co., Ltd. to enable the use of their “BANKIT” app, which functions as electronic money for domestic and international purchases and services.

Our commission agreement with AEON Bank provides that when an employee referred by AEON Bank uses EWA, we pay the bank 20% of the commission we receive as a referral fee. A copy of the agreement with AEON Bank is filed herewith as Exhibit 10.11.

We have also partnered with Sumitomo Mitsui Card Co., Ltd. to be able to issue a charge-type VISA prepaid card. Employees now have the option to use the funds from their EWA straight to a prepaid card, eliminating the need for ATM withdrawals after transferring funds to a conventional bank account.

Business Strategy

Our business strategy has been to work diligently in establishing our patents and infrastructure, and cautiously expanding until we gained a thorough understanding of regulations in the various jurisdictions in which we are looking to operate. We are focusing on expanding our direct service and OEM offerings. Our current customers are all in Japan, and we are preparing for our imminent launch in Indonesia and the United Arab Emirates. As we continue to expand in Asia and the Middle East, we plan to build localized revenue models tailored to each country. By expanding our presences in Asia and the Middle East first and monitoring regulations in each country, we believe we are building competitive strength against some of the larger EWA platforms in the United States.

As an example, in order to comply with current relevant laws in the United States, we anticipate that we will not charge fees to the employee. Instead, our revenue model would likely be through receiving fees from the company/employer and transaction processing fees. In a recent news report on April 14, 2025, the New York State Attorney General filed a lawsuit against Daily Pay and Money Lion accusing the app-based financial technology companies of exploiting workers by charging excessive fees to collect paychecks more quickly. The attorney general stated that MoneyLion’s $8.99 fee on a $100 two-week advance under the “Instacash” brand name carries an effective annual interest rate of 234%, while DailyPay’s $2.99 fee on a $20 seven-day advance carries an effective rate above 750%. Issues like this are revealing itself in many of the markets that we plan on entering, and we are committed to researching the regulations applicable to that market and tailoring our revenue models accordingly. (See “Special Note Regarding Forward-Looking Statements.”)

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Legal and Regulatory Considerations- Japan

Japan’s Digital Salary Payments

Under Japan’s Labor Standards Act, wages must be paid in full, directly to the employee, in currency. However, several exceptions are permitted, including by an ordinance of the Ministry of Health, Labor, and Welfare (MHLW) effective on April 1, 2023 that allowed employers to pay salaries to their employees electronically via designated funds transfer service providers, including through smartphone payments apps. These providers must meet several specific specifications:

-	Balance transfer requirement: If an employee’s account balance exceeds ¥1 million, the excess must be transferred to the employee’s bank account or other designated account;
-	Credit guarantee enrollment: providers must be enrolled in a credit guarantee system that ensures full payment to employees in case of the provider’s bankruptcy;
-	Payment guarantee measures: providers must have measures to guarantee full payment to employees when account balances are reduced due to reasons beyond the employee’s control;
-	Free cash withdrawal: employees must be able to withdraw cash for free at least once a month using ATMs or other means;
-	Technical capability: providers must possess the technical abilities to properly operate the salary transfer service.

Though these regulations are not specific to EWA service providers, it does create a regulatory environment that supports our operations. We can function as a designated fund transfer service provider.

EWA Services in Japan

In Japan, the legal classification of EWA services depends on the specific operational structure and the terms under which funds are advanced to employees. Under Japan’s Money Lending Business Act, entities engaged in the lending and borrowing of money are required to register as money lenders. However, certain activities are excluded from this definition. Notably, in December 2018, Japan’s Ministry of Economy, Trade and Industry (METI) stated that prepaid salary replacement services do not fall under the category of a “money lending business” under Japanese law because the employer is advancing wages that the employee has already earned, which is not considered a loan.

Conversely, if a third party provider offers these EWA services, whereby they advance funds to employees based on the employee’s earned wages and then collects repayment from the employer, the legal interpretation differs. In March 2020, the Financial Services Agency (FSA) of Japan issued a no-action letter indicating that such payroll factoring schemes are equivalent to a “money lending business.”

Because we offer our original equipment manufacturer (OEM) platform to the employer (which platform is integrated into the employer’s payroll system) and sell the licenses to our patented systems, we are not currently considered a prepayment service provider, and thus not a money lending business. As of the date of this prospectus, we are not registered as a money lender.

Market Opportunity

EWA Market

Multiple research reports predict that the EWA market is expected to grow significantly in the global market. Allied Market Research projected that the global payday loans market was valued at $32.48 billion in 2020 and is projected to reach $48.68 billion by 2030, growing at a CAGR of 4.2%.1 However, though pay day loans and EWA services are both short-term financial solutions, they are different financial products. More narrowly, Zion Market Research estimated that the market size for global EWA software was worth around $22.5 billion in 2022 and predicted to grow to around $26.74 billion by 2030, growing at a CAGR of 2.18% between 2023 and 2030.2 Comparatively, Market Research Future projected the EWA software market to grow from $30.83 billion in 2025 to $242.46 billion by 2034, exhibiting a CAGR of 25.75%.3

1 Allied Market Research. (n.d.). Payday Loans Market Size, Share and Industry Forecast - 2030. [online] Available at: https://www.alliedmarketresearch.com/payday-loans-market-A10012

2 Earned Wage Access Software Market By Type (On-Premise and Cloud-Based), By Application (Small & Medium-Sized Enterprises (SMEs) and Large Enterprises), and By Region - Global and Regional Industry Overview, Market Intelligence, Comprehensive Analysis, Historical Data, and Forecasts 2023 – 2030; Zion Market Research. Available at https://www.zionmarketresearch.com/report/earned-wage-access-software-market

3 Earned Wage Access Software Market Research Report By Deployment (Cloud, On-premises), By Organization Size (Small and Medium-sized Enterprises (SMEs), Large Enterprises), By Industry Vertical (Retail, Healthcare, Manufacturing, Technology, Transportation, Hospitality, Education, Financial Services), By Wage Cycle (Weekly, Biweekly, Monthly), By Features (Real-time access to earned wages, No-fee or low-fee options, Integration with payroll systems, Financial literacy tools, Analytics and reporting) - Forecast to 2034; ID: MRFR/ICT/25066-HCR, Author: Aarti Dhapte, April 2025; Available at: https://www.marketresearchfuture.com/reports/earned-wage-access-software-market-26727

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In 2020 reports on “instant access to wages” published by the world’s four largest accounting firms, Mastercard, and VISA, it has been highly praised as “a way to solve the challenges of both employees and employers,” and industry experts predict that it will not be long before companies with all kinds of workers, including white-collar, blue-collar, gig, baby boomers, Gen X, millennials, and Gen Z, adopt “instant access to wages.”4 These predictions have largely come to fruition. We have seen multinational conglomerates like WalMart, McDonalds, and Uber adopting an EWA payment model.

Managing liquidity can be expensive for lower income workers whose options they may consider have been payday loans, credit cards, overdraft, earned wage products, or missing payments on bills.5 We believe that the expansion of EWA can help mitigate the reliance of non-regular employees on high-interest loans or other aggressive options by enabling them to access their earned wages immediately. With the rise of flexible work arrangements, such as gig employment, same-day payments are becoming increasingly popular. Additionally, as digital payment adoption grows, even regular employees may find value in this benefit, further driving the shift toward more accessible and timely wage distribution.

Significant Percentage of Japanese Consumers Lack Sufficient Savings and Live Paycheck to Paycheck

According to a 2017 study from the Bank of Japan, approximately 30% of Japanese households and over 50% of single-person households have no savings, meaning they are waiting for each paycheck in order to pay their expenses. Further, there are significant income disparities between full-time, permanent “regular” employees with an annual salary of ¥5.3 million, whereas the approximately 20 million “non-regular” employees—such as part-time, contract, or temporary workers—earn an average of only ¥2.02 million.6 Non-regular workers constitute a significant portion of Japan’s workforce, being approximately 21 million persons, representing 30% of the Japanese workforce as of 2024.7 We believe we can operate effectively in this segment of the market by facilitating credit products to historically underserved consumers. Generally, these consumers are in need of fair, affordable, transparent, and flexible credit products to cover everyday expenses and cash shortfalls, but traditional banks and credit providers are largely unwilling to service these consumers due to low credit scores or similar factors.

U.S. Market Sees Rapid Growth in Earned Wage Products

According to a 2024 report by the U.S. Consumer Finance Protection Bureau (“CFPB”), the market for employer-partnered earned wage products are growing rapidly, estimating that the number of transactions processed by these providers grew from 90% from 2021 to 2022, with more than 7 million workers accessing approximately $22 billion in 2022.8 They also found that the average transaction size for earned wage transactions were relatively small—ranging from $35 to $200 and that the share of workers used the earned wage access product at least once a month increased from 41% in 2021 to nearly 50% in 2022. This just comes to show that earned wage product use is increasing, and it is more prevalent in lower-income households.

4 “KPMG - Attention payroll leaders: COVID-19 spurs surge of earned wage access programs, 2020”.

5 Herman Donner and Francis Daniel Siciliano, The Impact of Earned Wage Access on Household Liquidity and Financial Well-Being (January 2022), https://papers.ssrn.com/sol3/papers.cfm?abstract_id=4007632 (hereinafter Donner & Siciliano); Brookings Institution, Meet The Low-Wage Workforce (November 2019), https://www.brookings.edu/research/meet-the-low-wage-workforce

6 As reported by the Japan National Tax Agency 2023 survey.

7 “Share of employees in non-permanent employment in Japan 2002-2024, by age,: Published by Statista Research Department, Feb. 14, 2025

8 Data Spotlight: Developments in the Paycheck Advance Market, Consumer Financial Protection Bureau, July 18, 2024

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Alternative Lending Criteria

Consumer debt in Japan remains substantial. The outstanding balance of card loans issued by banks is approximately ¥5.8 trillion, with an additional ¥4.5 trillion held by other consumer finance and money-lending institutions.9 However, due to tighter regulations within the banking sector, many borrowers—especially non-regular employees—are turning to predatory “loan sharks” for financial assistance. The balance of loans has decreased by about half from ¥20 trillion in 2006, with outflows going to loan sharks.

Many top lenders use credit scores, among other quantifiable metrics and qualifying rules to determine a potential borrower’s creditworthiness, and these criteria often result in adverse selection—potentially overlooking consumers who are otherwise willing and able to repay. We have determined that there are alternative metrics that can be used to determine a consumer’s true ability and willingness to pay.

Opportunity for the Unbanked Population

As more companies seek to offer flexible, modern benefits to their employees, the demand for innovative payroll solutions continues to rise. The global unbanked population presents a substantial market opportunity, with over 1.7 billion people worldwide lacking access to formal financial services.9

Across OECD member countries, approximately $1 trillion in wages remain unpaid at any given time. 10 By releasing earned wages through EWA, we unlock significant liquidity in the economy, potentially benefiting thousands of workers. We estimate the market size for EWA services alone to be in the billions, with the potential for exponential growth as more businesses and financial institutions adopt our platform. Our solution not only addresses employee financial well-being but also contributes to a broader societal goal of enhancing financial inclusion on a global scale.

Competitive Landscape

We operate in dynamic, fragmented and highly competitive industries across our business lines, characterized by rapidly evolving technologies, frequent product and service introductions and competition based on pricing, innovative features, quality and functionality, brand recognition and other differentiators. With respect to our financial product and service offerings, we compete with a variety of direct and marketplace providers of consumer-focused banking, lending, investing and other financial products. Our competitors include traditional banks and credit unions; non-bank digital providers offering banking-related services; specialty finance and other non-bank digital providers offering consumer lending-related or earned wage access products; digital wealth management platforms; and digital financial platform and marketplace competitors, which aggregate and connect consumers to financial product and service offerings.

We have competition in the domestic and international space and expect our competition to continue to increase, as there are generally no substantial barriers to entry to the markets we serve. EWA providers that are currently active in the market are Dailypay, Branch, Zayzoon, Tapcheck, Wagestream, One@work, and PayActiv. Large companies with hundreds of thousands of employees such as Walmart, Lidl, or McDonalds already offer EWA to their employees through EWA providers PayActiv, DailyPay, and Branch, respectively. In addition, well known employers and HR service providers that provide their services to large companies also implement EWA services through EWA providers. For example, ADP has collaborated with DailyPay, PayChex with PayActive, and VensureHR with Zayzoon.

Some of our current and potential competitors have longer operating histories, particularly with respect to financial services products similar to ours, significantly greater financial, technical, marketing and other resources and a larger customer base than we do. Notwithstanding these competitive challenges, we believe that our patented platform solution, development of business partnerships, utilization of overseas networks of system partners, and the licensing of our patents to local financial institutions, allow us to compete effectively.

9 World Bank, Financial Inclusion on the Rise, But Gaps Remain, Global Findex Database Shows, (Apr. 19, 2018) (Press Release No. 2018/130/DEC) https://www.worldbank.org/en/news/press-release/2018/04/19/financial-inclusion-on-the-rise-but-gaps-remain-global-findex-database-shows

10 EY, On-Demand Pay: Payroll That Works for All (Sept. 2020)

11 “Outstanding credit card loans from banks to consumers in Japan 2016-2024,” Published by Statista Research Department, Apr 9, 2025

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Recent Developments

Formation

On February 5, 2025, we issued 50 shares of Common Stock to Taiji Ito, sole incorporator of Advasa Holdings, Inc., for $0.10 per share for a total subscription of $5.00.

Share Issuances

On June 13, 2025, we issued the following founders shares to the following founders of Advasa Holdings, Inc.: (i) 40,000,000 shares of Common Stock to Taiji Ito at a price of $0.000001 per share, for an aggregate of $40.00; (ii) 15,000,000 shares of Common Stock to Spirit Advisors at a price of $0.000001 per share, for an aggregate of $15.00; (iii) 5,000,000 shares of Common Stock to Gaku Yoneta at a price of $0.000001 per share, for an aggregate of $5.00; and (iv) 15,000,000 shares of Common Stock to Atsushi Saisho at a price of $0.000001 per share, for an aggregate of $15.00.

Reorganization and Share Exchange Agreement

On August 29, 2025, we issued 410,469,380 shares of our Common Stock to the existing holders of common shares of Advasa (Japan) in exchange for all outstanding common shares of the existing stockholders of Advasa (Japan), who held 96.6% of the issued and outstanding capital stock of Advasa (Japan). The acquisition of Advasa (Japan) was accounted for as a recapitalization among entities under common control since the same controlling shareholders controlled all these entities before and after the transaction. The consolidation of Advasa Holdings, Inc. and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the transaction had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements.

Redemption

On August 29, 2025, we redeemed the 50 shares of Common Stock issued to Taiji Ito, as sole incorporator of Advasa Holdings, Inc., for $0.10 per share for a total subscription of $5.00.

Approval of the Advasa Holdings, Inc. 2025 Equity Incentive Plan

On October 27, 2025, our Board of Directors and stockholder holding a majority of our outstanding ordinary shares approved the Advasa Holdings, Inc. 2025 Equity Incentive Plan (the “Plan”). The Plan covers up to 72,000,000 shares of Common Stock (“Shares”) which may be used for Awards. The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Awards, Cash-Based Awards and Other Stock-Based Awards and as discussed below. Nonstatutory Stock Options, SARs, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units may be granted to employees, directors and consultants/contractors, and Incentive Stock Options may be granted only to employees.

The foregoing description of the Advasa Holdings, Inc. 2025 Equity Incentive Plan is qualified in its entirety by reference to the Advasa Holdings, Inc. 2025 Equity Incentive Plan, a copy of which is filed as Exhibit 10.1 to the registration statement of which this prospectus forms a part.

Employment Agreements

We entered into executive employment agreements with Grady Ryther on August 11, 2025 to serve as Chief Executive Officer and with Katharyn Field on November 19, 2025 to serve as Chief Financial Officer of Advasa Holdings, Inc. See “Executive and Director Compensation – Employment Agreements” for a description of these agreements, which are filed as Exhibits 10.2 and 10.3 to the registration statement of which this prospectus forms a part.

Forward Stock Split

On November 20, 2025, our Board of Directors approved a forward stock split of our issued and outstanding common stock at a ratio of 10-for-1, which became effective on December 4, 2025. As of December 4, 2025 and immediately prior to the Stock Split, there were 48,546,938 shares of common stock issued and outstanding. As a result of the Stock Split, we had 485,469,380 shares of common stock issued and outstanding. All share and per share data included within the consolidated financial statements and related footnotes have been adjusted to account for the effect of the Stock Split.

Employees

As of January 28, 2026, we had a total of two full-time employees, including our Chief Executive Officer and Chief Financial Officer at Advasa Holdings, Inc., and no part-time employees. We also have two directors at Advasa (Japan) and one corporate auditor. Labor-management relations are stable.

Legal Proceedings

From time to time, we are involved in various claims and legal actions arising in the ordinary course of business. There are no pending legal proceedings to which we are a party or in which any director, officer or affiliate of ours, any owner of record or beneficially of more than 5% of any class of our voting securities, or security holder is a party adverse to us or has a material interest adverse to us.

Description of Real Property

Our corporate headquarters are located at 1-2-7 Motoakasake, Minato-ku, Tokyo, 107-0051 Japan, where Advasa Co., Ltd. leases approximately 256.16 rentable square feet of office space from a third party. The office lease is a month-to-month lease (automatically renews each month). The terms of the office lease provide for a base rent payment of 93 thousand yen (approximately $620) per month including common area expenses.

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MANAGEMENT

Executive Officers and Directors

The following table sets forth the name and age as of January 28, 2026, and position of the individuals who currently serve as directors and executive officers of Advasa Holdings, Inc.

Name	Age	Position
Grady Ryther	37	Chief Executive Officer and a Director
Katharyn Field	42	Chief Financial Officer
Sultan Ali Rashed Lootah*	47	Independent Director
William Witherspoon*	45	Independent Director

*We intend to appoint Sultan Ali Rashed Lootah and William Witherspoon as independent directors upon the successful listing of our initial public offering.

Set forth below is a brief biography of each of our executive officers and directors.

Executive Officers

Grady Ryther. Mr. Ryther has been the Chief Executive Officer and a director of Advasa Holdings, Inc. since August 11, 2025. From September 2022 through August 2025, he founded and managed Grade-A Tutoring, a private tutoring company specializing in SAT preparation and advanced subjects. From February 2021 through May 2023, Mr. Ryther founded and managed Pix-Elation, a creative retail business integrating digital media and direct-to-consumer merchandising. From May 2018 through February 2021, he served as the managing director of ICON Parks Design, a landscape architecture and community development firm. Mr. Ryther graduated cum laude from Harvard University with an A.B. in Physics and a secondary field in Economics in May 2010, where he distinguished himself academically by earning the second-highest score in Mechanics and Special Relativity. He has led business development, client engagement, and operational oversight in connection with the foregoing businesses. He has also directed exploratory initiatives in digital innovation, including blockchain-enabled payment integration. Mr. Ryther’s prior work with digital payment systems and emerging financial technologies provides relevant perspective as the Company continues to expand its fintech solutions. The Board of Directors believes that Mr. Ryther is qualified to serve as a director based on his academic distinction, leadership, entrepreneurial background, and experience in applying technology and business strategy to support organizational growth. Mr. Ryther does not hold, and has not previously held, any directorships in any reporting companies.

Katharyn Field. Ms. Field has been the Chief Financial Officer of Advasa Holdings, Inc. since November 19, 2025. She has also served as an independent director on LogProstyle, Inc., a Japanese company that operates a wide range of businesses, including real estate development, hotel management, and restaurant management (NYSE American: LGPS), since October 2024. In addition, Ms. Field has served as an independent director and audit committee member at Virpax Pharmaceuticals Inc., a specialty pharmaceutical company focused on pioneering advanced healthcare solutions with its flagship product leveraging proprietary liposomal encapsulation (Nasdaq: VRPX), since July 2024. Furthermore, she has served as an independent director and audit committee member at iSpecimen Inc., a company that provides technology that connects life science researchers who need human biofluids, tissues, and living cells for their research with biospecimens available in healthcare provider organizations worldwide (Nasdaq: ISPC), since September 2024. Moreover, Ms. Field has served as the chief executive officer and the chairman of the board of directors at Halo Collective Inc., a company that engages in the cultivation, manufacture, transportation, and distribution of cannabis and cannabis extracts in Canada and the United States (OTC: HCANF), since July 2022. She has also served as the interim chief executive officer and a director at Akanda Corporation, a company that engages in the cultivation, manufacture, and distribution of cannabis-based products for medicinal use worldwide (Nasdaq: AKAN), since June 2022. Ms. Field worked as a director at Costa Farms, a U.S. horticultural grower, from January 2013 to January 2017, worked as a consultant from January 2017 to January 2018, served as a senior vice president at MariMed Inc., a company that engages in cultivation, production, and dispensing of medicinal and recreational cannabis in the United States and internationally (OTC: MRMD), from January 2018 to March 2019, and served as the chief strategy officer at Halo Collective Inc. from April 2019 to February 2020 and its president from February 2020 to July 2022. Ms. Field received her bachelor’s degree in public policy from Stanford University in 2005 and her master of business administration degree from Columbia University in 2011.

Sultan Ali Rashed Lootah. We intend to appoint Mr. Lootah as an independent director effective upon the successful listing of our common stock on the Nasdaq. Mr. Lootah is a prominent Emirati strategist, entrepreneur, and leader with extensive experience in both government and private sectors. From 2010 to 2014, he served as Chief Executive Officer of the Mohammad bin Rashid Al Maktoum Foundation, where he transformed the organization into a dynamic platform focused on addressing unemployment across the Arab world. Before becoming CEO, he was the foundation’s Executive Director of Entrepreneurship Development. In the private sector, Mr. Lootah oversees a diverse group of companies involved in investment, consultancy, and real estate. His current roles include serving as Managing Partner of Sicurezza since October 2025; Chairman of the Board and Managing Director of Relam Investment since April 2018; Chairman of Nuqoosh since September 2024; Managing Director of Iootah Foods since December 2023; Managing Director of Floos Payment Service Provider LLC since April 2019; Managing Director of Vault Management Consultants and Vault Real Estate, both since May 2015; and Managing Director of Sultan Lootah Petroleum since April 2015. He also serves as Chairman of Lootah Properties in Pakistan, a cross-border expansion initiative aimed at strengthening UAE–Pakistan economic ties while advancing innovative and sustainable real estate ventures. Internationally, Mr. Lootah has served as Chairman of the Emirati-Norwegian Chamber of Commerce in Oslo and as Honorary Ambassador of Foreign Investment Promotion for the Republic of Korea from 2015 to 2017. He holds an Executive MBA from the Higher Colleges of Technology, an Executive Diploma in Public Administration from the Lee Kuan Yew College in Singapore, and a university degree in Business Information Technology. The Board of Directors believes that Mr. Lootah is qualified to serve as a director based on his leadership, entrepreneurial background, and business experience. Mr. Lootah does not hold, and has not previously held, any directorships in any reporting companies.

William Witherspoon. We intend to appoint Mr. Witherspoon as an independent director effective upon the successful listing of our common stock on the Nasdaq. Mr. Witherspoon has served as Asset Acquisition Manager for UMcapital since January 2025, supporting the confirmation and preparation of in-ground and SKR assets for potential acquisition. Since January 2020, he has also served as Principal of Hubert Development, where he leads multifamily and commercial real-estate projects through acquisition, pre-development, financing, construction, and stabilization. From January 2017 to present, he has concurrently worked as a Financial and Settlement Consultant with Forge Consulting, advising high-net-worth clients on trust, estate, insurance, and long-term financial strategies. He has also continued operating Shire Gate Farm, founded in 2007, and Four Paws Pet Resort, founded in 2005, both of which remained active during the past five years. Mr. Witherspoon holds an M.B.A. from George Washington University and a B.S. in Housing & Community Development from the University of Georgia. The Board of Directors believes that Mr. Witherspoon is qualified to serve as a director based on his leadership, entrepreneurial background, and business experience. Mr. Witherspoon does not hold, and has not previously held, any directorships in any reporting companies.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past 10 years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

●	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●	been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

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●	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Board Committees and Director Independence

Prior to this offering, there has been no public market for our Common Stock. Our Common Stock is not currently listed on any national securities exchange market or quoted on the OTC Markets. We have applied to list our Common Stock on the Nasdaq Capital Market. In order to list our Common Stock on the Nasdaq Capital Market, we are required to comply with the Nasdaq Capital Market standards relating to corporate governance, requiring, among other things, that:

●	A majority of our Board of Directors to consist of “independent directors” as defined by the applicable rules and regulations of the Nasdaq Capital Market;

●	The compensation of our executive officers to be determined, or recommended to the Board of Directors for determination, by independent directors constituting a majority of the independent directors of the Board in a vote in which only independent directors participate or by a Compensation Committee comprised of at least two independent directors as well as composed entirely of independent directors;

●	That director nominees to be selected, or recommended to the Board of Directors for selection, by independent directors constituting a majority of the independent directors of the Board in a vote in which only independent directors participate or by a nomination committee comprised of at least two independent directors as well as composed entirely of independent directors; and

●	Establishment of an audit committee with at least three independent directors as well as composed entirely of independent directors, where at least one of the independent directors qualifies as an audit committee financial expert under SEC rules and as a financially sophisticated audit committee member under the Nasdaq Capital Market rules.

For purposes of the audit committee composition requirements, we must have at least one independent director on our audit committee at the time of listing on the Nasdaq Capital Market, at least two independent directors within 90 days of listing on the Nasdaq Capital Market and at least three independent directors within one year of listing on the Nasdaq Capital Market, where at least one of the independent directors qualifies as an audit committee financial expert under SEC rules and as a financially sophisticated audit committee member under the Nasdaq Capital Market rule. In accordance with the Nasdaq Rule 5615(b)(1), since we are listing in connection with our initial public offering, we are permitted to phase in our compliance with the independent committee requirements set forth in the Nasdaq Rule 5605(d)(2) (for purposes of the compensation committee) or the Nasdaq Rules 5605(e)(1)(B) (for purposes of the nominating committee) on the same schedule as we are permitted to phase in our compliance with the independent audit committee requirement pursuant to Rule 10A-3(b)(1)(iv)(A) under the Act. Accordingly, we are permitted to phase in the compensation committee and nominating committee composition requirements as follows: (1) one member must satisfy the independence requirement at the time of listing; (2) a majority of members must satisfy the independence requirement within 90 days of listing; and (3) all members must satisfy the independence requirement within one year of listing. Furthermore, our listing in connection with our initial public offering shall have 12 months from the date of listing to comply with the majority independent board requirement in the Nasdaq Rule 5605(b). The foregoing is referred to herein as the “Independence Composition Requirements.”

Our Board of Directors has affirmatively determined that we will have one non-independent director, namely Grady Ryther, and two independent directors, namely Sultan Ali Rashed Lootah and William Witherspoon upon listing on the Nasdaq Capital Market. Therefore, upon listing on Nasdaq Capital Market, a majority of the members of the Board of Directors will consist of independent directors.

Committees of the Board of Directors

Audit Committee

We will establish an audit committee (“Audit Committee”) prior to listing on the Nasdaq Capital Market, which shall consist of three directors, namely Grady Ryther, Sultan Ali Rashed Lootah, and William Witherspoon. We have determined that Sultan Ali Rashed Lootah and William Witherspoon satisfy the “independence” requirements of Section 5605(a)(2) of the Nasdaq Listing Rules and Rule 10A-3 under the Securities Exchange Act. Therefore, Mr. Ryther will be replaced with an independent director within one year of listing on the Nasdaq Capital Market, so that one year of the listing the audit committee will consist solely of independent directors and at least one of the independent directors will qualify as an audit committee financial expert under SEC rules and as a financially sophisticated audit committee member under the Nasdaq Listing Rules. [ ] is the chair of the audit committee. Our Audit Committee is expected to adopt a written charter, and following this offering, a copy of this charter will be posted on the Corporate Governance section of our website, at https://www.advasa.co.jp.

Our audit committee will be authorized to:

●	approve and retain the independent auditors to conduct the annual audit of our financial statements;
●	review the proposed scope and results of the audit;
●	review and pre-approve audit and non-audit fees and services;
●	review accounting and financial controls with the independent auditors and our financial and accounting staff;
●	review and approve transactions between us and our directors, officers and affiliates;
●	recognize and prevent prohibited non-audit services;
●	establish procedures for complaints received by us regarding accounting matters; and
●	oversee internal audit functions, if any.

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Compensation Committee

We will establish a compensation committee prior to listing on the Nasdaq Capital Market, which shall consist of three directors, namely Grady Ryther, Sultan Ali Rashed Lootah, and William Witherspoon. We have determined that Sultan Ali Rashed Lootah and William Witherspoon satisfy the “independence” requirements of Section 5605(a)(2) of the Nasdaq Listing Rules. Therefore, Mr. Ryther will be replaced with an independent director within one year of listing on the Nasdaq Capital Market, so that one year of the listing the compensation committee will consist solely of independent directors. [ ] is the chair of the compensation committee. Our compensation committee is expected to adopt a written charter, and following this offering, a copy of this charter will be posted on the Corporate Governance section of our website, at https://www.advasa.co.jp.

This compensation committee would:

●	review and determine the compensation arrangements for management;

●	establish and review general compensation policies with the objective to attract and retain superior talent, to reward individual performance and to achieve our financial goals;

●	administer our incentive compensation and benefit plans and purchase plans;

●	oversee the evaluation of the Board of Directors and management; and

●	review the independence of any compensation advisers.

Upon formation of a compensation committee, we would expect to adopt a compensation committee charter defining the committee’s primary duties in a manner consistent with the rules of the SEC and Nasdaq Capital Market.

Nominating and Corporate Governance Committee

We will establish a nominating and corporate governance committee prior to listing on the Nasdaq Capital Market, which shall consist of three directors, namely Grady Ryther, Sultan Ali Rashed Lootah, and William Witherspoon. We have determined that Sultan Ali Rashed Lootah and William Witherspoon satisfy the “independence” requirements of Section 5605(a)(2) of the Nasdaq Listing Rules. Therefore, Mr. Ryther will be replaced with an independent director within one year of listing on the Nasdaq Capital Market, so that one year of the listing the compensation committee will consist solely of independent directors. [ ] is the chair of the nominating and corporate governance committee. Our nominating and corporate governance committee is expected to adopt a written charter, and following this offering, a copy of this charter will be posted on the Corporate Governance section of our website, at https://www.advasa.co.jp.

The functions of the nominating and corporate governance committee, among other things, would include:

●	identifying individuals qualified to become board members and recommending director;

●	nominees and board members for committee membership;

●	developing and recommending to our board corporate governance guidelines;

●	review and determine the compensation arrangements for directors; and

●	overseeing the evaluation of our board of directors and its committees and management.

Upon formation of a nominating and corporate governance committee, we would expect to adopt a nominating and corporate governance committee charter defining the committee’s primary duties in a manner consistent with the rules of the SEC and the Nasdaq Capital Market.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serve on the board of directors or compensation committee of a company that has an executive officer that serves on our board of directors. No member of our board is an executive officer of a company in which one of our executive officers serves as a member of the board of directors or compensation committee of that company.

Code of Ethics

Prior to listing on the Nasdaq Capital Market, we will adopt a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics will be available at our website at https://www.advasa.co.jp.

We are required to disclose any amendment to, or waiver from, a provision of our code of ethics applicable to our principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions. We intend to use our website as a method of disseminating this disclosure, as permitted by applicable SEC rules. Any such disclosure will be posted to our website within four business days following the date of any such amendment to, or waiver from, a provision of our Code of Ethics.

Corporate Governance Guidelines

Prior to listing on the Nasdaq Capital Market, our board of directors will adopt corporate governance guidelines in accordance with the corporate governance rules of the Nasdaq Capital Market. The corporate governance guidelines will be available at our website at https://www.advasa.co.jp. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities.

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Limitation on Liability and Indemnification of Officers and Directors

Our certificate of incorporation provides that our officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, except to the extent such exemption from liability or limitation thereof is not permitted by the General Corporation Law of the State of Delaware.

We intend to enter into separate indemnification agreements with our directors and officers. Each indemnification agreement will provide, among other things, for indemnification to the fullest extent permitted by law and our amended and restated certificate of incorporation and bylaws against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The indemnification agreements will provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our certificate of incorporation and bylaws.

Our certificate of incorporation also permits us to maintain insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We intend to purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions and the insurance are necessary to attract and retain talented and experienced officers and directors.

Any repeal or amendment of provisions of our certificate of incorporation affecting indemnification rights, whether by our Board of Directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table provides information regarding the compensation paid by our subsidiaries during the year ended March 31, 2025 and 2024 to Grady Ryther, our Chief Executive Officer (principal executive officer). We refer to these individuals as our “named executive officers.” No other executive officers received total compensation in excess of $100,000.

Name and Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compensation ($)	Non- qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Grady Ryther	2025	$-	-	-	$-	-	-	$-	$-
Chief Executive Officer (principal executive officer)	2024	$-	-	-	$-	-	-	$-	$-

Employment Agreements

Executive Employment Agreement with Grady Ryther

On August 11, 2025, we entered into an Executive Employment Agreement with Grady Ryther, who serves as the Chief Executive Officer of Advasa Holdings, Inc. Mr. Ryther’s agreement provides that he will be paid an annual salary of $120,000. Mr. Ryther is eligible to be paid bonuses as may be determined by our Board of Directors, and his agreement is subject to the terms and conditions described below in the section entitled “Provisions Applicable to All Executive Employment Agreements.” A copy of the Employment Agreement with Mr. Ryther is filed herewith as Exhibit 10.2.

Executive Employment Agreement with Katharyn Field

On November 19, 2025, we entered into an Executive Employment Agreement with Katharyn Field, who serves as the Chief Financial Officer of Advasa Holdings, Inc. Ms. Field’s agreement provides that he will be paid an annual base salary of $120,000. On the earlier to occur of (i) February 1, 2026 or (ii) the consummation of our initial public offering of our common stock pursuant to an underwritten offering pursuant to the Securities Act, the base salary shall be increased to $300,000 on an annual basis. Ms. Field is eligible to be paid bonuses as may be determined by our Board of Directors, and his agreement also has the terms and conditions which are described below in the section entitled “Provisions Applicable to All Executive Employment Agreements.” A copy of the Employment Agreement with Ms. Field is filed herewith as Exhibit 10.3.

Provisions Applicable to All Executive Employment Agreements

Each of the Executive Employment Agreements described above include the following terms, unless otherwise noted below:

An initial term of three years, provided that the term of each agreement will automatically be extended for one or more additional terms of one year each unless either we or the applicable executive provides notice to the other of their desire to not so renew the initial term or renewal term (as applicable) at least 30 days prior to the expiration of then-current initial term or renewal term (as applicable). Each of the agreements provide that the applicable executive’s employment shall be “at will,” meaning that either applicable we or the executive may terminate the applicable executive’s employment at any time and for any reason, subject to the other provisions of the agreement.

Each of the agreements provide that they may be terminated by us, either with or without “Cause”, or by the applicable executive, either with or without “Good Reason”.

For purposes of each agreement, “Cause” means:

● a violation of any of our material written rule or policy for which violation any employee may be terminated pursuant to our written policies reasonably applicable to an executive employee;

● misconduct by the applicable executive to our material detriment;

● the applicable executive’s conviction (by a court of competent jurisdiction, not subject to further appeal) of, or pleading guilty to, a felony;

● the applicable executive’s gross negligence in the performance of the applicable executive’s duties and responsibilities as described in the agreement; or

● the applicable executive’s material failure to perform the applicable executive’s duties and responsibilities as described in the agreement (other than any such failure resulting from the applicable executive’s incapacity due to physical or mental illness or any such failure subsequent to the applicable executive being delivered a notice of termination without Cause by us or delivering a notice of termination for Good Reason to us), in either case after written notice from the Board to the applicable executive of the specific nature of such material failure and the applicable executive’s failure to cure such material failure within 10 days following receipt of such notice.

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For purposes of each agreement, “Good Reason” means:

● at any time following a Change of Control (as defined below), a material diminution of compensation and benefits (taken as a whole) provided to the applicable executive immediately prior to a Change of Control;

● a reduction in base salary or target or maximum bonus, other than as part of an across-the-board reduction in salaries of management personnel;

● the relocation of the applicable executive’s principal executive office to a location more than 50 miles further from the applicable executive’s principal executive office immediately prior to such relocation; or

● a material breach by us of any of the terms and conditions of the agreement which we fail to correct within 10 days after we receive written notice from the applicable executive of such violation.

For purposes of each agreement a “Change of Control” will be deemed to have occurred if, after the effective date of the applicable agreement, (i) the beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of securities representing more than 50% of our combined voting power is acquired by any “person” as defined in sections 13(d) and 14(d) of the Exchange Act (other than us, any of our subsidiaries, or any trustee or other fiduciary holding securities under our employee benefit plan), (ii) the merger or consolidation with or into another corporation where our shareholders, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate 50% or more of the combined voting power of the securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any) in substantially the same proportion as their ownership of the Company immediately prior to such merger or consolidation, or (iii) the sale or other disposition of all or substantially all of our assets to an entity, other than a sale or disposition by us of all or substantially all of our assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned directly or indirectly by our shareholders, immediately prior to the sale or disposition, in substantially the same proportion as their ownership immediately prior to such sale or disposition.

In the event that we terminate the term of the applicable agreement or the applicable executive’s employment with Cause, or if the applicable executive terminates their agreement without Good Reason, then, subject to any other agreements with us with respect to other equity grants made to such executive, we expect that each of the agreements will provide that:

● we will pay to the applicable executive any unpaid base salary and benefits then owed or accrued, and any unreimbursed expenses;

● any unvested portion of any equity granted to the applicable executive under the applicable agreement or any other agreements with us will immediately be forfeited; and

● all of the parties’ rights and obligations under the agreement will cease, other than those rights or obligations which arose prior to the termination date or in connection with such termination, and subject to the survival provisions of the agreements.

Each of the agreements provides that, in the event that we terminate the term of the applicable agreement or the applicable executive’s employment without Cause, or if the applicable executive terminates their agreement with Good Reason, then, subject to any other agreements with respect to other equity grants made to such executive:

● we will pay to the applicable executive any base salary, bonuses, and benefits then owed or accrued, and any unreimbursed expenses;

● any unvested portion of any equity granted to the applicable executive under the applicable agreement or any other agreements with us will, to the extent not already vested, be deemed automatically vested; and

● all of the parties’ rights and obligations under the agreement will cease, other than those rights or obligations which arose prior to the termination date or in connection with such termination, and subject to the survival provisions of the agreements.

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Each of the agreements provides that, in the event of the applicable executive’s death or total disability during the term of the applicable agreement, the term of the applicable agreement and the applicable executive’s employment shall terminate on the date of death or total disability. In the event of such termination, our sole obligations to the applicable executive (or the applicable executive’s estate) will be for unpaid base salary, accrued but unpaid bonus and benefits (then owed or accrued and owed in the future), a pro-rata bonus for the year of termination based on the applicable executive’s target bonus for such year and the portion of such year in which the applicable executive was employed, and reimbursement of expenses pursuant to the terms hereon through the effective date of termination, and any unvested portion of any equity granted to the applicable executive under the applicable agreement or any other agreements with us will immediately be forfeited as of the termination date.

Each of the agreements provides that in the event that the term of the applicable agreement is not renewed by either party, any unvested portion of any equity granted to the applicable executive under the applicable agreement or any other agreements with us will immediately be forfeited as of the expiration of the term of the applicable agreement without any further action of the parties.

Each of the agreements provide that if it is determined that any payment provided to the applicable executive under the applicable agreement or otherwise, whether or not in connection with a Change of Control (a “Payment”), would constitute an “excess parachute payment” within the meaning of section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), such that the Payment would be subject to an excise tax under section 4999 of the Code (the “Excise Tax”), we will pay to the applicable executive an additional amount (the “Gross-Up Payment”) such that the net amount of the Gross-Up Payment retained by the applicable executive after the payment of any Excise Tax and any federal, state and local income and employment tax on the Gross-Up Payment, shall be equal to the Excise Tax due on the Payment and any interest and penalties in respect of such Excise Tax.

During the term of the applicable agreement, each of the agreements provides that the applicable executive will be entitled to fringe benefits consistent with our practices, and to the extent that we provide similar benefits to our executive officers, and is entitled to reimbursement for all reasonable and necessary out-of-pocket business, entertainment and travel expenses incurred by the applicable executive in connection with the performance of the applicable executive’s duties hereunder and in accordance with the our expense reimbursement policies and procedures.

Each of the agreements provides that, during the term of the applicable agreement, the applicable executive will be entitled to indemnification and insurance coverage for officers’ liability, fiduciary liability and other liabilities arising out of the applicable executive’s position with us in any capacity, in an amount not less than the highest amount available to any other executive, and such coverage and protections, with respect to the various liabilities as to which the applicable executive has been customarily indemnified prior to termination of employment, shall continue for at least six years following the end of the term of the applicable agreement. Any indemnification agreement entered into between us and the applicable executive shall continue in full force and effect in accordance with its terms following the termination of the applicable.

Each of the agreements contains customary confidentiality provisions, and customary provisions related to our ownership of intellectual property conceived or made by the applicable executive in connection with the performance of their duties under the applicable agreement (i.e., a “work-made-for-hire” provision).

Each of the agreements contains a non-compete provision which provides that, for the term of the applicable agreement and for a period of two years thereafter, the applicable executive shall not, directly or indirectly: (i) engage in any other business, association or relationship of any kind with any business which provides, in whole or in part, the same or similar services and/or products offered by the which directly or indirectly competes with our business; nor (ii) solicit or accept, or induce any person or entity to reduce goods or services to us, or in any manner assist others in the solicitation, acceptance, or inducement of, any business transactions with our existing and prospective clients, accounts, suppliers and/or other persons or entities with whom we have had business relationships (or whom we had specifically identified for a prospective business relationship). These restrictions extend to the geographic area in which we actively conducted business immediately prior to termination of the applicable agreement.

Each of the agreements, also contains a customary non-solicitation provision, in which the applicable executive agrees that, for the term of the applicable agreement and for a period of three years thereafter, the applicable executive will not, directly or indirectly solicit or discuss with any our employees the employment of such employee by any other commercial enterprise other than us, nor recruit, attempt to recruit, hire or attempt to hire any such employee on behalf of any commercial enterprise other than us, provided that this provision does not prohibit the applicable executive from undertaking a general recruitment advertisement provided that the foregoing is not targeted towards any person or entity identified above, or from hiring, employing or engaging any such person or entity who responds to such general recruitment advertisement.

Due to the application of various jurisdiction’s laws, there is no assurance that any non-compete provisions or the non-solicitation provisions as set forth above will be enforced. We expect that each of the agreements which contain these provisions will contain a “blue pencil” provision that, in the event that a court determines that any of these restrictions are unenforceable, the parties to the agreement agreed that it is their desire that the court substitute an enforceable restriction in place of any restriction deemed unenforceable, and that the substitute restriction be deemed incorporated in the agreement and enforceable against the applicable executive.

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Each of the agreements contains customary representations and warranties by the applicable executive, relating to the agreement, and any of our securities that may be issued to the executive, and contains other customary miscellaneous provisions relating to waivers, assignments, third party rights, survival of provisions following termination, severability, notices, waiver of jury trials and other provisions.

Each of the agreements provides that the agreement is governed by and construed and enforced in accordance with the internal laws of the State of Delaware, and for all purposes shall be construed in accordance with such laws, without giving effect to the choice of law provisions thereof. Each of the agreements provides that all legal proceedings concerning the applicable agreement will be in either (i) the courts of the State of New York and the federal courts of the United States of America in each case located in New York City, New York; or (ii) the Tokyo District Courts, provided that each agreement also includes a provision relating to any disputes being settled by arbitration, with such arbitration to take place in New York City, New York.

Director Compensation

We and our subsidiaries did not pay any compensation or make any equity awards or non-equity awards to any of our directors during the year ended March 31, 2025. Directors may be reimbursed for travel and other expenses directly related to their activities as directors. Directors who serve as employees receive no additional compensation for their service as directors.

Agreements with Independent Directors

We have entered into or expect to enter into Independent Director Agreements (each, a “Director Agreement”) with each of our independent directors, providing for certain matters related to each such person’s service as an independent director of the Company.

Pursuant to the Director Agreement, each independent director agrees to serve as an independent director and to devote as much time as is reasonably necessary to perform director’s duties as a director of the Company, including duties as a member of one or more committees of the Board, to which the director may hereafter be appointed. The director party to the Director Agreement agrees that he or she will not, without the prior notification to the Board, engage in any other business activity which could materially interfere with the performance of the Director’s duties, services and responsibilities to us or which is in violation of the reasonable policies established from time to time by us, provided that the foregoing will not limit the applicable director’s activities on behalf of any current employer and its affiliates the Board of Directors of any entities on which applicable director currently sits. The Director Agreements provide that the Board may require the resignation of the director if it determines that the director’s other business activity materially interferes with the performance of the Director’s duties, services and responsibilities to us.

The Director Agreements provide that the applicable director confirms that they are an “independent director” (as such term has been construed under Cayman Islands law with respect to directors of Cayman Islands companies and the OTC Markets, the NASDAQ Stock Exchange and the New York Stock Exchange), and the director will also provide certain customary representations and warranties as to such director’s “accredited investor” status with respect to the receipt of any of our securities.

Each Director Agreement provides the compensation payable to the applicable director, which is expected to be as follows:

●	Each director will be paid the sum of $120,000 annually for director’s service as a director of the Company, to be paid $10,500 each calendar month, payable within 5 business days of the end of each calendar month, and with such amount for any partial calendar month being appropriately prorated.

●	Each director shall be paid $4,000 annually for service as a member of the Audit Committee and an additional sum of $3,000 annually for service as the Chairman of the Audit Committee, with each of these payments to be paid quarterly in equal portions, within 5 business days of the end of each calendar quarter, and with any amount for any partial calendar quarter being appropriately prorated.

●	Each director shall be paid $4,000 annually for service as a member of the Compensation Committee and an additional sum of $3,000 annually for service as the Chairman of the Compensation Committee, with each of these payments to be paid quarterly in equal portions, within 5 business days of the end of each calendar quarter, and with any amount for any partial calendar quarter being appropriately prorated.

●	Each director shall be paid $3,000 annually for service as a member of the Nominating and Corporate Governance Committee and an additional sum of $3,000 annually for service as the Chairman of the Nominating and Corporate Governance Committee, with each of these payments to be paid quarterly in equal portions, within 5 business days of the end of each calendar quarter, and with any amount for any partial calendar quarter being appropriately prorated.

In addition, we may grant to director certain shares or other options or awards related thereto, as may be determined by the Board or a committee thereof.

During the term of the applicable independent director agreement, we will reimburse the applicable director for all reasonable out-of-pocket expenses incurred by the applicable director in attending any in-person meetings, provided that the applicable director complies with the generally applicable policies, practices and procedures for submission of expense reports, receipts or similar documentation of such expenses. Any reimbursements for allocated expenses (as compared to out-of-pocket expenses of the applicable director in excess of $500.00) must be approved in advance by us.

Each of the agreements contains customary confidentiality provisions, and customary provisions related to our ownership of intellectual property conceived or made by the applicable director in connection with the performance of their duties under the applicable agreement (i.e., a “work-made-for-hire” provision).

The Director Agreements include customary confidentiality provisions, and provisions related to the assignment of intellectual property rights to us. The Director Agreements contain customary miscellaneous provisions relating to successors and assigns, interpretation, enforcement, amendments and waivers. The Director Agreements are governed by Delaware law and are subject to jurisdiction in (i) the federal courts of the United States of America or the courts of the State of Florida, in each case located in Palm Beach County, Florida; or (ii) the Tokyo District Courts.

The term of the Director Agreements continue until the director resigns or is removed in accordance with the Articles, or the death of the Director.

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A copy of the Form of Independent Director Agreement is filed herewith as Exhibit 10.4.

Equity Incentive Plan

2025 Plan

On October 27, 2025, shareholders and directors have adopted a share incentive plan. The purpose of the Advasa Holdings, Inc. 2025 Equity Inventive Plan (the “Plan”) is to provide us with the ability to make certain grants of equity securities, or rights to receive equity securities, of the Company, for the purpose of attracting and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to our employees, directors and consultants, and to promote the success of our business. Recipients of awards under the Plan are referred to as “Participants.”

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Awards, Cash-Based Awards and Other Stock-Based Awards, and as discussed below, each of which are referred to as “Awards”). Nonstatutory Stock Options, SARs, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units may be granted to employees, directors and consultants/contractors, and Incentive Stock Options may be granted only to employees (all of whom may be referred to as “Service Providers”). Each Award will be evidenced by an Award agreement in the form as attached to the Plan for the particular form of Award, with may have such changes as the Administrator, in its sole discretion, will determine.

The Plan covers up to 72,000,000 shares of Common Stock (“Shares”) which may be used for Awards. If an Award expires or becomes un-exercisable without having been exercised in full, is surrendered or forfeited, the unacquired Shares will become available for future grant or sale under the Plan (unless the Plan has terminated). There were 72,000,000 Shares available for award as of the date of this prospectus under the Plan.

The Plan will initially be administered by the Board, but the Board may also designate a committee of the Board to administer the Plan. The body administering the Plan at any time is referred to as the “Administrator.” The Administrator will have general powers to implement and administer the Plan, including determining the value of Shares and the Award, to select the recipients of Awards, to approve the agreements related to Awards, and to determine the determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award, to modify any Awards made, and to make all other determinations deemed necessary or advisable for the operations of the Plan.

Option Awards

Options, which may be either an Incentive Stock Option or a Nonstatutory Stock Option, represent the right to acquire Shares for a specific exercise price. The two different forms of options have differing tax treatment under U.S. tax laws, and have different requirements and restrictions, and as recipients. Generally, Incentive Stock Options may only be issued to employees. Each option Award will have a term of 10 years, provided that the Administrator may modify this, or any other term related to an option Award or any other Award, as the Administrator may determine.

If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or disability, the Participant may exercise his or her Option within such period of time as is specified in the Award agreement, and, in the absence of a specified time in the Award agreement, the Option will remain exercisable for three months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If a Participant ceases to be a Service Provider as a result of the Participant’s disability, the Participant may exercise his or her Option within such period of time as is specified in the Award agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award agreement). In the absence of a specified time in the Award agreement, the Option will remain exercisable for 12 months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award agreement), by the Participant’s designated beneficiary or personal representative and, in the absence of a specified time in the Award agreement, the Option will remain exercisable for 12 months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan.

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Stock Appreciation Rights.

Stock Appreciation Rights (“SARs”) represent the right to receive, upon exercise thereof, an amount in cash as set forth in the Plan and the applicable Award agreement, which are generally the increase in value, if any, of the Shares between the date of grant and the date of exercise of the applicable SAR. The per Share exercise price for the Shares that will determine the amount of the payment to be received upon exercise of an SAR will be determined by the Administrator and will be no less than 100% of the fair market value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of SARs granted under the Plan. Upon exercise of an SAR, a Participant will be entitled to receive payment from us in an amount determined by multiplying (i) the difference between the fair market value of a Share on the date of exercise over the exercise price; and (ii) the number of Shares with respect to which the SAR is exercised. At the discretion of the Administrator, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

Restricted Stock.

Awards under the Plan may be made in restricted stock, which are grants of Shares which are subject to vesting and forfeiture. A Participant receiving a grant of restricted stock may vote the applicable Shares prior to vesting and will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise, but may not sell or transfer the Shares until vested. The Administrator may determine the amount, vesting period and other terms and conditions of the restricted stock award.

Restricted Stock Units.

Restricted Stock Units (“RSUs”) are units which may, once vested, be settled by us via the issuance of Shares, or via the payment of cash based on the value of the Shares at such time. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of RSUs that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals, applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion. Participants have no voting rights with respect to Shares represented by RSU until the date of the issuance of such Shares. However, the Administrator may provide in the Award agreement evidencing any RSU that the Participant shall be entitled to dividend equivalent rights with respect to the payment of cash dividends on the Shares during the period beginning on the date such Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated.

Performance Units and Performance Shares.

Performance Units and Performance Shares are Awards which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing. The Administrator will set performance objectives or other vesting provisions in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers. The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.” The Administrator may also set performance objectives based upon the achievement of Company-wide, divisional, business unit or individual goals, applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion, as set forth in the Plan, with respect to the vesting or payment of Performance Units and Performance Shares. Participants have no voting rights with respect to Shares represented by Performance Share Awards until the date of the issuance of such Shares, if any. However, the Administrator, in its discretion, may provide in the Award evidencing any Performance Share Award that the Participant shall be entitled to dividend equivalent rights with respect to the payment of cash dividends on the Shares during the period beginning on the date the Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date on which the Performance Shares are settled or the date on which they are forfeited.

Cash-Based Awards and Other Stock-Based Awards.

The Plan also permits other cash-based Awards and stock-based Awards as the Administrator may determine, which may include equity-based or equity-related Awards not otherwise described by the terms of the Plan, in such amounts and subject to such terms and conditions as the Administrator shall determine.

Form of Award Agreements.

A form of Award agreement for a grant of Options, SARs, Restricted Stock, and Restricted Stock Units are attached to the Plan, provided that the Administrator has the discretion to modify such forms and to replace such forms with any other agreement as determined by the Administrator. In the event of a conflict between the terms of any Award agreement and the provisions in the body of the Plan, the terms of the Award agreement control.

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Additional Provisions

As noted above, the Plan includes form agreements for Awards of Options, restricted stock, SARs and RSUs, and the Administrator generally has the power to modify the terms and conditions of these form agreements as the Administrator may determine.

The Plan provides that any Director who is not an employee (an “Outside Director”) may not be granted, in any fiscal year, Awards with a grant date fair value (computed as of the date of grant in accordance with U.S. generally accepted accounting principles) of more than $300,000.

Unless the Administrator provides otherwise, vesting of Awards granted under the Plan will be suspended during any unpaid leave of absence. A Participant will not cease to be an employee in the case of (i) any leave of absence approved by us or (ii) transfers between locations of the Company or between the Company, its parent or subsidiaries. For purposes of Incentive Stock Options, no such leave may exceed three months, unless reemployment upon expiration of such leave is guaranteed by statute or contract.

Unless determined otherwise by the Administrator, Awards may not be sold, pledged, assigned, hypothecated, or otherwise transferred in any manner other than by will or by the laws of descent and distribution, and may be exercised, during the lifetime of the Participant, only by the Participant.

In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, share subdivision, share consolidation, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in our corporate structure affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of shares of stock that may be delivered under the Plan and/or the number, class, and price of shares of stock covered by each outstanding Award, and the numerical Share limits as set forth above. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

In the event of a merger of the Company with or into another corporation or other entity or a Change in Control, each outstanding Award will be treated as the Administrator determines (subject to the provisions of the Plan) without a Participant’s consent, including, without limitation, that (i) Awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to a Participant, that the Participant’s Awards will terminate upon or immediately prior to the consummation of such merger or Change in Control; (iii) outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon consummation of such merger or Change in Control, and, to the extent the Administrator determines, terminate upon or immediately prior to the effectiveness of such merger or Change in Control; (iv) (A) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by us without payment), or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion; or (v) any combination of the foregoing.

In the event that the successor corporation does not assume or substitute for the Award (or portion thereof), the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and SARs, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met, in all cases, unless specifically provided otherwise under the applicable Award agreement or other written agreement between the Participant and us or any of our Subsidiaries or Parents, as applicable. In addition, if an Option or SAR is not assumed or substituted in the event of a merger or change in control, the Administrator will notify the Participant in writing or electronically that the Option or SAR will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or SAR will terminate upon the expiration of such period.

In the event of a Change in Control, with respect to Awards granted to an Outside Director, the Outside Directors will fully vest in and have the right to exercise Options and/or SARs as to all of the Shares underlying such Award, including those Shares which would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met, unless specifically provided otherwise under the applicable Award agreement or other written agreement between the Participant and us or any of our subsidiaries or parents.

All Awards under the Plan will be subject to recoupment under any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable laws. In addition, the Administrator may impose such other clawback, recovery or recoupment provisions in an Award agreement as the Administrator determines necessary or appropriate.

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If the Participant’s service to us or any of our affiliates as a service provider is terminated for any reason, then any Award which has not vested as of such time in accordance with its terms shall automatically be forfeited and cancelled and shall cease to vest, be exercisable or otherwise provide any benefit to Participant. This forfeiture provision may be amended in any Award agreement.

Members of the Board or the Administrator and any of our officers or employees or any of our affiliates to whom authority to act for the Board, the Administrator or the Company is delegated will be indemnified by us against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by us) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith, intentional misconduct, dishonesty, willful default or fraud in duties.

The Plan will be effective upon its adoption by the Board and will continue in effect for a term of 10 years from the date adopted by the Board, unless terminated as set forth in the Plan. The Administrator may at any time amend, alter, suspend or terminate the Plan. Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of the Plan and each Award agreement is governed by the laws of the Delaware, without regard to its conflict of law rules.

A copy of the Plan is filed herewith as Exhibit 10.1.

Equity Compensation Plan Information

The table below sets forth information as of March 31, 2025.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders
Equity compensation plans not approved by security holders	—	—	—
Total

Our Board of Directors and stockholders approved the 2025 Equity Incentive Plan (the “2025 Plan”) on October 27, 2025. Under the 2025 Plan, 72,000,000 shares of Common Stock are authorized for issuance to our employees, directors and independent contractors (except those performing services in connection with the offer or sale of our securities in a capital raising transaction or promoting or maintaining a market for our securities) or our subsidiaries. The 2025 Plan authorizes equity-based and cash-based incentives for participants.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Related Party Transactions

Under Item 404 of SEC Regulation S-K, a related person transaction is any actual or proposed transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, including those involving indebtedness not in the ordinary course of business, to which we or our subsidiaries were or are a party, or in which we or our subsidiaries were or are a participant, in which the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years and in which any of our directors, nominees for director, executive officers, beneficial owners of more than 5% of any class of our voting securities (a “significant shareholder”), or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest.

We recognize that transactions between us and any of our directors or executives or with a third party in which one of our officers, directors or significant shareholders has an interest can present potential or actual conflicts of interest and create the appearance that our decisions are based on considerations other than the best interests of us and our stockholders.

The Audit Committee of the Board of Directors is charged with responsibility for reviewing, approving and overseeing any transaction between the Company and any related person (as defined in Item 404 of Regulation S-K), including the propriety and ethical implications of any such transactions, as reported or disclosed to the Audit Committee by the independent auditors, employees, officers, members of the Board of Directors or otherwise, and to determine whether the terms of the transaction are not less favorable to us than could be obtained from an unaffiliated party.

From time to time, we engage in transactions with related parties. The related parties had material transactions for the six months ended September 30, 2025 and for the years ended March 31, 2025, 2024 and 2023 consist of the following:

Name of Related Party	Nature of Relationship at September 30, 2025
LBH Inc.	A company controlled by Asamitsu Kosugi, the principal shareholder of the Company

		September 30,	March 31,
(in thousands)	Nature of transactions	2025	2025	2024	2023
Advance payments:
LBH Inc.	For working capital	$14,023	$13,843	$13,722	$—

The advance payments by the Company to LBH Inc. represent non-interest bearing, on-demand advance to support operating activities, and LBH Inc. expects to settle the outstanding balance due to the Company in full by January 31, 2026.

Indemnification Agreements

We intend to enter into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us or will require us to indemnify each director and executive officer to the fullest extent permitted under the Delaware General Corporation Law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer. For further information, see “Description of Securities—Limitations on Liability and Indemnification Matters.”

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of and percent of our Common Stock beneficially owned as of January 28, 2026 by all directors, our named executive officers, our directors and executive officers as a group, and persons or groups known by us to own beneficially 5% or more of our Common Stock, immediately prior to this offering, and immediately after the closing of this offering, as adjusted to reflect the sale of __________ shares of our Common Stock in this offering, which assumes the Representative exercises its over-allotment option in-full to purchase additional shares of our Common Stock.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Unless we have indicated otherwise, each person named in the table has sole voting power and sole investment power for the shares listed opposite such person’s name. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock that such person or any member of such group has the right to acquire within 60 days of January 28, 2026. For purposes of computing the percentage of outstanding shares of our Common Stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of January 28, 2026, are deemed to be outstanding for such person, but not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership by any person. The share ownership numbers after this offering for the beneficial owners indicated below exclude any potential purchases that may be made by such persons in this offering. The business address of each of the beneficial owners listed below is c/o Advasa, Inc. 1-1-3 Otemachi Chiyoda-ku, Tokyo 100-0004, Japan.

	Common Stock Beneficially Owned Prior to this Offering(1)		Common Stock Beneficially Owned After this Offering(2)
Name of Beneficial Owner	Shares	Percent	Shares		Percent
Directors and Executive Officers
Grady Ryther, Chief Executive Officer and Director	-	-%				%
Katharyn Field, Chief Financial Officer	-	-%				%
Sultan Ali Rashed Lootah, Nominee Independent Director	-	-%				%
William Witherspoon, Nominee Independent Director	-	-%				%
All directors and officers as a group (4 persons) (3)	-	-%				%
Principal Shareholders (more than 5%):
Asamitsu Kosugi	212,705,250	43.81%				%
Tatsuya Akimoto	135,454,900	27.90%				%
Taiji Ito	39,000,000	8.03%	37,473,912	(4)		%
Uemera Holdings Co., Ltd. (5)	28,732,860	5.92%				%

*	less than 1%.

(1)	Based on 485,469,380 shares of our Common Stock outstanding as of January 28, 2026.

(2)	Based on __________ shares of Common Stock issued and outstanding after this offering, which assumes the Representative exercises its over-allotment option in-full to purchase additional shares of our Common Stock.

(3)	Includes the directors and named executive officers listed above.

(4)	Assuming Mr. Taiji Ito, as one of the Selling Shareholders, will sell 1,526,088 shares constituting a part of the Resale Shares offered for sale by the Resale Prospectus after the completion of this offering.

(5)	Represents shares held by Uemera Holdings Co., Ltd., a Japanese company. Yoshitada Uemura has sole voting and dispositive power over these shares of Common Stock. Therefore, he is deemed to be the beneficial owner of these shares of Common Stock. The address of Uemera Holdings Co., Ltd is 6-6 Oroshishinmachi, Shimonoseki, Yamaguchi, Japan.

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DESCRIPTION OF SECURITIES

The following description of our capital stock is based upon our certificate of incorporation, as amended, our bylaws and applicable provisions of law, in each case as currently in effect. This discussion does not purport to be complete and is qualified in its entirety by reference to our certificate of incorporation, as amended, and our bylaws, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

Authorized Capital Stock

We are authorized to issue 5,000,000,000 shares of Common Stock, par value $0.00001 per share, and 500,000,000 shares of preferred stock, par value $0.00001 per share.

On January 28, 2026, we had 485,469,380 shares of Common Stock issued and outstanding and no shares of preferred stock issued and outstanding. As of such date, there were 20 holders of record of our Common Stock and no holders of record of our preferred stock.

Common Stock

The holders of our Common Stock are entitled to one vote for each share held on all matters to be voted on by our stockholders. There shall be no cumulative voting.

Subject to the rights of holders of preferred stock, the holders of shares of our Common Stock are entitled to dividends when and as declared by the Board from funds legally available therefor if, as and when determined by our Board of Directors in their sole discretion, subject to provisions of law, and any provision of our certificate of incorporation, as amended from time to time. In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of our Common Stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of or provision for all of our debts and other liabilities. There are no preemptive, conversion or redemption privileges, nor sinking fund provisions with respect to the Common Stock.

All outstanding shares of Common Stock are, and the Common stock to be outstanding upon completion of this offering will be duly authorized, validly issued, fully paid and non-assessable.

Preferred Stock

Our certificate of incorporation authorizes our Board to issue up to 500,000,000 shares of preferred stock in one or more series, to determine the designations and the powers, preferences and rights and the qualifications, limitations and restrictions thereof, including the dividend rights, conversion or exchange rights, voting rights (including the number of votes per share), redemption rights and terms, liquidation preferences, sinking fund provisions and the number of shares constituting the series. Our Board of Directors could, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of Common Stock, and which could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of our outstanding voting stock.

2025 Equity Incentive Plan

As of the date of this prospectus, 72,000,000 shares of Common Stock are authorized for issuance pursuant to the Plan. There are currently no options outstanding under the Plan.

Exclusive Forum Provision

Section 21 of our certificate of incorporation and Section 7.4 of our bylaws provide that “[u]nless the corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located in the county in which the principal office of the corporation in the State of Delaware is established, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Notwithstanding the foregoing, the exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the Exchange of 1934, as amended, the Securities Act of 1933, as amended, or any claim for which the federal courts have exclusive or concurrent jurisdiction.”

This choice of forum provision may limit a bondholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and employees. Alternatively, a court could find these provisions of our certificate of incorporation and our bylaws to be inapplicable or unenforceable in respect of one or more of the specified types of actions or proceedings, which may require us to incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business and financial condition.

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Fee Shifting Provision

Section 7.4 of our bylaws provides that “[i]f any action is brought by any party against another party, relating to or arising out of these Bylaws, or the enforcement hereof, the prevailing party shall be entitled to recover from the other party reasonable attorneys’ fees, costs and expenses incurred in connection with the prosecution or defense of such action, provided that the provisions of this sentence shall not apply with respect to “internal corporate claims” as defined in Section 109(b) of the DGCL.”

Our bylaws provide that for this section, the term “attorneys’ fees” or “attorneys’ fees and costs” means the fees and expenses of our counsel and any other parties asserting a claim subject to Section 7.4 of the bylaws, which may include printing, photocopying, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney, and the costs and fees incurred in connection with the enforcement or collection of any judgment obtained in any such proceeding.

We adopted the fee-shifting provision to eliminate or decrease nuisance and frivolous litigation. We intend to apply the fee-shifting provision broadly to all actions except for claims brought under the Exchange Act and Securities Act.

There is no set level of recovery required to be met by a plaintiff to avoid payment under this provision. Instead, whoever is the prevailing party is entitled to recover the reasonable attorneys’ fees, costs and expenses incurred in connection with the prosecution or defense of such action. Any party who brings an action, and the party against whom such action is brought under Section 7.4 of our bylaws, which could include, but is not limited to former and current shareholders, our directors, officers, affiliates, legal counsel, expert witnesses and other parties, are subject to this provision. Additionally, any party who brings an action, and the party against whom such action is brought under Section 7.4 of our bylaws, which could include, but is not limited to former and current shareholders, our directors, officers, affiliates, legal counsel, expert witnesses and other parties, would be able to recover fees under this provision.

In the event you initiate or assert a claim against us, in accordance with the dispute resolution provisions contained in our Bylaws, and you do not, in a judgment prevail, you will be obligated to reimburse us for all reasonable costs and expenses incurred in connection with such claim, including, but not limited to, reasonable attorney’s fees and expenses and costs of appeal, if any. Additionally, this provision in Section 7.4 of our bylaws could discourage shareholder lawsuits that might otherwise benefit us and our shareholders.

THE FEE SHIFTING PROVISION CONTAINED IN THE BYLAWS IS NOT INTENDED TO BE DEEMED A WAIVER BY ANY HOLDER OF COMMON STOCK OF THE COMPANY’S COMPLIANCE WITH THE U.S. FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. THE FEE SHIFTING PROVISION CONTAINED IN THE BYLAWS DO NOT APPLY TO CLAIMS BROUGHT UNDER THE EXCHANGE ACT AND SECURITIES ACT.

Anti-Takeover Effects of Certain Provisions of Our Certificate of Incorporation, as Amended, and Our Bylaws

The provisions of our certificate of incorporation and our bylaws could make it more difficult to acquire us by means of a merger, tender offer, proxy contest, open market purchases, removal of incumbent directors and otherwise. These provisions, which are summarized below, are expected to discourage types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because negotiation of these proposals could result in an improvement of their terms.

Removal of Directors. Our certificate of incorporation and bylaws provide that directors may be removed prior to the expiration of their terms by the affirmative vote of the holders of not less than two-thirds (2/3) of the voting power of the issued and outstanding stock entitled to vote.

Vacancies. Our certificate of incorporation and bylaws provide the exclusive right of our Board of Directors to elect a director to fill a vacancy created by the expansion of the Board of Directors or the resignation, death, or removal of a director, which prevents stockholders from being able to fill vacancies on our Board of Directors

Preferred Stock. Our certificate of incorporation authorizes the issuance of up to 1,000,000 shares of preferred stock with such rights and preferences as may be determined from time to time by our Board of Directors in their sole discretion. Our Board of Directors may, without stockholder approval, issue a series of preferred stock with dividends, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our Common Stock.

Amendment of Bylaws. The certificate of incorporation and bylaws provide that the bylaws may be altered, amended or repealed by the Board of Directors by an affirmative vote of a majority of the Board of Directors at any regular meeting of the Board of Directors.

Limitation of Liability. The certificate of incorporation provides for the limitation of liability of, and provides indemnification to, our directors and officers.

Special Stockholders Meeting. The certificate of incorporation provides that a special meeting of the stockholders may only be called by a majority of the Board of Directors.

Nominations of Directors. The bylaws provide for advance notice procedures that stockholders must comply with in order to nominate candidates to our Board of Directors or to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company.

Transfer Agent

The transfer agent and registrar for our Common Stock is Vstock Transfer LLC. The transfer agent and registrar’s address is 18 Lafayette Place, Woodmere, NY 11598 and its telephone number is (212) 828-8436.

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SHARES ELIGIBLE FOR FUTURE SALE

Before this offering, there has not been a public market for shares of our Common Stock. Future sales of substantial amounts of shares of our Common Stock, including shares issued upon the conversion of convertible notes, the exercise of outstanding options and warrants, in the public market after this offering, or the possibility of these sales occurring, could cause the prevailing market price for our Common Stock to fall or impair our ability to raise equity capital in the future.

Immediately following the closing of this offering, we will have _______________ shares of Common Stock issued and outstanding. In the event the Representative exercises its over-allotment option in full, we will have _______________ shares of Common Stock issued and outstanding. An aggregate of 3,000,000 Resale Shares will be eligible for immediate sale by the Selling Shareholders upon the completion of the offering of the Public Offering Common Stock. All of the Public Offering Common Stock and the Resale Shares will be freely tradable without restriction or further registration or qualification under the Securities Act unless such shares are purchased by affiliates or control persons.

Previously issued shares of Common Stock that were not offered and sold in this offering, or registered in the Resale Prospectus as well as shares issuable upon the exercise of warrants and subject to employee stock options, are or will be upon issuance, “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities are eligible for public sale only if such public resale is registered under the Securities Act or if the resale qualifies for an exemption from registration under Rule 144 or Rule 701 under the Securities Act, which are summarized below.

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least 12 months, or at least six months in the event we have been a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

●	1% of the number of shares of our Common Stock then outstanding; or
●	1% of the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

Rule 701

In general, Rule 701 allows a stockholder who purchased shares of our capital stock pursuant to a written compensatory plan or contract and who is not deemed to have been an affiliate of ours during the immediately preceding 90 days to sell those shares in reliance upon Rule 144, but without being required to comply with the public information, holding period, volume limitation or notice provisions of Rule 144. All holders of Rule 701 shares, however, are required to wait until 90 days after the date of this prospectus before selling shares pursuant to Rule 701.

Lock-Up Agreements

See “Underwriting—Lock-Up Agreements.”

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MATERIAL U.S. FEDERAL TAX CONSIDERATIONS FOR

NON-U.S. HOLDERS OF COMMON STOCK

The following is a summary of certain material U.S. federal income and estate tax consequences to a non-U.S. holder (as defined below) of the purchase, ownership and disposition of our Common Stock as of the date hereof. Except where noted, this summary deals only with Common Stock that is held as a capital asset.

A “non-U.S. holder” means a beneficial owner of our Common Stock (other than an entity treated as a partnership for U.S. federal income tax purposes) that is not, for U.S. federal income tax purposes, any of the following:

➢ an individual citizen or resident of the United States;

➢ a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

➢ an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

➢ a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

This summary is based upon provisions of the Code, and the Treasury Regulations promulgated thereunder, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income and estate tax consequences different from those summarized below. We cannot assure you that such a change in law will not alter significantly the U.S. federal income and estate tax considerations we describe in this summary. This summary does not address all aspects of U.S. federal income and estate taxes and does not deal with foreign, state, local or other tax considerations that may be relevant to non-U.S. holders in light of their particular circumstances. In addition, it does not represent a detailed description of the U.S. federal income and estate tax consequences applicable to you if you are subject to special treatment under the U.S. federal income tax laws (including if you are a U.S. expatriate, foreign pension fund, financial institution, insurance company, tax-exempt organization, trader, broker or dealer in securities “controlled foreign corporation,” “passive foreign investment company,” a partnership or other pass-through entity for U.S. federal income tax purposes (or an investor in such a pass-through entity), a person who acquired shares of our Common Stock as compensation or otherwise in connection with the performance of services, or a person who has acquired shares of our Common Stock as part of a straddle, hedge, conversion transaction or other integrated investment).

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds our Common Stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our Common Stock, you should consult your tax advisors.

If you are considering the purchase of our Common Stock, you should consult your own tax advisors concerning the particular U.S. federal income and estate tax consequences to you of the purchase, ownership and disposition of our Common Stock, as well as the consequences to you arising under other U.S. federal tax laws and the laws of any other taxing jurisdiction.

Distributions

As discussed above under “Dividend Policy,” we do not currently anticipate paying cash dividends on shares of our Common Stock in the foreseeable future. If we make distributions of cash or other property (other than certain pro rata distributions of our stock) in respect of our Common Stock, the distribution will generally be treated as a dividend for U.S. federal income tax purposes to the extent it is paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits generally will be treated first as a tax-free return of capital to the extent of the non-U.S. holder’s adjusted tax basis in our Common Stock, causing a reduction in the adjusted tax basis of a non-U.S. holder’s Common Stock, but not below zero. To the extent the amount of the distribution exceeds our current and accumulated earnings and profits and a non-U.S. holder’s adjusted basis in our Common Stock, the excess will be treated as described below under “— Gain on Disposition of Common Stock.”

Dividends paid to a non-U.S. holder of our Common Stock generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment of the non-U.S. holder) are not subject to such withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a “United States person” as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder of our Common Stock who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to provide the applicable withholding agent with a properly executed Internal Revenue Service Form W-8BEN or Form W-8BEN-E (or other applicable form) certifying under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if our Common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable U.S. Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.

A non-U.S. holder of our Common Stock eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the Internal Revenue Service. Non-U.S. holders are urged to consult their own tax advisors regarding their entitlement to the benefits under any applicable income tax treaty.

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Gain on Disposition of Common Stock

Subject to the discussion of backup withholding below, any gain realized by a non-U.S. holder on the sale or other taxable disposition of our Common Stock generally will not be subject to U.S. federal income tax unless:

●	the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. holder);
●	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition, and certain other conditions are met; or
●	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes and certain other conditions are met.

A non-U.S. holder described in the first bullet point immediately above will be subject to tax on the gain derived from the sale under regular graduated U.S. federal income tax rates. In addition, if any non-U.S. holder described in the first bullet point immediately above is a foreign corporation, the gain realized by such non-U.S. holder may be subject to the branch profits tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty). An individual non-U.S. holder described in the second bullet point immediately above will be subject to a tax equal to 30% (or such lower rate as may be specified by an applicable income tax treaty) on the gain derived from the sale, which may be offset by U.S. source capital losses, even though the individual is not considered a resident of the United States, provided that the individual has timely filed U.S. federal income tax returns with respect to such losses.

We believe we are not, and have not been at any time since formation, and do not anticipate becoming a “United States real property holding corporation” for U.S. federal income tax purposes.

Federal Estate Tax

Common Stock held by an individual non-U.S. holder at the time of death will be included in such holder’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Information Reporting and Backup Withholding

We must report annually to the Internal Revenue Service and to each non-U.S. holder the amount of distributions paid to such holder and the tax withheld with respect to such distributions, regardless of whether withholding was required. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

A non-U.S. holder will not be subject to backup withholding on dividends received if such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person as defined under the Code), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of our Common Stock made within the United States or conducted through certain U.S.-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person as defined under the Code), or such owner otherwise establishes an exemption.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the Internal Revenue Service.

Additional Withholding Requirements

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% U.S. federal withholding tax may apply to any dividends paid on our Common Stock to (i) a “foreign financial institution” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial U.S. beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “— Distributions,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. While withholding under FATCA would have also applied to payments of gross proceeds from the sale or other disposition of our Common Stock on or after January 1, 2019, recently proposed Treasury Regulations eliminate such withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. You should consult your own tax advisors regarding these requirements and whether they may be relevant to your ownership and disposition of our Common Stock.

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UNDERWRITING

We expect to enter into an underwriting agreement with the Representative, with respect to the shares of Common Stock in this offering. The Representative may retain other brokers or dealers to act as sub-agents on its behalf in connection with this offering and may pay any sub-agent a solicitation fee with respect to any securities placed by it. Under the terms and subject to the conditions contained in the underwriting agreement, we have agreed to issue and sell to the underwriters the number of shares of Common Stock as indicated below.

Underwriters	Number of Shares of Common Stock
Spartan Capital Securities, LLC	[●]
[●]
Total	[●]

The underwriters are offering the shares of Common Stock subject to their acceptance of the shares of Common Stock from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the shares of Common Stock offered by this prospectus are subject to the approval of certain legal matters by their counsel and to other conditions. The underwriters are obligated to take and pay for all of the shares of Common Stock offered by this prospectus if any such shares of Common Stock are taken. However, the underwriters are not required to take or pay for the shares of Common Stock covered by the underwriters’ option to purchase additional shares of Common Stock described below.

Over-Allotment Option

We have granted the underwriters an over-allotment option. This option, which is exercisable for up to 45 days after the date of this prospectus, permits the underwriters to purchase a maximum of _______ additional shares of Common Stock at the initial public offering price listed on the cover page of this prospectus, less underwriting discounts. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with this offering. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional shares of Common Stock as the number listed next to the underwriter’s name in the preceding table bears to the total number of shares of Common Stock listed next to the names of all underwriters in the preceding table.

Underwriting Discounts and Expenses

The underwriters have advised us that they propose to offer the shares of Common Stock to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession. The underwriters may allow, and certain dealers may reallow, a discount from the concession to certain brokers and dealers. After this offering, the public offering price, concession, and reallowance to dealers may be changed by the Representative. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The shares of Common Stock are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The underwriters have informed us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.

The following table shows the public offering price, underwriting discount, and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of the over-allotment option.

		Per Share		Total Without Over- Allotment Option		Total With Full Over- Allotment Option
Public offering price	$		$		$
Underwriting discounts(1)	$		$		$
Proceeds, before expenses, to us	$		$		$

(1)	Represents an underwriting discount equal to 8% per share. The fees do not include the expense reimbursement provisions described below. Underwriting discounts to be paid by us are calculated based on the assumption that no investors in this offering are introduced by us.

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We have agreed to pay to the underwriters by deduction from the net proceeds of the offering contemplated herein, a non-accountable expense allowance equal to 1% of the gross proceeds received by us from the sale of the shares.

We have agreed to pay expenses relating to the offering, including: (i) our legal and accounting fees and disbursements; (ii) the costs of preparing, printing, mailing, and delivering the registration statement, the preliminary and final prospectus contained therein and amendments thereto, post-effective amendments and supplements thereto, and the underwriting agreement and related documents (all in such quantities as the Representative may reasonably require); (iii) the costs of preparing and printing stock certificates and warrant certificates; (iv) the costs of any “due diligence” meetings; (v) all reasonable and documented fees and expenses for conducting a net road show presentation; (vi) all filing fees and communication expenses relating to the registration of the shares to be sold in the offering with the SEC and the filing of the offering materials with FINRA; (vii) the reasonable and documented fees and disbursements of the Representative’s counsel; (viii) background checks of the Company’s officers and directors; (ix) preparation of bound volumes and mementos in such quantities as the Representative may reasonably request; (x) transfer taxes, if any, payable upon the transfer of securities from us to the Representative; and (xi) the fees and expenses of the transfer agent, clearing firm, and registrar for the shares; provided that the actual accountable expenses of the Representative shall not exceed $250,000. We are required to supply the Representative and its counsel, at our cost, with a reasonable number of bound volumes of the offering materials within a reasonable time after the closing of this offering as well as commemorative tombstones.

We paid an expense deposit of $75,000 to the Representative, upon the execution of letter of intent between us and the Representative, and we will pay an additional $30,000 upon receipt of comments from the SEC as to the public filing of the registration statement of which this prospectus forms a part, for the Representative’s anticipated out-of-pocket expenses. Upon the closing of this offering, we will pay an additional $75,000 to the Representative for closing costs. Any expense deposits will be returned to us to the extent the Representative’s out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

We estimate that expenses payable by us in connection with this offering, other than the underwriting discounts referred to above, will be approximately $_______, including a maximum aggregate reimbursement of $_______ of Representative’s accountable expenses.

In addition, we agreed, during the engagement period of the Representative or until the consummation of this offering, whichever is earlier, not to negotiate with any other broker-dealer relating to a possible private and/or public offering of the securities without the written consent of the Representative, provided that the Representative is reasonably proceeding in good faith with preparation for this offering. Until the Underwriting Agreement is signed, we or the Representative may at any time terminate its further participation in this offering for any reason whatsoever, and we agree to reimburse the Representative for its actual reasonable accountable out-of-pocket expenses, up to a maximum of $250,000, incurred prior to the termination, less any advance and amounts previously paid to the Representative in reimbursement for such expenses; provided, however, that such fees shall be subject to FINRA Rule 5110(f)(2)(D)(ii) and shall not apply if and to the extent the Representative has advised us of the Representative’s inability or unwillingness to proceed with this offering.

Participation in Future Offerings

Until 12 months from the commencement of sales of the offering, the underwriters shall have a right of first refusal to act on our behalf as the lead underwriter or co-bookrunning manager for any U.S. public underwriting or private placement of equity and debt securities, of us or our U.S. subsidiaries and successors.

Listing

Our Common Stock have been approved for listing on the Nasdaq under the symbol “ADBT”, subject to official notice of issuance.

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Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Lock-Up Agreements

We have agreed not to, for a period of 180 days from the effective date of the registration statement of which this prospectus is a part, offer, issue, sell, contract to sell, encumber, grant any option for the sale of, or otherwise dispose of, except in this offering, any of our shares of Common Stock or securities that are substantially similar to our shares of Common Stock, including any options or warrants to purchase our shares of Common Stock, or any securities that are convertible into or exchangeable for, or that represent the right to receive, our shares of Common Stock or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date such lock-up agreement was executed), without the prior written consent of the underwriters.

Moreover, all of our directors and officers, and all but one of our shareholders have agreed, subject to certain exceptions (as set forth below), not to offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, except in this offering, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock for 180 days from the date of the underwriting agreement (“Lock-Up Period”), to be entered into between the Company and the Representative, without the consent of the Representative. See “Underwriting” for more information.

The exceptions to the lock-up agreements are that our executive officers and directors, and holders of 5% or more of our common stock (each a “Lock-Up Party”) may transfer our common stock or securities convertible into or exchangeable or exercisable for our common stock (the “Lock-Up Securities”) without the prior written consent of the Representative in connection with: (a) transactions relating to Lock-Up Securities acquired in open market transactions after the completion of the Public Offering; provided that no filing under Section 13 of the Exchange Act, or other public announcement shall be required or shall be voluntarily made during the Lock-Up Period in connection with subsequent sales of Lock-Up Securities acquired in such open market transactions; (b) transfers of Lock-Up Securities (i) as a bona fide gift, or for bona fide estate planning purposes, (ii) to an immediate family member (as defined below) or to any trust for the direct or indirect benefit of the Lock-Up Party or an immediate family member of the Lock-Up Party, or (iii) by will or intestacy or to a family member or trust for the benefit of the Lock-Up Party or a family member (for purposes of this Lock-Up Agreement, “family member” means any relationship by blood, marriage or adoption, not more remote than first cousin); (c) transfers of Lock-Up Securities to a charity or educational institution; (d) if the Lock-Up Party, directly or indirectly, controls a corporation, partnership, limited liability company or other business entity, any transfers of Lock-Up Securities to any shareholder, partner or member of, or owner of similar equity interests in, the Lock-Up Party, as the case may be; (e) if the Lock-Up Party is a corporation, partnership, limited liability company, trust, or other business entity, transfers or distributions of Lock-Up Securities to current or former general or limited partners, managers or members, stockholders, other equity holders or direct or indirect affiliates, including such entities under common control, (within the meaning of Rule 405 under the Securities Act) of the Lock-Up Party or to the estates of any of the foregoing; (f) the transfer of Lock-Up Securities that occurs by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree, settlement agreement or other court order; (g) any transfer of Lock-Up Securities to us pursuant to arrangements under which we have the option to repurchase such shares or a right of first refusal with respect to transfers of such shares or in connection with the death, disability or termination of employment or service; (h) the sale by the Company (on behalf of the Lock-Up Party) of up to such number of Lock-Up Securities solely necessary to raise funds to satisfy our income and payroll tax withholding obligations in connection with the vesting, exercise or settlement of restricted stock units held by the Lock-Up Party that are outstanding as of the date hereof; (i), no other Shares were sold and that the Lock-Up Party’s securities are subject to a lock-up agreement with the Representative; (j) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by our Board of Directors and made to all holders of our capital stock involving a Change of Control (as defined below) of the Company (for purposes hereof, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock if, after such transfer, such person or group of affiliated persons would hold at least a majority of the outstanding voting securities of the Company (or the surviving entity)); provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the Lock-Up Party’s Lock-Up Securities shall remain subject to the provisions of this Lock-Up Agreement; or (k) transfers of Lock-Up Securities to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (b), (c), (d), (e) and (g) above; provided that in the case of any transfer pursuant to the foregoing clauses (b), (c), (d), (e) and (j), it shall be a condition to any such transfer that (i) the transferee/donee agrees to be bound by the terms of this Lock-Up Agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee/donee were a party hereto; (ii) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act and the Exchange Act) to make, and shall agree not to voluntarily make, any filing or public announcement of the transfer or disposition prior to the expiration of the Lock-Up Period; (iii) in the case of any transfer pursuant to the foregoing clauses (e), (f) or (g), it shall be a condition to any such transfer that no public filing, report or announcement shall be voluntarily made and if any filing under Section 13 of the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of shares of Lock-Up Securities in connection with such transfer or distribution shall be legally required during the Lock-Up Period, such filing, report or announcement shall clearly indicate in the footnotes thereto the nature and conditions of such transfer; and (iv) the Lock-Up Party notifies the Representative at least two (2) business days prior to the proposed transfer or disposition.

In addition, the foregoing restrictions shall not apply to (i) the exercise or vesting of stock options or other equity awards granted pursuant to the Company’s equity incentive plans; provided that it shall apply to any of the Lock-Up Party’s shares of common stock issued upon such exercise and (ii) the conversion or exercise of convertible debt or warrants; provided that it shall apply to any of the Lock-Up Party’s shares of common stock issued upon such conversion or exercise.

The Representative has no present intention to waive or shorten the lock-up period; however, the terms of the lock-up agreements may be waived at its discretion. In determining whether to waive the terms of the lock-up agreements, the Representative may base its decision on its assessment of the relative strengths of the securities markets and companies similar to ours in general, and the trading pattern of, and demand for, our securities in general.

Pricing of the Offering

Prior to this offering, there has been no public market for our Common Stock. The initial public offering price of the Common Stock will be negotiated between us and the underwriters. Among the factors to be considered in determining the initial public offering price of the Common Stock, in addition to the prevailing market conditions, will be our historical performance, estimates of our business potential and earnings prospects, an assessment of our management, and the consideration of the above factors in relation to market valuation of companies in related businesses.

Electronic Offer, Sale, and Distribution of Common Stock

A prospectus in electronic format may be made available on the websites maintained by the underwriters or selling group members, if any, participating in this offering and the underwriters may distribute prospectuses electronically. The underwriters may agree to allocate a number of shares of Common Stock to selling group members for sale to their online brokerage account holders. The shares of Common Stock to be sold pursuant to internet distributions will be allocated on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriters, and should not be relied upon by investors.

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Price Stabilization, Short Positions, and Penalty Bids

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the price of our shares of Common Stock. Specifically, the underwriters may sell more shares of Common Stock than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares of Common Stock available for purchase by the underwriters under option to purchase additional shares of Common Stock. The underwriters can close out a covered short sale by exercising the option to purchase additional shares of Common Stock or purchasing shares of Common Stock in the open market. In determining the source of shares of Common Stock to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares of Common Stock compared to the price available under the option to purchase additional shares of Common Stock. The underwriters may also sell shares of Common Stock in excess of the option to purchase additional shares of Common Stock, creating a naked short position. The underwriters must close out any naked short position by purchasing shares of Common Stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares of Common Stock in the open market after pricing that could adversely affect investors who purchase in the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing our shares of Common Stock in this offering because such underwriter repurchases those shares of Common Stock in stabilizing or short covering transactions.

Finally, the underwriters may bid for, and purchase, our shares of Common Stock in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our shares of Common Stock at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on the Nasdaq, in the over-the-counter market, or otherwise.

Passive Market Making

In connection with this offering, the underwriters may engage in passive market making transactions in our shares of Common Stock on the Nasdaq in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares of Common Stock and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Potential Conflicts of Interest

The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of our Company. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Other Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing, and brokerage activities. Some of the underwriters and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions, and expenses.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long, and/or short positions in such securities and instruments.

Stamp Taxes

If you purchase shares of Common Stock offered in this prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus.

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Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the shares of Common Stock, or the possession, circulation or distribution of this prospectus or any other material relating to us or the shares of Common Stock, where action for that purpose is required. Accordingly, the shares of Common Stock may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the shares of Common Stock may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Australia. This prospectus is not a product disclosure statement, prospectus, or other type of disclosure document for the purposes of Corporations Act 2001 (Commonwealth of Australia) (the “Act”) and does not purport to include the information required of a product disclosure statement, prospectus, or other disclosure document under Chapter 6D.2 of the Act. No product disclosure statement, prospectus, disclosure document, offering material, or advertisement in relation to the offer of the shares of Common Stock has been or will be lodged with the Australian Securities and Investments Commission or the Australian Securities Exchange.

Accordingly, (1) the offer of the shares of Common Stock under this prospectus may only be made to persons: (i) to whom it is lawful to offer the shares of Common Stock without disclosure to investors under Chapter 6D.2 of the Act under one or more exemptions set out in Section 708 of the Act, and (ii) who are “wholesale clients” as that term is defined in section 761G of the Act, (2) this prospectus may only be made available in Australia to persons as set forth in clause (1) above, and (3) by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (1) above, and the offeree agrees not to sell or offer for sale any of the shares of Common Stock sold to the offeree within 12 months after their issue except as otherwise permitted under the Act.

Canada. The shares of Common Stock may not be offered, sold, or distributed, directly or indirectly, in any province or territory of Canada other than the provinces of Ontario and Quebec or to or for the benefit of any resident of any province or territory of Canada other than the provinces of Ontario and Quebec, and only on a basis that is pursuant to an exemption from the requirement to file a prospectus in such province, and only through a dealer duly registered under the applicable securities laws of such province or in accordance with an exemption from the applicable registered dealer requirements.

Cayman Islands. This prospectus does not constitute a public offer of the shares of Common Stock, whether by way of sale or subscription, in the Cayman Islands. The Underwriter has represented and agreed that it has not offered or sold, and will not offer or sell, directly or indirectly, any shares of Common Stock to any member of the public in the Cayman Islands.

European Economic Area. In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive, or a Relevant Member State, from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, or the Relevant Implementation Date, an offer of the shares of Common Stock to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to the shares of Common Stock that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and the competent authority in that Relevant Member State has been notified, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the shares of Common Stock to the public in that Relevant Member State at any time,

●	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

●	to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year, (2) a total balance sheet of more than €43,000,000, and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

●	to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive; or

●	in any other circumstances that do not require the publication by the company of a prospectus pursuant to Article 3 of the Prospectus Directive;

provided that no such offer of shares of Common Stock shall result in a requirement for the publication by the company of a prospectus pursuant to Article 3 of the Prospectus Directive.

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For purposes of the above provision, the expression “an offer of shares of Common Stock to the public” in relation to any shares of Common Stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares of Common Stock to be offered so as to enable an investor to decide to purchase or subscribe the shares of Common Stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Hong Kong. The shares of Common Stock may not be offered or sold in Hong Kong by means of this prospectus or any other document other than (i) in circumstances that do not constitute an offer or invitation to the public within the meaning of the Companies (Cap.32, Laws of Hong Kong) or the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances that do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares of Common Stock may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), that is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares of Common Stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

Israel. This prospectus does not constitute a prospectus under the Israeli Securities Law, 5728-1968, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus may be distributed only to, and is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds; provident funds; insurance companies; banks; portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange Ltd., underwriters, each purchasing for their own account; venture capital funds; entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors. Qualified investors shall be required to submit written confirmation that they fall within the scope of the Addendum.

Japan. The shares of Common Stock have not been and will not be registered under the Financial Instruments and Exchange Law of Japan, and shares of Common Stock will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to any exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Malaysia. The shares have not been and may not be approved by the Securities Commission Malaysia, or SC, and this document has not been and will not be registered as a prospectus with the SC under the Malaysian capital markets and services act of 2007, or CMSA. Accordingly, no securities or offer for subscription or purchase of securities or invitation to subscribe for or purchase securities are being made to any person in or from within Malaysia under this document except to persons falling within any of paragraphs 2(g)(i) to (xi) of schedule 5 of the CMSA and distributed only by a holder of a capital markets services license who carries on the business of dealing in securities and subject to the issuer having lodged this prospectus with the SC within seven days from the date of the distribution of this prospectus in Malaysia. The distribution in Malaysia of this document is subject to Malaysian laws. Save as aforementioned, no action has been taken in Malaysia under its securities laws in respect of this document. This document does not constitute and may not be used for the purpose of a public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the approval of the SC or the registration of a prospectus with the SC under the CMSA.

People’s Republic of China. This prospectus may not be circulated or distributed in the PRC, and the shares of Common Stock may not be offered or sold, and will not be offered or sold to any person for re-offering or resale, directly or indirectly, to any resident of the PRC except pursuant to applicable laws and regulations of the PRC. For the purpose of this paragraph, PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Singapore. This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our shares of Common Stock may not be circulated or distributed, nor may our shares of Common Stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or SFA, (ii) to a relevant person or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

82

Where our shares of Common Stock are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor as defined in Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor; shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares of Common Stock under Section 275 of the SFA, except: (1) to an institutional investor (for corporations under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is or will be given for the transfer; or (3) where the transfer is by operation of law.

Taiwan. The shares of Common Stock have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing, or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the shares of Common Stock in Taiwan.

United Kingdom. An offer of the shares of Common Stock may not be made to the public in the United Kingdom within the meaning of Section 102B of the Financial Services and Markets Act 2000, as amended, or the FSMA, except to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances that do not require the publication by the company of a prospectus pursuant to the Prospectus Rules of the Financial Services Authority, or the FSA.

An invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) may only be communicated to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which Section 21 of FSMA does not apply to the company.

All applicable provisions of the FSMA with respect to anything done by the underwriters in relation to the shares of Common Stock must be complied with in, from or otherwise involving the United Kingdom.

83

LEGAL MATTERS

The validity of the securities covered by the registration statement of which this prospectus is a part has been passed upon for us by Anthony, Linder & Cacomanolis, PLLC, West Palm Beach, Florida. Certain legal matters relating to this offering will be passed upon for the representative by Pryor Cashman LLP, New York, New York.

As of the date of this prospectus, Anthony, Linder & Cacamonolis, PLLC owns 1,000,000 shares of Common Stock. Anthony, Linder & Cacomanolis, PLLC received these shares of Common Stock as consideration for rendering legal services to Taiji Ito, who received these shares of Common Stock from the Company as founders shares at a price of $0.000001 per share, for an aggregate of $1.00.

EXPERTS

The consolidated financial statements of Advasa Holdings, Inc. for the fiscal years ended March 31, 2025 and 2024, included in this prospectus have been so included in reliance on the report of Bush & Associates CPA LLC (“Bush & Associates”), an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of Bush & Associates is located at 9555 S Eastern Ave., Suite 280, Las Vegas, Nevada 89123.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of Common Stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and the shares of Common Stock offered hereby, we refer you to the registration statement and the exhibits and schedules filed thereto. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. Upon completion of this offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Exchange Act. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about registrants, like us, that file electronically with the SEC. The address of that site is www.sec.gov.

84

ADVASA HOLDINGS, INC.

F-1

Advasa Holdings, Inc.

Consolidated Balance Sheets

As of September 30, 2025 (unaudited) and March 31, 2025 (audited)

(in thousands, except share and per share data)

	September 30,	March 31,
	2025	2025
	(unaudited)	(audited)
ASSETS
Current Assets:
Cash and cash equivalents	$7,003	$5,178
Accounts receivable, net	6,758	—
Prepaid expenses and other current assets	23,978	23,290
Total Current Assets	37,739	28,468
Non-current Assets:
Operating lease right-of-use assets, net	20	30
Intangible assets, net	9	9
Investments	—	—
Other assets	7	7
Total Assets	$37,775	$28,514

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$12,877	$10,106
Payable due to related party	716	707
Income tax payable	2,121	292
Current portion of operating lease liabilities	20	20
Current portion of long-term debt	188	186
Other current liabilities	1,171	1,426
Total Current Liabilities	17,093	12,737
Non-current Liabilities:
Non-current operating lease liabilities	—	10
Non-current portion of long-term debt	596	681
Convertible bonds	13,515	13,340
Total Liabilities	31,204	26,768
Equity:
Preferred stock, $0.000001 per value – 500,000,000 shares authorized as of September 30, 2025 and March 31, 2025; No shares issued or outstanding as of September 30, 2025 and March 31, 2025.	—	—
Common stock, $0.000001 par value – 5,000,000,000 shares authorized as of September 30, 2025 and March 31, 2025; 485,469,380 shares issued and outstanding as of September 30, 2025 and, 410,469,430 shares issued and outstanding as of March 31, 2025*	—	—
Additional paid-in capital	15,771	15,771
Accumulated deficit	(8,581)	(13,282)
Accumulated other comprehensive loss	(1,035)	(994)
Total Stockholders’ Equity	6,155	1,495
Noncontrolling interests	416	251
Total Equity	6,571	1,746
Total Liabilities & Equity	$37,775	$28,514

The accompanying notes are an integral part of the consolidated financial statements.

*The number of shares issued and outstanding presented above is adjusted retrospectively to reflect the 1 for 10 sub-division effected on December 4, 2025.

F-2

Advasa Holdings, Inc.

Consolidated Statements of Operations

For the Six Months Ended September 30, 2025 and 2024

(unaudited)

(in thousands, except share and per share data)

	Six Months Ended September 30,
	2025	2024
Revenue	$11,731	$82
Cost of revenue	4,051	87
Gross profit	7,680	(5)
Operating expenses:
Selling, General and Administrative Expenses	593	252
Depreciation and amortization expenses	1	1
Total operating expenses	594	253
Profit (loss) from operations	7,086	(258)
Other income, net	6	—
Interest expenses	(76)	(78)
Profit (Loss) before income taxes	7,016	(336)
Income tax expense	2,149	—
Net income (loss)	4,867	(336)
Less: Net (income) loss attributable to noncontrolling interests	(166)	11
Net income (loss) attributable to stockholders	$4,701	$(325)
Net income (loss) per share attributable to common stockholders, basic and diluted	$0.010	$(0.001)
Weighted-average number of common stocks outstanding used to compute net income (loss) per share, basic and diluted*	455,387,003	410,469,430

The accompanying notes are an integral part of the consolidated financial statements.

 * Giving retroactive effect to the 1 for 10 sub-division effected on December 4, 2025.

F-3

Advasa Holdings, Inc.

Consolidated Statements of Comprehensive Income (Loss)

For the Six Months Ended September 30, 2025 and 2024

(unaudited)

(in thousands, except share data)

	Six Months Ended September 30,
	2025	2024
Net income (loss)	$4,867	$(336)
Other comprehensive income (loss):
Currency translation adjustments	(42)	26
Total other comprehensive (loss) income	(42)	26
Comprehensive income (loss)	4,825	(310)
Less: Comprehensive (income) loss attributable to noncontrolling interest	(164)	11
Comprehensive income (loss) attributable to stockholders	$4,661	$(299)

The accompanying notes are an integral part of the consolidated financial statements.

F-4

Advasa Holdings, Inc.

Consolidated Statements of Stockholders’ Equity

For the Six Months Ended September 30, 2025 and 2024

(unaudited)

(in thousands, except share data)

	Stock Class		Additional		Accumulated other	Total
	Common Stocks		Paid-In	Accumulated	comprehensive	Stockholders’	Noncontrolling	Total
	Shares	Amount	Capital	deficit	income (loss)	Equity	interest	Equity
Balance, March 31, 2024	410,469,430	$ —	$15,771	$(14,420)	$(1,019)	$332	$211	$543
Other comprehensive loss, net of tax	—	—	—	—	25	25	1	26
Net loss	—	—	—	(325)	—	(325)	(11)	(336)
Balance, September 30, 2024	410,469,430	—	15,771	(14,745)	(994)	32	201	233

	Stock Class		Additional		Accumulated other	Total
	Common Stocks		Paid-In	Accumulated	comprehensive	Stockholders’	Noncontrolling	Total
	Shares	Amount	Capital	deficit	income (loss)	Equity	interest	Equity
Balance, March 31, 2025	410,469,430	$ —	$15,771	$(13,282)	$(994)	$1,495	$251	$1,746
Issuance of shares	75,000,000	—	—	—	—	—	—	—
Share redemption	(50)	—	—	—	—	—	—	—
Other comprehensive loss, net of tax	—	—	—	—	(41)	(41)	(1)	(42)
Net income	—	—	—	4,701	—	4,701	166	4,867
Balance, September 30, 2025	485,469,380	$ —	$15,771	$(8,581)	$(1,035)	$6,155	$416	$6,571

The accompanying notes are an integral part of the consolidated financial statements.

The number of shares issued and outstanding presented above is adjusted retrospectively to reflect the 1 for 10 sub-division effected on December 4, 2025.

F-5

Advasa Holdings, Inc.

Consolidated Statements of Cash Flows

For the Six Months Ended September 30, 2025 and 2024

(unaudited)

	Six Months Ended September 30,
	2025	2024
Cash flows from operating activities:
Net income (loss)	$4,867	$(336)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	1	1
Noncash lease expenses	10	10
Amortization of debt issuance costs	1	1
Gain on cancellation of stock acquisition rights	(2)	—
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(387)	17
Accounts payable and accrued expenses	2,674	(374)
Income tax payable	1,849	—
Operating lease liabilities	(10)	(10)
Other current liabilities	(279)	236
Net cash provided by (used in) operating activities	1,879	(455)
Cash flows from financing activities
Repayments of debt	(95)	(95)
Payment for deferred offering costs	(2)	0
Net cash used in financing activities	(97)	(95)
Effect of exchange rate change on cash and cash equivalents	43	17
Net change in cash and cash equivalents	1,825	(533)
Cash and cash equivalents at beginning of period	5,178	551
Cash and cash equivalents at end of period	$7,003	$18

Supplemental disclosures of cash flow information:
Cash paid for interest	$76	$78
Cash paid for income taxes	$300	$ —

The accompanying notes are an integral part of the consolidated financial statements.

F-6

Advasa Holdings, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share data)

1. Organization, Nature of Business

Advasa Holdings, Inc. (the “Company”) was incorporated on February 4, 2025 in Delaware to act as the holding company of Advasa, Co., Ltd. (“Advasa Japan”), which was incorporated in Tokyo, Japan on April 12, 2017 and specialized in Earned Wage Access (“EWA”) and employee benefits payment services. Advasa Japan operates the proprietary service “FUKUPE”, a welfare payment platform that allows employees to instantly access their earned wages before the standard payday.

At incorporation, the Company issued five shares of common stock with par value of $0.00001. On August 29, 2025, as part of its reorganization, the Company entered into a share exchange agreement with Advasa Japan and Advasa Japan’s shareholders to acquire 96.6% ownership interest in Advasa Japan. The Company acquired 5,000 shares of Advasa Japan’s ordinary shares from its shareholders in exchange for the Company’s 41,046,938 shares of common stock.

3.4% of Advasa Japan’s preferred shareholder did not participate in the share exchange and retained their equity interest of Advasa Japan. These interests are reflected as a noncontrolling interest at historical book value.

The reorganization involves entities under common control. Under the guidance in ASC 805-50, for transactions between entities under common control, the assets, liabilities, and results of operations are recognized at their carrying amounts on the date of the restructuring, which required retrospective combination of the Company and Advasa Japan. The Company’s consolidated financial statements have been prepared as if the existing corporate structure had been in existence throughout all periods presented rather than from the incorporation. This includes a retrospective presentation for all equity related disclosures, which were under common control throughout the relevant periods as a single economic enterprise although legal parent-subsidiary relationship were not established.

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”). The unaudited interim   consolidated financial statements are condensed and should be read in conjunction with the Company’s latest annual financial statements. The interim disclosures generally do not repeat those in the annual statements.

The unaudited consolidated financial statements reflect all normal recurring adjustments necessary to present fairly the Company’s financial position, results of operations, shareholders’ equity, and cash flows for the interim periods, but are not necessarily indicative of the results of operations to be expected for the full year ending March 31, 2026 or any other future interim periods.

As an emerging growth company, the Jumpstart Our Business Startups Act allows the Company to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. The Company has elected to delay adoption of certain new or revised accounting standards. As a result, the Company’s unaudited financial statements may not be comparable to the financial statements of issuers who are required to comply with the effective date for new or revised accounting standards that are applicable to public companies.

On November 20, 2025, the Company’s Board of Directors approved a sub-division of the Company’s issued and outstanding common stock at a ratio of 1:10, which became effective on December 4, 2025. The Company believes it is appropriate to reflect the above transactions on a retroactive basis in accordance with ASC 260. All references made to share or per share amounts herein have been retroactively adjusted to reflect the 1:10 sub-division.

F-7

Basis of Consolidation

The Company consolidates an entity in which it has a controlling financial interest: Advasa, Co., Ltd. Intercompany balances and transactions have been eliminated in consolidation.

For purposes of clarity and ease of presentation, all dollar amounts in these consolidated financial statements have been rounded to the nearest whole number. However, the underlying data used in the calculations is not rounded, and the totals presented may differ by a small amount due to rounding. These differences are considered immaterial and do not affect the overall financial position or results of operations.

Use of Estimates

The preparation of the consolidated financial statements in conformity with the U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities as of the reporting date, and the reported amounts of revenue and expense during the reporting period. These estimates are based on management’s best knowledge of current events and actions that the Company may undertake in the future and include, but are not limited to, useful lives of intangible assets, impairment of long-lived assets, the carrying value of operating lease right-of-use assets, allowance for credit loss on accounts receivable, and valuation allowance against net deferred tax assets. Actual results could differ from those estimates.

Revenue Recognition

The Company applies ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”) for all periods presented in the consolidated financial statements. To determine the appropriate amount of revenue to be recognized in accordance with ASC 606, the Company follows a five-step model as follows:

1 – Identification of the contract with a customer

2 – Identification of the performance obligation in the contract

3 – Determination of the transaction price

4 – Allocation of the transaction price to the performance obligation in the contract

5 – Recognition of revenue when, or as, a performance obligation is satisfied

The transaction price is the amount of consideration to which the Company expects to be entitled in exchange for transferring promised goods or services to a customer. The transaction price is generally fixed. None of the Company’s contracts contain a significant financing component. Revenue is recognized net of any taxes collected from customers, which are subsequently remitted to government entities.

Earned Wage Access (“EWA”) services

The Company provides EWA services to its corporate customers where EWA enables employees of participating employers to access earned but unpaid wages prior to their scheduled pay date. The Company delivers its EWA solution hosted on the Company’s system. Customers do not obtain possession of the Company’s software or the right to run the software on their own infrastructure. Instead, customers access the platform solely through a user interface or through API connections that facilitate data transfer and automate payroll-related workflows. The API connectivity supports the delivery of the hosted service but does not grant the customer a license to the Company’s intellectual property.

Revenue from EWA services is derived primarily from fixed, per-transaction fee (i.e., usage-based withdrawal fees) paid by employees who choose to access their wages early. These fees are collected at the time of disbursement and are recognized as revenue when service is provided, which coincides with the point in time when the employee receives the wage advance. (i.e., when payment to the employee is completed).

F-8

Subscription services

The Company generates revenue from subscription services from contracts that provide customers with time-based rights to access the Company’s software platform and related intellectual property over contractual terms. These arrangements typically include access to the software and when-and-if available updates and enhancements. Because the software license is not distinct from these ongoing updates and support, the Company account for them together as a single performance obligation.

The nature of this performance obligation is to provide continuous access to the Company’s software and related intellectual property over the contract term. Accordingly, the Company recognizes subscription services revenue over time in accordance with ASC 606, as the customer simultaneously receives and consumes the benefits of the Company’s performance as the Company provides access to the software and related updates. The Company uses a time-elapsed (straight-line) measure of progress over the contract term because the Company’s performance obligation is to stand ready to provide access evenly throughout the term and the customer benefits from access to the software and related updates on a substantially ratable basis.

The Company does not grant customers a right to take possession of its software or to host the software independently. As a result, the Company’s arrangements are accounted for as hosted service arrangements rather than software licenses. The Company’s performance obligation is satisfied over time as customers simultaneously receive and consume the benefits of access to the hosted platform.

Software maintenance services

The Company provides software maintenance services under contracts that require the Company to perform maintenance inspections to ensure the continued proper operation of the customer’s software system throughout the contract term. These services include periodic inspections, technical support, corrective actions, and access to software updates and enhancements made available during the service period.

The maintenance services represent a single stand-ready obligation to provide continuous support and ensure the software remains in operating condition. Because customers receive and consume the benefits of these services evenly throughout the contract period, revenue from software maintenance services is recognized on a straight-line basis over time.

Sometimes software maintenance revenue includes a one-time maintenance order related to a software update. Although the arrangement involved a specific update, it required the Company to provide related maintenance activities over a defined period. As a result, the revenue associated with such order is recognized over the applicable service period in a manner consistent with our stand-ready performance obligation under ASC 606.

From time to time, the Company engages subcontractors for performing services. The Company assesses and records revenue on a gross basis as a principal versus on a net basis as an agent in the presentation of revenues and expenses. The Company has concluded that gross reporting is appropriate because the Company (i) has the risk of identifying and hiring qualified vendors, (ii) has the discretion to select the vendors and establish their price and duties, and (iii) bears the risk for services that are not fully paid for by its customers.

Segment Information

The Company currently operates business as one operating segment. The Company’s chief operating decision maker (“CODM”) is its Chief Executive Officer (“CEO”), who reviews financial information for purposes of making operating decisions, assessing financial performance, and allocating resources. The Company’s CODM evaluates financial information as a whole for the purpose of assessing financial performance and making operating decisions.

Concentration of Customers and Vendors

The balance sheet items that potentially subject the Company to concentrations of credit risk are primarily cash and accounts receivable. The Company monitors and manages the overall exposure of its cash balances to individual financial institutions on an ongoing basis. The Company continuously evaluates the credit worthiness of its customers’ financial condition and generally does not require collateral. The Company incurred no losses from such accounts and management considers the risk of loss to be minimal.

For the six months ended September 30, 2025 and 2024, there was one customer who accounted for more than 10% of the Company’s total revenue in both periods. As of September 30, 2025 and March 31, 2025, there was one customer who accounted for more than 10% of the Company’s total accounts receivable in both periods.

F-9

For the six months ended September 30, 2025 and 2024, there were four suppliers and five suppliers, respectively, who accounted for more than 10% of the Company’s total purchase in the respective periods. As of September 30 and March 31, 2025, there was one supplier and there were three suppliers, respectively, who accounted for more than 10% of the Company’s total accounts payable in the respective period.

Cash and Cash Equivalents

The Company considers all highly liquid short-term investments purchased with an initial maturity date of three months or less to be cash equivalents.

Accounts Receivable, Net

Accounts receivable primarily consist of the amounts billed and currently due from customers, net of an allowance for credit losses, if recorded. When the Company has an unconditional right to payment, subject only to the passage of time, the right is treated as receivable. The Company’s accounts receivable balances are unsecured, bearing no interest. Fees billed in advance of the related contractual term represent contract liabilities and are presented as deferred revenue.

At each balance sheet date, the Company recognizes an expected allowance for credit losses. In addition, also at each reporting date, this estimate is updated to reflect any changes in credit risk since the receivable was initially recorded. This estimate is calculated on a pooled basis where similar risk characteristics exist.

The allowance estimate is derived from a review of the Company’s historical losses on the aging of receivables. This estimate is adjusted for management’s assessment of current conditions, reasonable and supportable forecasts regarding future events, and any other factors deemed relevant by the Company. The Company believes historical loss information is a reasonable starting point in which to calculate the expected allowance for credit losses as the Company’s customers’ composition have remained constant. The Company did not record the allowance for credit loss for the six months ended September 30, 2025 and the fiscal years ended March 31, 2025.

The Company writes off receivables when there is information that indicates the debtor is facing significant financial difficulty and there is no possibility of recovery. If any recoveries are made from any accounts previously written off, they will be recognized in income or an offset to credit loss expense in the year of recovery. The Company did not have any write-offs of receivable during the six months ended September 30, 2025 and the fiscal years ended March 31, 2025.

Deferred Offering Costs

The Company capitalizes certain legal, accounting and other third-party fees that are directly related to an equity financing that is likely to be successfully completed, until such financing is consummated. After consummation of an equity financing, these costs are recorded as a reduction of the proceeds received as a result of the financing. Should a planned equity financing be abandoned, terminated, or significantly delayed, the deferred offering costs are immediately written off to operating expenses in the Consolidated Statements of Operations in the period of determination.

Intangible Assets, Net

Intangible assets consist of trademark and internally developed software and are stated at cost, less accumulated amortization. Amortization costs are recorded using the straight-line method over the estimated useful life of ten years for trademark and five years for software.

F-10

Impairment or Disposal of Long-Lived Assets

Long-lived assets used in operations are reviewed for impairment whenever events or changes in circumstances indicate that carrying amounts may not be recoverable. For long-lived assets to be held and used, the Company recognizes an impairment loss only if the carrying amount is not recoverable when compared to the Company’s undiscounted cash flows, and the impairment loss is measured based on the difference between the carrying amount and fair value. Long-lived assets held for sales are reported at the lower of cost or fair value less costs to sell.

Leases

Leases are comprised of operating leases for office space. In accordance with FASB ASC Topic 842, Leases, the Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use assets (ROU), current portion of operating lease liabilities, and non-current operating lease liabilities in the Consolidated Balance Sheets. Operating lease ROU assets and operating lease liabilities are recognized based on the present value of future minimum lease payments over the lease term at commencement date.

For leases with terms greater than 12 months, the Company records a right-of-use asset and a lease liability representing the present value of future lease payments. The discount rate used to measure the lease asset and liability is determined at the beginning of the lease term using the rate implicit in the lease, or the Company’s collateralized incremental borrowing rate. The implicit rate within the Company’s leases is generally not determinable and, therefore, the incremental borrowing rate at lease commencement is utilized to determine the present value of lease payments. The Company estimates its incremental borrowing rate based on third-party lender quotes to obtain secured debt in a like currency for a similar asset over a timeframe similar to the term of the lease. For those contracts that include fixed rental payments for both the use of the asset (“lease costs”) as well as for other occupancy or service costs relating to the asset (“non-lease costs”), the Company generally includes both the lease costs and non-lease costs in the measurement of the lease asset and liability.

The Company accounts for each lease and any non-lease components associated with that lease as a single lease component for all asset classes. Lease expenses for the Company’s operating leases are recognized on a straight-line basis over the lease term except for variable lease costs, which are expensed as incurred.

Fair Value Measurements

The Company reports financial assets and liabilities and nonfinancial assets and liabilities that are recognized or disclosed at fair value in the consolidated financial statements on a recurring basis in accordance with ASC Topic 820 Fair Value Measurement (“ASC 820”). ASC 820 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities, which are required to be recorded at fair value, the Company considers the principal or most advantageous market in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as inherent risk, transfer restrictions and credit risk.

ASC 820 also establishes a fair value hierarchy, which prioritizes the inputs to valuation techniques used to measure fair value into three levels. The U.S. GAAP established a hierarchy framework to classify the fair value based on the observability of significant inputs to the measurement.

The levels of the fair value hierarchy are as follows:

Level 1: Quoted price in an active market for identical assets or liabilities.

Level 2: Quoted prices for similar assets and liabilities in active markets or inputs that are observable.

Level 3: Inputs that are unobservable (for example, cash flow modeling inputs based on assumptions)

The carrying amounts of the Company’s financial instruments, such as cash, accounts receivable, accounts payable and payable due to related party approximate fair values due to the short-term nature of these instruments.

F-11

Debt Issuance Costs

Direct costs incurred in connection with financing such as legal fees are classified as debt issuance costs. The Company capitalized these costs and reported the amounts as a direct deduction from the carrying amount of the financial statement line item for which those costs relate. The capitalized debt issuance costs are amortized over the life of the underlying debt obligation utilizing the straight-line methods.

Advertising and Marketing Costs

Advertising and marketing costs are expensed as incurred and are included in selling, general and administrative expenses in the Consolidated Statement of Operations. For the six months ended September 30, 2025 and 2024, these costs were nil and nil, respectively.

Net Income (Loss) per Share

Basic net income (loss) per common stock is calculated by dividing the net income (loss) by the weighted-average number of common stocks outstanding during the period, without consideration for potentially dilutive securities. Diluted net income (loss) per common stock is computed by dividing the net income (loss) by the weighted-average number of common stocks and potentially dilutive securities outstanding for the period determined using the treasury stock method.

Recently Issued Accounting Pronouncements

The following Accounting Standards Updates (“ASUs”) were issued by the Financial Accounting Standards Board (“FASB”) which relate to or could relate to the Company as concerns the Company’s normal ongoing operations or the industry in which the Company operates.

In July 30, 2025, the FASB issued ASU No. 2025-05 Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets. This ASU provide (1) all entities with a practical expedient and (2) entities other than public business entities with an accounting policy election when estimating expected credit losses for current accounts receivable and current contract assets arising from transactions accounted for under Topic 606. The requirements are effective for fiscal years beginning after December 15, 2025, including interim periods within those fiscal years. Early adoption is permitted, and entities should apply the amendments prospectively. The Company is currently evaluating the impact that the adoption of this ASU will have on its consolidated financial statements.

In November 2024, the FASB issued ASU No. 2024-03 Income Statement – Reporting Comprehensive Income – Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses. This ASU requires public business entities to disclose, for interim and annual reporting periods, additional information about certain income statement expense categories. The requirements are effective for fiscal years beginning after December 15, 2026, and for interim periods beginning after December 15, 2027. Entities are permitted to apply either the prospective or retrospective transition methods. The Company is currently evaluating the impact that the adoption of this ASU will have on its consolidated financial statements.

In December 2023, FASB issued ASU 2023-09 Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The standard requires entities to disclose specific categories in the rate reconciliation and to provide additional information for reconciling items that meet a quantitative threshold. It also requires entities to disclose certain information about income taxes paid and other disclosures related to income and income tax expense from continuing operations. The standard is effective for fiscal years beginning after December 15, 2024 for public business entities and for fiscal years beginning after December 15, 2025 for all other entities. The Company is currently evaluating the impact that the adoption of this standard will have on its consolidated financial statements.

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures to update reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses and information used to assess segment performance. This update is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. The adoption of this guidance did not have any impact on the Company’s segment reporting.

F-12

3. Prepaid expenses and other current assets

As of September 30, 2025 and March 31, 2025, repaid expenses and other current assets consisted of the following:

	September 30,	March 31,
	2025	2025
Advance payments	$23,316	$23,015
Deferred offering costs	549	210
Deposits	1	1
Prepaid expenses	44	64
Other	68	—
Total prepaid expenses and other current assets	$23,978	$23,290

4. Intangible assets, Net

As of September 30, 2025 and March 31, 2025, intangible assets, net consisted of the following:

	September 30,	March 31,
	2025	2025
Trademark	$19	$19
Software	137	136
Total intangible assets	156	155
Less: Accumulated amortization	(147)	(146)
Total intangible assets, net	$9	$9

The Company recognized amortization expenses on intangible assets of $1 and $1 for the six months ended September 30, 2025 and 2024, respectively.

5. Leases

The Company has an operating lease for its office space. As of September 30, 2025 and March 31, 2025, the following amounts were recorded in the Consolidated Balance Sheets relating to the Company’s operating lease.

	September 30,	March 31,
	2025	2025
Right-of-Use Assets
Operating lease assets	$20	$30
Lease Liabilities
Operating lease liabilities - Current	$20	$20
Operating lease liabilities - Non-current	$—	$10

The following table summarizes the contractual maturities of operating lease liabilities as of September 30, 2025:

Fiscal year ending March 31,
2026 (remaining)	$10
2027	10
Total lease payments	20
Less amounts representing interest	-
Present value of lease payments	20
Less: current portion	(20)
Non-current lease liabilities	$ —

F-13

The following table illustrates information for the Company’s operating lease as of and for the six months ended September 30, 2025 and the fiscal years ended March 31, 2025:

	September 30,	March 31,
	2025	2025
Total operating lease cost	$10	$20
Cash paid for amounts included in the measurement of the operating lease liability	$10	$20
Weighted average remaining lease term (years)	1.0	1.5
Weighted average discount rate	1.72%	1.72%

The Company did not have significant sublease income or variable lease cost for the six months ended September 30, 2025 and the fiscal years ended March 31, 2025.

6. Commitments and Contingencies

Guarantees and Commitments

There were no commitments under certain purchase or guarantee arrangements as of September 30, 2025 and March 31, 2025.

Legal Matters

From time to time, in the normal course of business, the Company may be subject to various legal matters such as threatened or pending claims or proceedings. There were no such material matters as of and for the six months ended September 30, 2025 and the fiscal years ended March 31, 2025.

Indemnification

In the ordinary course of business, the Company often includes standard indemnification provisions in its arrangements with third parties. To date, the Company has not paid any material claims or been required to defend any material actions related to its indemnification obligations. However, the Company may record charges in the future as a result of these indemnification obligations.

F-14

7. Borrowings

The following tables summarize the Company’s borrowings as of September 30, 2025 and March 31, 2025.

	September 30, 2025
	Interest rate				Maturity	Outstanding Balance
Lender 1	2.00%	Fixed rate	Fixed rate	Fixed rate	November 29, 2030	$155
Lender 1	2.00%	Fixed rate	Fixed rate	Fixed rate	November 29, 2030	155
Lender 2	1.26%	Fixed rate	Fixed rate	Fixed rate	February 29, 2029	164
Lender 3	1.90%	Fixed rate	Fixed rate	Fixed rate	November 25, 2030	77
Lender 3	1.90%	Fixed rate	Fixed rate	Fixed rate	November 25, 2030	233
Total outstanding principal balance						784
Less: Current portion						(188)
Long-term portion						$596

	March 31, 2025
	Interest rate				Maturity	Outstanding Balance
Lender 1	2.00%	Fixed rate	Fixed rate	Fixed rate	November 29, 2030	$168
Lender 1	2.00%	Fixed rate	Fixed rate	Fixed rate	November 29, 2030	168
Lender 2	1.26%	Fixed rate	Fixed rate	Fixed rate	February 29, 2029	195
Lender 3	1.90%	Fixed rate	Fixed rate	Fixed rate	November 25, 2030	84
Lender 3	1.90%	Fixed rate	Fixed rate	Fixed rate	November 25, 2030	252
Total outstanding principal balance						867
Less: Current portion						(186)
Long-term portion						$681

The following table summarizes the contractual obligations relating to the Company’s borrowings as of September 30, 2025.

Fiscal year ending March 31,
2026 (remaining)	$98
2027	194
2028	187
2029	123
2030	122
Thereafter	79
Total	$803

F-15

8. Convertible Bonds

On March 14, 2022, Advasa Japan, the Company’s subsidiary, issued JPY1,000,000, approximately $8,475, aggregate principal amount of convertible bonds denominated in Japanese yen at par with a third-party investor for working capital purpose. The convertible bonds are unsecured, bear interest of 1.0% per annum and mature on March 31, 2027. The bonds are convertible for Series B preferred shares of Advasa Japan between April 1, 2022 to March 31, 2027 at a conversion price of JPY9,804, approximately $83, per common share. If fully converted, convertible bonds would result in the issuance of approximately 102 new shares of Advasa Japan.

On November 16, 2022, Advasa Japan issued JPY1,000,000, approximately $7,164, aggregate principal amount of convertible bonds denominated in Japanese yen at par with a third-party investor for working capital purpose. The convertible bonds are unsecured, bear interest of 1.0% per annum and mature on March 31, 2027. The bonds are convertible for Series B preferred shares of Advasa Japan between December 1, 2022 to November 30, 2027 at a conversion price of JPY38,828, approximately $278, per common share. If fully converted, convertible bonds would result in the issuance of approximately 25 new shares of Advasa Japan.

The conversion feature represents an equity instrument in Advasa Japan, and any potential dilution affects only the subsidiary’s capital structure, not that of the Company.

9. Net Income (Loss) per Share

The following table sets forth the computation of basic and diluted net income (loss) per share:

	Six Months Ended September 30,
	2025	2024
Basic and Diluted Net Incone/(Loss) Per Common Share:
Net income/(loss) attributable	$4,701	$(325)
Weighted average common shares outstanding – basic and diluted	455,387,003	410,469,430
Net income (loss) per common share – basic and diluted	$0.010	$(0.001)

On March 14, 2022 and November 14, 2022, Advasa Japan, the Company’s subsidiary, issued convertible bonds. Because the bonds are convertible into the subsidiary’s equity, and not into the parent’s common stock, and the subsidiary’s preferred shares do not participate in the earnings of the parent, these instruments are not considered potentially dilutive in the computation of diluted earning per share at the consolidated level under ASC 260. Accordingly, no adjustments to net income attributable to common stockholders or weighted-average shares outstanding were made for earnings per share purposes.

10. Income Taxes

The Company’s effective tax rate for the six months ended September 30, 2025 was 30.62%, which remained unchanged from the effective tax rate for the fiscal year ended March 31, 2025. This rate represents the Company’s best estimate of the annual effective tax rate for the full fiscal year.

The Company’s operations are located in Japan, where the combined national and local statutory corporate tax rate is approximately 30.62%. For the interim periods presented, there were no significant permanent differences or discrete items that materially impacted the effective tax rate.

11. Stockholders’ Equity

Preferred Stock

As of September 30, 2025, the Company has authorized 500,000,000 shares of preferred stock with rights and preferences, including voting rights, to be designated from time to time by the board of directors. There were no shares of preferred stock issued or outstanding as of September 30, 2025.

Common Stock

As of September 30, 2025, the Company has authorized 5,000,000,000 shares of common stock. Each holder of common stock shall be entitled to one vote for each share held as of the record date and shall be entitled to receive dividends, when, as and if declared by the stockholders’ meeting or the Board of Directors. The total common stock issued and outstanding as of September 30, 2025 was 485,469,380 shares.

F-16

12. Revenue

Disaggregation of Revenue

The tables below reflect revenue by major source and timing of transfer of goods and services for the six months ended September 30, 2025 and 2024. The Company had no revenue derived from geographical regions outside of Japan during the six months ended September 30, 2025 and 2024.

	Six Months Ended September 30,
	2025	2024
Earned Wage Access services	$6	$7
Subscription services	1,145	-
Software maintenance	10,580	75
Total	$11,731	$82

	Six Months Ended September 30,
	2025	2024
Timing of transfer of goods and services
Point in time	$6	$7
Over time	11,725	75
Total	$11,731	$82

13. Cost of Revenue

Disaggregation of Cost of revenue

The table below reflects cost of revenue by major source for the six months ended September 30, 2025 and 2024.

	Six Months Ended September 30,
	2025	2024
Earned Wage Access services	$5	$2
Subscription services	—	4
Software maintenance	4,046	81
Total	$4,051	$87

14. Related Party

The related parties that had material balances and transactions as of September 30, 2025 and March 31, 2025 and for the six months ended September 30, 2025 and 2024 consist of the following:

Name of Related Party	Nature of Relationship at September 30, 2025
LBH Inc.	A company controlled by Asamitsu Kosugi, the principal shareholder of the Company

The Company had the following related party transactions as of and for the six months ended September 30, 2025 and the fiscal years ended March 31, 2025:

		September 30,	March 31,
	Nature of transaction	2025	2025
Advance payments:
LBH Inc	For working capital	$14,023	$13,843

15. Subsequent Events

The Company has evaluated subsequent events after the balance sheet date through January 28, 2026, the date the financial statements were available for issuance. Management has determined that no significant events or transactions have occurred subsequent to the balance sheet date other than the event disclosed below that require both recognition and disclosure in the financial statements.

On November 20, 2025, the Company’s Board of Directors approved a sub-division of the Company’s issued and outstanding common stock at a ratio of 1:10, which became effective on December 4, 2025. The Company believes it is appropriate to reflect the above transactions on a retroactive basis in accordance with ASC 260. All references made to share or per share amounts herein have been retroactively adjusted to reflect the 1:10 sub-division.

F-17

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of

Advasa Holdings, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Advasa Holdings, Inc. (the “Company”) as of March 31, 2025, and 2024, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2025, and 2024, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgements. We determined that there are no critical audit matters.

/s/ Bush & Associates CPA LLC

We have served as the Company’s auditor since 2025

Henderson, Nevada

September 4, 2025, except for Note 15 (Subsequent Events), as to which the date is January 28, 2026

PCAOB ID Number 6797

F-18

Advasa Holdings, Inc.

Consolidated Balance Sheets

As of March 31, 2025 and 2024

(in thousands, except share and per share data)

	March 31,
	2025	2024
ASSETS
Current Assets:
Cash and cash equivalents	$5,178	$551
Prepaid expenses and other current assets	23,290	22,912
Total Current Assets	28,468	23,463
Non-current Assets:
Operating lease right-of-use assets, net	30	10
Intangible assets, net	9	11
Other assets	7	7
Total Assets	$28,514	$23,491

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$10,106	$7,738
Payable due to related party	707	701
Current portion of operating lease liabilities	20	10
Current portion of long-term debt	186	184
Other current liabilities	1,426	235
Total Current Liabilities	12,737	8,868
Non-current Liabilities:
Non-current operating lease liabilities	10	—
Non-current portion of long-term debt	681	859
Convertible bonds	13,340	13,223
Total Liabilities	26,768	22,950
Commitments and Contingencies (Footnote 6)
Equity:
Preferred stock, $0.00001 per value – 500,000,000 shares authorized as of March 31, 2025 and 2024; No shares issued or outstanding as of March 31, 2025 and 2024*	—	—
Common stock, $0.00001 par value – 5,000,000,000 shares authorized as of March 31, 2025 and 2024; 410,469,430 shares issued and outstanding as of March 31, 2025 and 2024*	—	—
Additional paid-in capital	15,771	15,771
Accumulated deficit	(13,282)	(14,421)
Accumulated other comprehensive loss	(994)	(1,019)
Total Stockholders’ Equity	1,495	331
Noncontrolling interests	251	210
Total Equity	1,746	541
Total Liabilities and Equity	$28,514	$23,491

The accompanying notes are an integral part of the consolidated financial statements.

* The number of shares authorized and issued and outstanding presented above is adjusted retrospectively to reflect the 1 for 10 stock split effected on December 4, 2025.

F-19

Advasa Holdings, Inc.

Consolidated Statements of Operations

For the Fiscal Years Ended March 31, 2025 and 2024

(in thousands, except share and per share data)

	Fiscal Year Ended March 31,
	2025	2024
Revenue	$10,044	$10,524
Cost of revenue	7,756	9,173
Gross profit	2,288	1,351
Operating expenses:
Selling, General and Administrative Expenses	763	1,234
Depreciation and amortization expenses	2	2
Total operating expenses	765	1,236
Profit from operations	1,523	115
Other income (expenses), net	1	1
Interest expenses	(148)	(149)
Profit (Loss) before income taxes	1,376	(33)
Income tax expense	197	—
Net Income (Loss)	1,179	(33)
Less: Net (income) loss attributable to noncontrolling interests	(40)	1
Net income (loss) attributable to stockholders	$1,139	$(32)
Net income (loss) per share attributable to common stockholders, basic and diluted	$0.0028	$(0.0001)
Weighted-average number of common stocks outstanding used to compute net income (loss) per share, basic and diluted*	410,469,430	410,469,430

The accompanying notes are an integral part of the consolidated financial statements.

* Giving retroactive effect to the 10-for-1 forward stock split effected on December 4, 2025.

F-20

Advasa Holdings, Inc.

Consolidated Statements of Comprehensive Income (Loss)

For the Fiscal Years Ended March 31, 2025 and 2024

(in thousands, except share data)

	Fiscal Year Ended March 31,
	2025	2024
Net income (loss)	$1,179	$(33)
Other comprehensive income (loss):
Currency translation adjustments	26	(79)
Total other comprehensive income (loss)	26	(79)
Comprehensive income (loss)	1,205	(112)
Less: Comprehensive (income) loss attributable to noncontrolling interest	(41)	4
Comprehensive income (loss) attributable to stockholders	$1,164	$(108)

The accompanying notes are an integral part of the consolidated financial statements.

F-21

Advasa Holdings, Inc.

Consolidated Statements of Stockholders’ Equity

For the Fiscal Years Ended March 31, 2025 and 2024

(in thousands, except share data)

	Equity Attributable to Advasa Holdings, Inc.
	Stock Class		Additional		Accumulated other comprehensive	Total	Non
	Common Stocks		Paid-In	Accumulated	income	Stockholders’	controlling	Total
	Shares*	Amount	Capital	deficit	(loss)	Equity	interest	Equity
Balance, March 31, 2023	410,469,430	$—	$15,771	$(14,389)	$(943)	$439	$214	$653
Other comprehensive loss, net of tax	—	—	—	—	(76)	(76)	(3)	(79)
Net loss	—	—	—	(32)	—	(32)	(1)	(33)
Balance, March 31, 2024	410,469,430	—	15,771	(14,421)	(1,019)	331	210	541
Other comprehensive income, net of tax	—	—	—	—	25	25	1	26
Net income	—	—	—	1,139	—	1,139	40	1,179
Balance, March 31, 2025	410,469,430	$—	$15,771	$(13,282)	$(994)	$1,495	$251	$1,746

The accompanying notes are an integral part of the consolidated financial statements.

The number of shares issued and outstanding presented above is adjusted retrospectively to reflect the 10-for-1 forward stock split effected on December 4, 2025.

F-22

Advasa Holdings, Inc.

Consolidated Statements of Cash Flows

For the Fiscal Years Ended March 31, 2025 and 2024

(in thousands)

	Fiscal Year Ended March 31,
	2025	2024
Cash flows from operating activities:
Net income (loss)	$1,179	$(33)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	2	2
Noncash lease expenses	20	21
Amortization of debt issuance costs	1	1
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(173)	(21,245)
Accounts payable and accrued expenses	2,259	7,797
Payable due to related party	287	(742)
Operating lease liabilities	(20)	(21)
Other current liabilities	1,168	233
Net cash provided by (used in) operating activities	4,723	(13,987)
Cash flows from investing activity:
Proceeds from sales of investment	-	459
Net cash provided by investing activity	-	459
Cash flows from financing activity
Repayments of debt	(182)	(191)
Net cash used in financing activity	(182)	(191)
Effect of exchange rate change on cash and cash equivalents	86	(1,389)
Net change in cash and cash equivalents	4,627	(15,108)
Cash and cash equivalents at beginning of period	551	15,659
Cash and cash equivalents at end of period	$5,178	$551

The accompanying notes are an integral part of the consolidated financial statements.

F-23

Advasa Holdings, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Fiscal Years Ended March 31, 2025 and 2024

(in thousands, except share and per share data)

1. Organization, Nature of Business

Advasa Holdings, Inc. (the “Company”) was incorporated on February 4, 2025 in Delaware to act as the holding company of Advasa, Co., Ltd. (“Advasa Japan”), which was incorporated in Tokyo, Japan on April 12, 2017 and specialized in Earned Wage Access (“EWA”) and employee benefits payment services. Advasa Japan operates the proprietary service “FUKUPE”, a welfare payment platform that allows employees to instantly access their earned wages before the standard payday.

At incorporation, the Company issued five shares of common stock with par value of $0.00001. On August 29, 2025, as part of its reorganization, the Company entered into a share exchange agreement with Advasa Japan and Advasa Japan’s shareholders to acquire 96.6% ownership interest in Advasa Japan. The Company acquired 5,000 shares of Advasa Japan’s ordinary shares from its shareholders in exchange for the Company’s 41,046,938 shares of common stock.

3.4% of Advasa Japan’s preferred shareholder did not participate in the share exchange and retained their equity interest of Advasa Japan. These interests are reflected as a noncontrolling interest at historical book value.

The reorganization involves entities under common control. Under the guidance in ASC 805-50, for transactions between entities under common control, the assets, liabilities, and results of operations are recognized at their carrying amounts on the date of the restructuring, which required retrospective combination of the Company and Advasa Japan. The Company’s consolidated financial statements have been prepared as if the existing corporate structure had been in existence throughout all periods presented rather than from the incorporation. This includes a retrospective presentation for all equity related disclosures, which were under common control throughout the relevant periods as a single economic enterprise although legal parent-subsidiary relationship were not established.

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”).

As an emerging growth company, the Jumpstart Our Business Startups Act allows the Company to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. The Company has elected to delay adoption of certain new or revised accounting standards. As a result, the Company’s consolidated financial statements may not be comparable to the financial statements of issuers who are required to comply with the effective date for new or revised accounting standards that are applicable to public companies.

Basis of Consolidation

The Company consolidates an entity in which it has a controlling financial interest: Advasa, Co., Ltd. Intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with the U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities as of the reporting date, and the reported amounts of revenue and expense during the reporting period. These estimates are based on management’s best knowledge of current events and actions that the Company may undertake in the future and include, but are not limited to, useful lives of intangible assets, impairment of long-lived assets, the carrying value of operating lease right-of-use assets, allowance for credit loss on accounts receivable, and valuation allowance against net deferred tax assets. Actual results could differ from those estimates.

F-24

Revenue Recognition

The Company applies ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”) for all periods presented in the consolidated financial statements. To determine the appropriate amount of revenue to be recognized in accordance with ASC 606, the Company follows a five-step model as follows:

1 – Identification of the contract with a customer

2 – Identification of the performance obligation in the contract

3 – Determination of the transaction price

4 – Allocation of the transaction price to the performance obligation in the contract

5 – Recognition of revenue when, or as, a performance obligation is satisfied

The transaction price is the amount of consideration to which the Company expects to be entitled in exchange for transferring promised goods or services to a customer. The transaction price is generally fixed. None of the Company’s contracts contain a significant financing component. Revenue is recognized net of any taxes collected from customers, which are subsequently remitted to government entities.

Earned Wage Access (“EWA”) services

The Company provides EWA services to its corporate customers where EWA enables employees of participating employers to access earned but unpaid wages prior to their scheduled pay date. The Company delivers its EWA solution hosted on the Company’s system. Customers do not obtain possession of the Company’s software or the right to run the software on their own infrastructure. Instead, customers access the platform solely through a user interface or through API connections that facilitate data transfer and automate payroll-related workflows. The API connectivity supports the delivery of the hosted service but does not grant the customer a license to the Company’s intellectual property. Revenue from EWA services is derived primarily from fixed, per-transaction fee (i.e., wage-based withdrawal fee) paid by employees who choose to access their wages early. These fees are collected at the time of disbursement and are recognized as revenue when service is provided, which coincides with the point in time when the employee receives the wage advance. (i.e., when payment to the employee is completed).

Subscription services

The Company generates revenue from subscription services from contracts that provide customers with time-based rights to access the Company’s software platform and related intellectual property over contractual terms. These arrangements typically include access to the software and when-and-if available updates and enhancements. Because the software license is not distinct from these ongoing updates and support, the Company account for them together as a single performance obligation.

The nature of this performance obligation is to provide continuous access to the Company’s software and related intellectual property over the contract term. Accordingly, the Company recognizes subscription services revenue over time in accordance with ASC 606, as the customer simultaneously receives and consumes the benefits of the Company’s performance as the Company provides access to the software and related updates. The Company uses a time-elapsed (straight-line) measure of progress over the contract term because the Company’s performance obligation is to stand ready to provide access evenly throughout the term and the customer benefits from access to the software and related updates on a substantially ratable basis.

The Company does not grant customers a right to take possession of its software or to host the software independently. As a result, the Company’s arrangements are accounted for as hosted service arrangements rather than software licenses. The Company’s performance obligation is satisfied over time as customers simultaneously receive and consume the benefits of access to the hosted platform.

Software maintenance services

The Company provides software maintenance services under contracts that require the Company to perform maintenance inspections to ensure the continued proper operation of the customer’s software system throughout the contract term. These services include periodic inspections, technical support, corrective actions, and access to software updates and enhancements made available during the service period.

The maintenance services represent a single stand-ready obligation to provide continuous support and ensure the software remains in operating condition. Because customers receive and consume the benefits of these services evenly throughout the contract period, revenue from software maintenance services is recognized on a straight-line basis over time.

Sometimes software maintenance revenue includes a one-time maintenance order related to a software update. Although the arrangement involved a specific update, it required the Company to provide related maintenance activities over a defined period. As a result, the revenue associated with such order is recognized over the applicable service period in a manner consistent with our stand-ready performance obligation under ASC 606.

From time to time, the Company engages subcontractors for performing services. The Company assesses and records revenue on a gross basis as a principal versus on a net basis as an agent in the presentation of revenues and expenses. The Company has concluded that gross reporting is appropriate because the Company (i) has the risk of identifying and hiring qualified vendors, (ii) has the discretion to select the vendors and establish their price and duties, and (iii) bears the risk for services that are not fully paid for by its customers.

Segment Information

The Company currently operates business as one operating segment. The Company’s chief operating decision maker (“CODM”) is its Chief Executive Officer (“CEO”), who reviews financial information for purposes of making operating decisions, assessing financial performance, and allocating resources. The Company’s CODM evaluates financial information as a whole for the purpose of assessing financial performance and making operating decisions.

Concentration of Customers and Vendors

The balance sheet items that potentially subject the Company to concentrations of credit risk are primarily cash and accounts receivable. The Company monitors and manages the overall exposure of its cash balances to individual financial institutions on an ongoing basis. The Company continuously evaluates the credit worthiness of its customers’ financial condition and generally does not require collateral. The Company incurred no losses from such accounts and management considers the risk of loss to be minimal.

F-25

For the fiscal years ended March 31, 2025 and 2024, there were two customers and there was one customer, respectively, who accounted for more than 10% of the Company’s total revenue in the respective periods. As of March 31, 2025, there was one customer who accounted for more than 10% of the Company’s total accounts receivable. As of March 31, 2024, there were no customer who accounted for more than 10% of the Company’s total accounts receivable.

For the fiscal years ended March 31, 2025 and 2024, there was one supplier and there were three suppliers, respectively, who accounted for more than 10% of the Company’s total purchase in the respective periods. As of March 31, 2025 and 2024, there was one supplier and there were three suppliers, respectively, who accounted for more than 10% of the Company’s total accounts payable in the respective period.

Cash and Cash Equivalents

The Company considers all highly liquid short-term investments purchased with an initial maturity date of three months or less to be cash equivalents.

Accounts Receivable, Net

Accounts receivable primarily consist of the amounts billed and currently due from customers, net of an allowance for credit losses, if recorded. When the Company has an unconditional right to payment, subject only to the passage of time, the right is treated as receivable. The Company’s accounts receivable balances are unsecured, bearing no interest. Fees billed in advance of the related contractual term represent contract liabilities and are presented as deferred revenue.

At each balance sheet date, the Company recognizes an expected allowance for credit losses. In addition, also at each reporting date, this estimate is updated to reflect any changes in credit risk since the receivable was initially recorded. This estimate is calculated on a pooled basis where similar risk characteristics exist.

The allowance estimate is derived from a review of the Company’s historical losses on the aging of receivables. This estimate is adjusted for management’s assessment of current conditions, reasonable and supportable forecasts regarding future events, and any other factors deemed relevant by the Company. The Company believes historical loss information is a reasonable starting point in which to calculate the expected allowance for credit losses as the Company’s customers’ composition have remained constant. The Company did not record the allowance for credit loss for the fiscal years ended March 31, 2025 and 2024.

The Company writes off receivables when there is information that indicates the debtor is facing significant financial difficulty and there is no possibility of recovery. If any recoveries are made from any accounts previously written off, they will be recognized in income or an offset to credit loss expense in the year of recovery. The Company did not have any write-offs of receivable during the fiscal years ended March 31, 2025 and 2024.

Deferred Offering Costs

The Company capitalizes certain legal, accounting and other third-party fees that are directly related to an equity financing that is likely to be successfully completed, until such financing is consummated. After consummation of an equity financing, these costs are recorded as a reduction of the proceeds received as a result of the financing. Should a planned equity financing be abandoned, terminated, or significantly delayed, the deferred offering costs are immediately written off to operating expenses in the Consolidated Statements of Operations in the period of determination.

Intangible Assets, Net

Intangible assets consist of trademark and internally developed software and are stated at cost, less accumulated amortization. Amortization costs are recorded using the straight-line method over the estimated useful life of ten years for trademark and five years for software.

Impairment or Disposal of Long-Lived Assets

Long-lived assets used in operations are reviewed for impairment whenever events or changes in circumstances indicate that carrying amounts may not be recoverable. For long-lived assets to be held and used, the Company recognizes an impairment loss only if the carrying amount is not recoverable when compared to the Company’s undiscounted cash flows, and the impairment loss is measured based on the difference between the carrying amount and fair value. Long-lived assets held for sales are reported at the lower of cost or fair value less costs to sell.

Leases

Leases are comprised of operating leases for office space. In accordance with FASB ASC Topic 842, Leases, the Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use assets (ROU), current portion of operating lease liabilities, and non-current operating lease liabilities in the Consolidated Balance Sheets. Operating lease ROU assets and operating lease liabilities are recognized based on the present value of future minimum lease payments over the lease term at commencement date.

F-26

For leases with terms greater than 12 months, the Company records a right-of-use asset and a lease liability representing the present value of future lease payments. The discount rate used to measure the lease asset and liability is determined at the beginning of the lease term using the rate implicit in the lease, or the Company’s collateralized incremental borrowing rate. The implicit rate within the Company’s leases is generally not determinable and, therefore, the incremental borrowing rate at lease commencement is utilized to determine the present value of lease payments. The Company estimates its incremental borrowing rate based on third-party lender quotes to obtain secured debt in a like currency for a similar asset over a timeframe similar to the term of the lease. For those contracts that include fixed rental payments for both the use of the asset (“lease costs”) as well as for other occupancy or service costs relating to the asset (“non-lease costs”), the Company generally includes both the lease costs and non-lease costs in the measurement of the lease asset and liability.

The Company accounts for each lease and any non-lease components associated with that lease as a single lease component for all asset classes. Lease expenses for the Company’s operating leases are recognized on a straight-line basis over the lease term except for variable lease costs, which are expensed as incurred.

Fair Value Measurements

The Company reports financial assets and liabilities and nonfinancial assets and liabilities that are recognized or disclosed at fair value in the consolidated financial statements on a recurring basis in accordance with ASC Topic 820 Fair Value Measurement (“ASC 820”). ASC 820 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities, which are required to be recorded at fair value, the Company considers the principal or most advantageous market in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as inherent risk, transfer restrictions and credit risk.

ASC 820 also establishes a fair value hierarchy, which prioritizes the inputs to valuation techniques used to measure fair value into three levels. The U.S. GAAP established a hierarchy framework to classify the fair value based on the observability of significant inputs to the measurement.

The levels of the fair value hierarchy are as follows:

Level 1: Quoted price in an active market for identical assets or liabilities.

Level 2: Quoted prices for similar assets and liabilities in active markets or inputs that are observable.

Level 3: Inputs that are unobservable (for example, cash flow modeling inputs based on assumptions)

The carrying amounts of the Company’s financial instruments, such as cash, accounts receivable, accounts payable and payable due to related party approximate fair values due to the short-term nature of these instruments.

Debt Issuance Costs

Direct costs incurred in connection with financing such as legal fees are classified as debt issuance costs. The Company capitalized these costs and reported the amounts as a direct deduction from the carrying amount of the financial statement line item for which those costs relate. The capitalized debt issuance costs are amortized over the life of the underlying debt obligation utilizing the straight-line methods.

Advertising and Marketing Costs

Advertising and marketing costs are expensed as incurred and are included in selling, general and administrative expenses in the Consolidated Statement of Operations. For the fiscal years ended March 31, 2025 and 2024, these costs were nil and $80, respectively.

Income Taxes

The Company accounts for income taxes under the asset and liability method in accordance with ASC Topic 740, Income Taxes, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the consolidated financial statements. Under this method, deferred tax assets and liabilities are determined on the differences between the financial statement and tax basis of assets, liabilities and net operating loss by using enacted tax rate in effect for the fiscal year in which the differences are expected to reverse. The effect of a change in tax rate on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

F-27

The Company recognizes deferred tax assets to the extent that these assets are believed to be more likely than not to be realized. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts that are more likely than not expected to be realized. In making such a determination, all available positive and negative evidence is considered, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations.

The Company files tax returns in the tax jurisdictions of Japan. Tax benefits for uncertain tax positions are based upon management’s evaluation of the information available at the reporting date. To be recognized in the financial statements, a tax benefit must be at least more likely than not of being fitosustained based on technical merits. The benefit for positions meeting the recognition threshold is measured as the largest benefit more likely than not of being realized upon settlement with a taxing authority that has full knowledge of all relevant information.

Net Income (Loss) per Share

Basic net income (loss) per common stock is calculated by dividing the net income (loss) by the weighted-average number of common stocks outstanding during the period, without consideration for potentially dilutive securities. Diluted net income (loss) per common stock is computed by dividing the net income (loss) by the weighted-average number of common stocks and potentially dilutive securities outstanding for the period determined using the treasury stock method.

Recently Issued Accounting Pronouncements

The following Accounting Standards Updates (“ASUs”) were issued by the Financial Accounting Standards Board (“FASB”) which relate to or could relate to the Company as concerns the Company’s normal ongoing operations or the industry in which the Company operates.

In November 2024, the FASB issued ASU No. 2024-03 Income Statement – Reporting Comprehensive Income – Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses. This ASU requires public business entities to disclose, for interim and annual reporting periods, additional information about certain income statement expense categories. The requirements are effective for fiscal years beginning after December 15, 2026, and for interim periods beginning after December 15, 2027. Entities are permitted to apply either the prospective or retrospective transition methods. The Company is currently evaluating the impact that the adoption of this ASU will have on its consolidated financial statements.

In December 2023, FASB issued ASU 2023-09 Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The standard requires entities to disclose specific categories in the rate reconciliation and to provide additional information for reconciling items that meet a quantitative threshold. It also requires entities to disclose certain information about income taxes paid and other disclosures related to income and income tax expense from continuing operations. The standard is effective for fiscal years beginning after December 15, 2024 for public business entities and for fiscal years beginning after December 15, 2025 for all other entities. The Company is currently evaluating the impact that the adoption of this standard will have on its consolidated financial statements.

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures to update reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses and information used to assess segment performance. This update is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. The adoption of this guidance did not have any impact on the Company’s segment reporting.

3. Prepaid expenses and other current assets

As of March 31, 2025 and 2024, repaid expenses and other current assets consisted of the following:

	March 31,
	2025	2024
Advance payments	$23,015	$22,814
Deposits	1	34
Deferred offering costs	210	—
Prepaid expenses	64	64
Total prepaid expenses and other current assets	$23,290	$22,912

During the fiscal years ended March 31, 2025 and 2024, the Company provided non-interest bearing, on-demand advances to a related party to support operating activities. These advances are repayable to the Company at the Company’s request.

F-28

4. Intangible assets, Net

As of March 31, 2025 and 2024, intangible assets, net consisted of the following:

	March 31,
	2025	2024
Trademark	$19	$19
Software	136	136
Total intangible assets	155	155
Less: Accumulated amortization	(146)	(144)
Total intangible assets, net	$9	$11

The Company recognized amortization expenses on intangible assets of $2 and $2 during the fiscal years ended March 31, 2025 and 2024, respectively.

5. Leases

The Company has an operating lease for its office space. As of March 31, 2025 and 2024, the following amounts were recorded in the Consolidated Balance Sheets relating to the Company’s operating lease.

	March 31,
	2025	2024
Right-of-Use Assets
Operating lease assets	$30	$10
Lease Liabilities
Operating lease liabilities - Current	$20	$10
Operating lease liabilities - Non-current	$10	$—

The following table summarizes the contractual maturities of operating lease liabilities as of March 31, 2025:

2026	$20
2027	10
Total lease payments	30
Less amounts representing interest	-
Present value of lease payments	30
Less: current portion	(20)
Non-current lease liabilities	$10

The following table illustrates information for the Company’s operating lease as of and for the fiscal years ended March 31, 2025 and 2024:

	March 31,
	2025	2024
Total operating lease cost	$20	$21
Cash paid for amounts included in the measurement of the operating lease liability	$20	$21
Weighted average remaining lease term (years)	1.5	0.5
Weighted average discount rate	1.72%	1.72%

The Company did not have significant sublease income or variable lease cost for the fiscal years ended March 31, 2025 and 2024.

F-29

6. Commitments and Contingencies

Guarantees and Commitments

There were no commitments under certain purchase or guarantee arrangements as of March 31, 2025 and 2024.

Legal Matters

From time to time, in the normal course of business, the Company may be subject to various legal matters such as threatened or pending claims or proceedings. There were no such material matters as of and for the fiscal years ended March 31, 2025 and 2024.

Indemnification

In the ordinary course of business, the Company often includes standard indemnification provisions in its arrangements with third parties. To date, the Company has not paid any material claims or been required to defend any material actions related to its indemnification obligations. However, the Company may record charges in the future as a result of these indemnification obligations.

7. Borrowings

The following tables summarize the Company’s borrowings as of March 31, 2025 and 2024.

	March 31, 2025
	Interest rate				Maturity	Outstanding Balance
Lender 1	2.00%	Fixed rate	Fixed rate	Fixed rate	November 29, 2030	$168
Lender 1	2.00%	Fixed rate	Fixed rate	Fixed rate	November 29, 2030	168
Lender 2	1.26%	Fixed rate	Fixed rate	Fixed rate	February 29, 2029	195
Lender 3	1.90%	Fixed rate	Fixed rate	Fixed rate	November 25, 2030	84
Lender 3	1.90%	Fixed rate	Fixed rate	Fixed rate	November 25, 2030	252
Total outstanding principal balance						867
Less: Current portion						(186)
Long-term portion						$681

F-30

	March 31, 2024
	Interest rate				Maturity	Outstanding Balance
Lender 1	2.00%	Fixed rate	Fixed rate	Fixed rate	November 29, 2030	$196
Lender 1	2.00%	Fixed rate	Fixed rate	Fixed rate	November 29, 2030	196
Lender 2	0.36%	Fixed rate	Fixed rate	Fixed rate	February 29, 2029	260
Lender 3	1.90%	Fixed rate	Fixed rate	Fixed rate	November 25, 2030	98
Lender 3	1.90%	Fixed rate	Fixed rate	Fixed rate	November 25, 2030	293
Total outstanding principal balance						1,043
Less: Current portion						(184)
Long-term portion						$859

The following table summarizes the contractual obligations relating to the Company’s borrowings as of March 31, 2025 (in thousand).

Year ending March 31,
2026	$196
2027	192
2028	184
2029	121
2030	33
Thereafter	165
Total	$891

8. Convertible Bonds

On March 14, 2022, Advasa Japan, the Company’s subsidiary, issued JPY1,000,000, approximately $8,475, aggregate principal amount of convertible bonds denominated in Japanese yen at par with a third-party investor for working capital purpose. The convertible bonds are unsecured, bear interest of 1.0% per annum and mature on March 31, 2027. The bonds are convertible for Series B preferred shares of Advasa Japan between April 1, 2022 to March 31, 2027 at a conversion price of JPY9,804, approximately $83, per common share. If fully converted, convertible bonds would result in the issuance of approximately 102 new shares of Advasa Japan.

On November 16, 2022, Advasa Japan issued JPY1,000,000, approximately $7,164, aggregate principal amount of convertible bonds denominated in Japanese yen at par with a third-party investor for working capital purpose. The convertible bonds are unsecured, bear interest of 1.0% per annum and mature on March 31, 2027. The bonds are convertible for Series B preferred shares of Advasa Japan between December 1, 2022 to November 30, 2027 at a conversion price of JPY38,828, approximately $278, per common share. If fully converted, convertible bonds would result in the issuance of approximately 25 new shares of Advasa Japan.

The conversion feature represents an equity instrument in Advasa Japan, and any potential dilution affects only the subsidiary’s capital structure, not that of the Company.

F-31

9. Net Income (Loss) per Share

The following table sets forth the computation of basic and diluted net income (loss) per share:

	Fiscal Year Ended March 31,
	2025	2024
Basic and Diluted Net Income (Loss) Per Common Share:
Net income (loss) attributable	$1,139	$(32)
Weighted average common shares outstanding – basic and diluted	410,469,430	410,469,430
Net income (loss) per common share – basic and diluted	$0.0028	$(0.0001)

On March 14, 2022 and November 14, 2022, Advasa Japan, the Company’s subsidiary, issued convertible bonds. Because the bonds are convertible into the subsidiary’s equity, and not into the parent’s common stock, and the subsidiary’s preferred shares do not participate in the earnings of the parent, these instruments are not considered potentially dilutive in the computation of diluted earning per share at the consolidated level under ASC 260. Accordingly, no adjustments to net income attributable to common stockholders or weighted-average shares outstanding were made for earnings per share purposes.

10. Income Taxes

The component of loss before income taxes for the fiscal years ended March 31, 2025 and 2024 was as follow:

	Fiscal Year Ended March 31,
	2025	2024
Japan	$1,376	$(33)

The components of income tax expense for the fiscal years ended March 31, 2025 and 2024 were as follows:

	Fiscal Year Ended March 31,
	2025	2024
Current	$197	$—
Deferred	—	—
Total	$197	$—

A reconciliation of income tax expense to the amount of income tax expense at the statutory rate in Japan for the fiscal years ended March 31, 2025 and 2024 is as follows:

	Fiscal Year Ended March 31,
	2025	2024
Income tax benefit at the statutory rate	30.62%	30.62%
Increase (reduction) in taxes resulting from:
Non-deductible expenses	-0.01%	-2.57%
Change in valuation allowance	0.83%	-35.86%
Corporate inhabitant tax	-0.83%	7.48%
Permanent differences	-4.58%	0.00%
Utilization of net operating loss carryforwards	-13.38%	0.00%
Other	1.69%	0.34%
Income tax expense	14.34%	0.00%

F-32

The tax effects of temporary differences that gave rise to a significant portion of the deferred tax assets and liabilities at March 31, 2025 and 2024, were as follows:

	March 31,
	2025	2024
Deferred tax assets:
Lease liability	$9	$3
Net operating loss carryforwards	3,561	3,530
Accrued expenses and reserves	1	1
Other	11	—
Total deferred tax assets	3,582	3,534
Deferred tax liabilities:
Right-of-use assets	9	3
Other	—	1
Total deferred tax liabilities	9	4
Less: Valuation allowance	(3,573)	(3,530)
Net deferred tax assets (liabilities)	$—	$—

As of March 31, 2025, the Company had net operating loss carryforwards of $11,693 which expire from 2032 through 2034 and may be able to offset future income tax liabilities.

The Company has evaluated the positive and negative evidence bearing upon the realizability of its net deferred tax assets. Due to the Company’s history of net losses and the difficulty in predicting future results, the Company concluded it was not more likely than not that the deferred tax assets would be utilized. Accordingly, the Company has established a full valuation allowance against net deferred tax assets as of March 31, 2025 and 2024. Significant management judgment is required in determining the Company’s deferred tax assets and liabilities and valuation allowances for purposes of assessing its ability to realize any future benefit from its net deferred tax assets. The Company intends to maintain this valuation allowance until sufficient positive evidence exists to support the reversal of the valuation allowance. Income tax expense recorded in the future will be reduced to the extent that sufficient positive evidence materializes to support a reversal of, or decrease in, the Company’s valuation allowance.

The net changes in the total valuation allowance for net deferred tax assets for the fiscal years ended Marcj 31, 2025 and 2024 consist of the following:

	Fiscal Year Ended March 31,
	2025	2024
Valuation allowance at beginning of year	$3,530	$4,008
Additions (deductions)	43	(478)
Valuation allowance at end of year	$3,573	$3,530

For the fiscal years ended March 31, 2025 and 2024, the Company had no uncertain tax positions anticipated to significantly increase or decrease within 12 months.

Interest and penalties related to income tax matters are recognized as a component of selling, general and administrative expenses in the Consolidated Statements of Operations, if applicable. The Company did not have any interest or penalties associated with any uncertain tax benefits that have been accrued or recognized as of and for the fiscal years ended March 31, 2025 and 2024.

The Company files tax returns within Japan. As of the reporting date, the Company is not currently, or has it been, under income tax examination but maybe subject to examination in the future. The tax authorities could perform tax examination on years as early as the tax year ended March 31, 2024.

11. Stockholders’ Equity

Preferred Stock

As of March 31, 2025, the Company has authorized 500,000,000 shares of preferred stock with rights and preferences, including voting rights, to be designated from time to time by the board of directors. There were no shares of preferred stock issued or outstanding as of March 31, 2025.

F-33

Common Stock

As of March 31, 2025, the Company has authorized 5,000,000,000 shares of common stock. Each holder of common stock shall be entitled to one vote for each share held as of the record date and shall be entitled to receive dividends, when, as and if declared by the stockholders’ meeting or the Board of Directors. The total common stock issued and outstanding as of March 31, 2025 was 410,469,430 shares.

12. Revenue

Disaggregation of Revenue

The tables below reflect revenue by major source and timing of transfer of goods and services for the fiscal years ended March 31, 2025 and 2024. The Company had no revenue derived from geographical regions outside of Japan during the fiscal years ended March 31, 2025 and 2024.

	Fiscal Year Ended March 31,
	2025	2024
Earned Wage Access services	$13	$16
Subscription services	3,671	8,595
Software maintenance	6,360	1,913
Total	$10,044	$10,524

	Fiscal Year Ended March 31,
	2025	2024
Timing of transfer of goods and services
Point in time	$13	$16
Over time	10,031	10,508
Total	$10,044	$10,524

13. Cost of Revenue

Disaggregation of Cost of revenue

The table below reflects cost of revenue by major source for the fiscal years ended March 31, 2025 and 2024.

	Fiscal Year Ended March 31,
	2025	2024
Earned Wage Access services	$6	$6
Subscription services	4	1,854
Software maintenance	7,746	7,313
Total	$7,756	$9,173

14. Related Party

The related parties that had material balances and transactions as of and for the fiscal years ended March 31, 2025 and 2024 consist of the following:

Name of Related Party	Nature of Relationship at March 31, 2025
LBH Inc.	A company controlled by Asamitsu Kosugi, the principal shareholder of the Company

The Company had the following related party transactions as of and for the fiscal years ended March 31, 2025 and 2024:

		March 31,
	Nature of transactions	2025	2024
Advance payments:
LBH Inc.	For working capital	$13,843	$13,722

15. Subsequent Events

The Company has evaluated subsequent events after the balance sheet date through September 4, 2025, the date the financial statements were available for issuance. Management has determined that no significant events or transactions have occurred subsequent to the balance sheet date other than the event disclosed below that require both recognition and disclosure in the financial statements.

On June 13, 2025, the Company issued 7,500,000 shares of common stock to four founders at the price of $0.00001 per share, for an aggregate of $75.00.

On August 29, 2025, five shares of common stock originally issued at the incorporation were redeemed for $1.00 per share, for an aggregate of $5.00.

On November 20, 2025, the Company’s Board of Directors approved a forward stock split of the Company’s issued and outstanding common stock at a ratio of 1:10, which became effective on December 4, 2025. The Company believes it is appropriate to reflect the above transactions on a retroactive basis in accordance with ASC 260. All references made to share or per share amounts herein have been retroactively adjusted to reflect the 1:10 forward stock split.

F-34

Shares of Common Stock

Advasa Holdings, Inc.

PROSPECTUS

Spartan Capital Securities, LLC

             , 2026

Through and including, 2026 (the 25th day after the date of this offering), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

 RESALE PROSPECTUS ALTERNATE PAGES

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the United States Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated January 28, 2026

PRELIMINARY PROSPECTUS

3,000,000 Shares of Common Stock

Advasa Holdings, Inc.

This prospectus relates to the resale of 3,000,000 shares of common stock, par value $0.0001 per share, of the Company (“Resale Shares”), by the selling shareholders (“Selling Shareholders”) named in this prospectus (“Resale Prospectus”). The Company will not receive any of the proceeds from the sale of the Resale Shares. Prior to this offering, there has been no public market for our Common Stock.

The sale of the Resale Shares in the resale offering will occur only after the closing of the initial public offering under the prospectus to be used for the public offering of Common Stock (the “Public Offering Prospectus”). The sales price to the public of the Resale Shares will initially be fixed at the same initial public offering price of the Common Stock offered in the Public Offering Prospectus. Once, and if, our Common Stock is listed on Nasdaq and begins trading, the Resale Shares may be sold after the closing of the initial public offering at prevailing market prices, prices related to prevailing market prices or at privately negotiated prices. The Company will not receive any proceeds from the sale of any of the 3,000,000 Resale Shares. The offering of the Resale Shares will terminate at the earlier of such time as all of the Resale Shares have been sold pursuant to the registration statement and the date on which it is no longer necessary to maintain the registration of the Resale Shares as a result of such Common Stock being permitted to be offered and resold without restriction pursuant to the provisions of Rule 144 of the Securities Act, and the offering of the Resale Shares may extend for a longer period of time than the offering of shares of Common Stock in the public offering.

The Selling Shareholders and any broker-dealers or agents that are involved in selling the Resale Shares offered under the Resale Prospectus are deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales.

We intend to apply to list our Common Stock on The Nasdaq Capital Market (the “Nasdaq”) under the symbol “ADBT”.

Unless otherwise noted, the share and per share information in this prospectus have been adjusted to give effect to the ten-for-one (10-for-1) forward stock split (“Forward Stock Split”) of our outstanding common stock, which was effective on December 4, 2025.

Investing in our Common Stock involves a high degree of risk. Before buying any shares, you should carefully read the discussion of the material risks of investing in our Common Stock under the heading “Risk Factors” beginning on page 12.

We are an “emerging growth company” under the federal securities laws and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary—Implications of Being an Emerging Growth Company and a Smaller Reporting Company.”

On ______________, 2026, the registration statement containing this Resale Prospectus and the Public Offering Prospectus was declared effective by the Securities and Exchange Commission. On _____________, 2026, we closed on the initial public offering of ___________ shares of common stock (not including _______ shares of common stock issuable upon exercise of the underwriters’ over-allotment option) at the public offering price of $____ per share of common stock under the Public Offering Prospectus through the underwriters named on the cover page of the Public Offering Prospectus. We received approximately $____ million in net proceeds from the initial public offering (assuming no exercise of the underwriters’ over-allotment option) after payment of underwriting discounts and commissions and estimated expenses of the offering

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is               , 2026

THE OFFERING

Securities offered by the Selling Shareholder	3,000,000 shares of Common Stock.

Common Stock outstanding immediately prior to the commencement of this Resale Offering	[______] shares of Common Stock, assuming no exercise of the underwriter’s over-allotment option (or [______] shares of Common Stock, assuming full exercise of the underwriter’s over-allotment option).

Use of proceeds	The Company will not receive any of the proceeds from the sale of the Resale Shares.

Risk Factors	Investing in our Common Stock is highly speculative and involves a high degree of risk. As an investor you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 12 of the Public Offering Prospectus.

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USE OF PROCEEDS

The Company will not receive any of the proceeds from the sale of the Resale Shares. In addition, the underwriter will not receive any compensation from the sale of the Resale Shares. The Selling Shareholders will receive all of the net proceeds from the sales of their Resale Shares under this prospectus. The Company has agreed to bear the expenses relating to the registration of the Resale Shares for the Selling Shareholder.

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SELLING SHAREHOLDERS

The following table sets forth the name of the Selling Shareholders, the number of the Resale Shares that each of the Selling Shareholders beneficially owned prior to the offering under this prospectus and the maximum number of our Common Stock that may be offered for resale for the account of each of the Selling Shareholders pursuant to the Public Offering Prospectus and the Resale Prospectus. The table also provides information regarding the number and percentage of the Resale Shares beneficially owned by the Selling Shareholders after the offering of the shares as adjusted to reflect the assumed sale of all of the Common Stock offered under the Public Offering Prospectus and the Resale Prospectus.

The Selling Shareholders, Taiji Ito, Spirit Advisors LLC, Atsushi Saisho and Anthony, Linder & Cacomanolis, PLLC are not a broker-dealer or an affiliate of a broker-dealer. For the Common Stock to be offered by the Selling Shareholders, the Selling Shareholders do not have an agreement or understanding with the Company to distribute any of the Resale Shares being registered. The Selling Shareholders may offer for sale from time to time any or all of the Resale Shares. The table below assumes that the Selling Shareholders will sell all of the Resale Shares offered for sale by the Resale Prospectus.

Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of Common Stock beneficially owned by a person listed below and the percentage ownership of such person, Common Stock underlying options, warrants, or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of this prospectus are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person.

The Company may require the Selling Shareholders to suspend the sales of the Resale Shares offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

Name of the Selling Shareholder	Common Stock Beneficially Owned Prior to Offering(1)	Percentage Ownership Prior to Resale Offering(2)		Maximum Number of Resale Shares to be Sold(3)	Number of Common Stock Owned After Resale Offering	Percentage Ownership After Resale Offering(2)
Taiji Ito(4)	39,000,000		%	1,526,088	37,473,912		%
Spirit Advisors LLC(5)	15,000,000		%	586,956	14,413,044		%
Atsushi Saisho(6)	15,000,000		%	586,956	14,413,044		%
Anthony, Linder & Cacomanolis, PLLC(7)	1,000,000		%	300,000	700,000		%

(1)	For the purpose of this table only, the offering refers to the resale of Common Stock by the Selling Shareholders listed above, assuming the closing of our initial public offering.
(2)	Based on ___________ shares of Common Stock issued and outstanding immediately after the completion of the underwritten public offering, assuming the underwriter does not exercise the over-allotment option.
(3)	This number represents all of the shares of Common Stock that the Selling Shareholders may resell, as applicable, all of which the Company agreed to register.
(4)	On June 13, 2025, the Company issued 40,000,000 shares of Common Stock to Taiji Ito as founders shares at a price of $0.000001 per share, for an aggregate of $40.00. On November 18, 2025, Taiji Ito transferred 1,000,000 of his shares to Anthony, Linder & Cacomanolis, PLLC (“ALC”) as consideration for services rendered by ALC pursuant to a Consulting Agreement, dated November 18, 2025, between Mr. Ito and ALC. The principal address of Taiji Ito is c/o Advasa, Inc. 1-1-3 Otemachi Chiyoda-ku, Tokyo 100-0004, Japan.
(5)	On June 13, 2025, the Company issued 15,000,000 shares of Common Stock to Spirit Advisors LLC as founders shares at a price of $0.000001 per share, for an aggregate of $15.00. The principal address of Spirit Advisors LLC is c/o Advasa, Inc. 1-1-3 Otemachi Chiyoda-ku, Tokyo 100-0004, Japan. Robert Yu has voting and dispositive control over the Common Stock shares held by 477 Madison Avenue, 6th floor, New York, NY 10022.
(6)	On June 13, 2025, the Company issued 15,000,000 shares of Common Stock to Atsushi Saisho as founders shares at a price of $0.000001 per share, for an aggregate of $15.00. The principal address of Atsushi Saisho is c/o Advasa, Inc. 1-1-3 Otemachi Chiyoda-ku, Tokyo 100-0004, Japan.
(7)	On November 18, 2025, Taiji Ito transferred 1,000,000 of his shares to ALC as consideration for services rendered by ALC to Mr. Ito pursuant to a Consulting Agreement, dated November 18, 2025, between Mr. Ito and ALC. The principal address of ALC is 1700 Palm Beach Lakes Blvd., Suite 820, West Palm Beach, Florida, 33401.

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PLAN OF DISTRIBUTION

The Selling Shareholders and any of their pledgees, donees, assignees and successors-in-interest may, from time to time, after the effective date of the registration statement of which this Resale Prospectus forms a part, sell any or all of the Common Stock being offered under this Resale Prospectus on any stock exchange, market or trading facility on which our Common Stock are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Shareholders will not offer for sale the Resale Shares covered by the Resale Prospectus until such time as the Common Stock is listed on Nasdaq. Once, and if, our Common Stock is listed on Nasdaq and begin trading, the Selling Shareholders may sell the Resale Shares covered by the Resale Prospectus from time to time, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices, or in any manner permitted by the Securities Act, including any one or more of the following ways:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the Resale Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resales by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	to cover short sales made after the date that the registration statement of which this prospectus is a part is declared effective by the SEC;

●	broker-dealers may agree with the Selling Shareholders to sell a specified number of the Resale Shares at a stipulated price per share;

●	a combination of any of these methods of sale; and

●	any other method permitted pursuant to applicable law.

The Common Stock may also be sold under Rule 144 under the Securities Act of 1933, as amended, if available for the Selling Shareholders, rather than under this prospectus. Each of the Selling Shareholders has the sole and absolute discretion not to accept any purchase offer or make any sale of Common Stock if they deem the purchase price to be unsatisfactory at any particular time.

The Selling Shareholders may pledge the Resale Shares to their brokers under the margin provisions of customer agreements. If the Selling Shareholders default on a margin loan, the broker may, from time to time, offer and sell the pledged Resale Shares.

Broker-dealers engaged by the Selling Shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of the Resale Shares, from the purchaser) in amounts to be negotiated, which commissions as to a particular broker or dealer may be in excess of customary commissions to the extent permitted by applicable law.

If sales of the Resale Shares offered under the Resale Prospectus are made to broker-dealers as principals, the Company would be required to file a post-effective amendment to the registration statement of which the Resale Prospectus forms a part. In the post-effective amendment, the Company would be required to disclose the names of any participating broker- dealers and the compensation arrangements relating to such sales.

The Selling Shareholders and any broker-dealers or agents that are involved in selling the Resale Shares offered under the Resale Prospectus are deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. Commissions received by these broker-dealers or agents and any profit on the resale of the Resale Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Any broker-dealers or agents that are deemed to be underwriters may not sell the Resale Shares offered under the Resale Prospectus unless and until the Company sets forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to the Resale Prospectus or, if required, in a replacement prospectus included in a post-effective amendment to the registration statement of which the Resale Prospectus forms a part.

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The Selling Shareholders and any other persons participating in the sale or distribution of the Resale Shares offered under the Resale Prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the Resale Shares by, the Selling Shareholders or any other person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the securities.

The Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the Resale Shares in the course of hedging transactions, broker-dealers or other financial institutions may engage in short sales of the Resale Shares in the course of hedging the positions they assume with the Selling Shareholders. The Selling Shareholders may also sell the Resale Shares short and redeliver the securities to close out such short positions. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of the Resale Shares offered by the Resale Prospectus, which shares such broker-dealer or other financial institution may resell pursuant to such prospectus, as supplemented or amended to reflect such transaction to the extent required. The Selling Shareholders may also pledge the Resale Shares offered hereby to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged Resale Shares pursuant to the Resale Prospectus, as supplemented or amended to reflect such transaction to the extent required.

The Selling Shareholders may enter into derivative transactions with third parties or sell the Resale Shares to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell the Resale Shares covered by the Resale Prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use the Resale Shares pledged by the Selling Shareholders or borrowed from the Selling Shareholders or others to settle those sales or to close out any related open borrowings of stock and may use such Resale Shares received from the Selling Shareholders in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in the Resale Prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

The Company may authorize underwriters, dealers and agents to solicit from third parties offers to purchase the Resale Shares under contracts providing for payment and delivery on future dates. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers’ obligations, and will include any required information about commissions the Company may pay for soliciting these contracts.

In connection with the offering of the Resale Shares, underwriters may purchase and sell the Common Stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by underwriters of a greater number of shares than they are required to purchase in connection with the offering of the Resale Shares. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional Common Stock from the Selling Shareholders in the offering of the Resale Shares. Such underwriters may close out any covered short position by either exercising their option to purchase additional Common Stock or purchasing the Common Stock in the open market. In determining the source of the Common Stock to close out the covered short position, such underwriters will consider, among other things, the price of the Common Stock available for purchase in the open market as compared to the price at which they may purchase the Common Stock through an over-allotment option, if any. “Naked” short sales are any sales in excess of such option. Such underwriters must close out any naked short position by purchasing the Common Stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Common Stock in the open market after pricing that could adversely affect investors who purchase the Common Stock in the offering of the Resale Shares. Stabilizing transactions consist of various bids for or purchases of the Common Stock made by such underwriters in the open market prior to the completion of the offering of the Resale Shares.

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Such underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to other underwriters a portion of the underwriting discount received by it because the representatives have repurchased the Common Stock sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions may have the effect of preventing or retarding a decline in the market price of the Common Stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the Common Stock. As a result, the price of the Common Stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time.

The Resale Shares covered by the Resale Prospectus may also be sold in private transactions or under Rule 144 under the Securities Act rather than pursuant to such prospectus.

If any of the Resale Shares are transferred other than pursuant to a sale under the Resale Prospectus, then subsequent holders could not use the Resale Prospectus until a post-effective amendment or prospectus supplement is filed, naming such holders. The Company offers no assurance as to whether the Selling Shareholders will sell all or any portion of the Resale Shares.

The Company has agreed to pay all fees and expenses it incurs incident to the registration of the Resale Shares being offered under the Resale Prospectus. However, the Selling Shareholders and purchasers are responsible for paying any discounts, and similar selling expenses they incur.

The Company and the Selling Shareholders have agreed to indemnify one another against certain losses, damages and liabilities arising in connection with the Resale Prospectus, including liabilities under the Securities Act.

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LEGAL MATTERS

The validity of the shares of common stock covered by this prospectus will be passed upon by Anthony, Linder & Cacamonolis, PLLC.

As of the date of this prospectus, Anthony, Linder & Cacamonolis, PLLC owns 1,000,000 shares of Common Stock. Anthony, Linder & Cacomanolis, PLLC received these shares of Common Stock as consideration for rendering legal services to Taiji Ito, who received these shares of Common Stock from the Company as founders shares at a price of $0.000001 per share, for an aggregate of $1.00.

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3,000,000 COMMON STOCK SHARES

TO BE SOLD BY THE SELLING SHAREHOLDERS

Advasa Holdings, Inc.

PROSPECTUS

                    , 2026

Until [●], 2026 (the 25th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table indicates the expenses to be incurred in connection with this offering described in this registration statement, other than underwriting discounts and commissions, all of which will be paid by us. All amounts are estimated except the SEC registration fee, the Financial Industry Regulatory Authority, Inc. (“FINRA”), filing fee and the Nasdaq Capital Market listing fee.

Description	Amount
U.S. Securities and Exchange Commission registration fee	$3,262.61
Financial Industry Regulatory Authority filing fee	1,793.75
Nasdaq Capital Market entry fee	75,000.00
Accounting fees and expenses	200,000.00
Legal fees and expenses	250,000.00
Other accountable expenses	250,000.00
Printing expenses	6,000.00
Non-accountable expenses	50,000.00
Miscellaneous	10,943.64
Total	$847,000.00

Item 14. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings whether civil, criminal, administrative, or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Our certificate of incorporation provides that our officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, except to the extent such exemption from liability or limitation thereof is not permitted by the General Corporation Law of the State of Delaware.

We intend to enter into separate indemnification agreements with our directors and officers. Each indemnification agreement will provide, among other things, for indemnification to the fullest extent permitted by law and our amended and restated certificate of incorporation and bylaws against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The indemnification agreements will provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our certificate of incorporation and bylaws.

Our certificate of incorporation also permits us to maintain insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We intend to purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

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We believe that these provisions and the insurance are necessary to attract and retain talented and experienced officers and directors.

Any repeal or amendment of provisions of our certificate of incorporation affecting indemnification rights, whether by our Board of Directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities.

Set forth below is information regarding unregistered securities issued by us since January 2025. Also included is the consideration received by us for such unregistered securities and information relating to the section of the Securities Act, or rule of the SEC, under which exemption from registration was claimed.

On February 5, 2025, we issued 50 shares of Common Stock to Taiji Ito, sole incorporator of Advasa Holdings, Inc., for $0.10 per share for a total subscription of $5.00.

On June 13, 2025, we issued the following founders shares to the following founders of Advasa Holdings, Inc.: (i) 40,000,000 shares of Common Stock to Taiji Ito at a price of $0.000001 per share, for an aggregate of $40.00; (ii) 15,000,000 shares of Common Stock to Spirit Advisors at a price of $0.000001 per share, for an aggregate of $15.00; (iii) 5,000,000 shares of Common Stock to Gaku Yoneta at a price of $0.000001 per share, for an aggregate of $5.00; and (iv) 15,000,000 shares of Common Stock to Atsushi Saisho at a price of $0.000001 per share, for an aggregate of $15.00.

On August 29, 2025, we issued 410,469,380 shares of our Common Stock to the existing holders of common shares of Advasa (Japan) in exchange for all outstanding common shares of the existing stockholders of Advasa (Japan), who held 96.6% of the issued and outstanding capital stock of Advasa (Japan).

On August 29, 2025, we redeemed the 50 shares of Common Stock issued to Taiji Ito, as sole incorporator of Advasa Holdings, Inc., for $0.10 per share for a total subscription of $5.00.

On November 20, 2025, the Company’s Board of Directors approved a forward stock split of the Company’s issued and outstanding common stock at a ratio of 10-for-1, which became effective on December 4, 2025. As of December 4, 2025 and immediately prior to the Stock Split, there were 48,546,938 shares of common stock issued and outstanding. As a result of the Stock Split, the Company has 485,469,380 shares of common stock issued and outstanding.

The offer and sale of all securities listed in this Item 15 was made to a limited number of accredited investors in reliance upon exemptions from the registration requirements pursuant to Section 4(a)(2) under the Securities Act and Regulation D promulgated under the Securities Act. Individuals who purchased securities as described above represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the share certificates issued in such transactions.

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Item 16. Exhibits and Financial Statement Schedules.

	(a)	Exhibits.

Exhibit Number		Description of Exhibit
1.1**		Form of Underwriting Agreement
3.1*		Certificate of Incorporation of Advasa Holdings, Inc. filed with Secretary of State of Delaware
3.2*		Certificate of Amendment to Certificate of Incorporation of Advasa Holdings, Inc. for Forward Split and Authorized Shares
3.3*		Bylaws of Advasa Holdings, Inc.
5.1*		Opinion of Anthony, Linder & Cacomanolis, PLLC
10.1†*		Advasa Holdings, Inc. 2025 Stock Incentive Plan
10.2†*		Employment Agreement, dated as of August 11, 2025, between Grady Ryther and Advasa Holdings, Inc.
10.3†*		Employment Agreement, dated as of November 19, 2025, between Katharyn Field and Advasa Holdings, Inc.
10.4†*		Form of Independent Director Agreement
10.5†*		Form of Indemnification Agreement.
10.6*		Redemption Agreement dated as of August 29, 2025, between Taiji Ito and Advasa Holdings, Inc.
10.7*		English translation of Software License Agreement, dated as of April 1, 2024, between FTS Co., Ltd. and ADVASA Co., Ltd.
10.8*		English translation of Software Maintenance Agreement, dated as of April 1, 2024, between Qpo Co., Ltd. and ADVASA Co., Ltd.
10.9*		English translation of API Connection Agreement, dated as of July 21, 2021, between GMO Aozora Net Bank, Ltd. and ADVASA Co., Ltd.
10.10*		English translation of Basic API License Agreement, dated as of March 18, 2019, between Seven Bank, Ltd. and ADVASA Co., Ltd.
10.11*		English translation of Business Matching Agreement between AEON Bank, Ltd. and ADVASA Co., Ltd.
21.1*		List of Subsidiaries of Advasa Holdings, Inc.
23.1		Consent of Independent Registered Public Accounting Firm
23.2*		Consent of Anthony, Linder & Cacomanolis, PLLC (included in Exhibit 5.1)
24.1*		Power of Attorney (included on signature page)
99.1*		Consent of Independent Director Nominee Sultan Ali Rashed Lootah
99.2*		Consent of Independent Director Nominee William Witherspoon
107*		Filing Fee Table

*	Previously filed.
**	To be filed by amendment.
†	Includes management contracts and compensation plans and arrangements

(b) Financial Statement Schedules. Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

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Item 17. Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act “may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(a)	Rule 415 Offering. The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(i)	The undersigned Registrant hereby undertakes that it will:

a.	for determining any liability under the Securities Act of 1933, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act of 1933 as part of this registration statement as of the time the SEC declared it effective.

b.	for determining any liability under the Securities Act of 1933, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Tokyo, Japan, on this January 28, 2026.

ADVASA HOLDINGS, INC.

By:	/s/ Grady Ryther
Grady Ryther
Chief Executive Officer and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-1 has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Grady Ryther	Chief Executive Officer and a Director	January 28, 2026
Grady Ryther	(principal executive officer)

*	Chief Financial Officer	January 28, 2026
Katharyn Field	(principal financial and accounting officer)

By:	/s/ Grady Ryther
Grady Ryther
Attorney-in-fact*

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